As filed with the Securities and Exchange Commission on April 2, 2014

Registration No.333-194338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XTL Biopharmaceuticals Ltd.

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of registrant’s name into English)

Israel (State of other jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification Number)

Herzliya Business Park 85 Medinat Hayehudim St., Building G PO Box 4033 Herzliya Pituach 46140 Israel +972-9-955-7080 (Address and Telephone Number of Registrant’s Principal Executive Offices)	c/o Corporation Trust Company Corporation Trust Center 1209 N. Orange Street Wilmington, DE 19801 800-677-3394 (Name, Address, and Telephone Number of Agent for Service)

Copies to:

Mark McElreath

Alston & Bird LLP

90 Park Avenue

New York, NY 10016

Tel: 212-210-9595

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
American Depositary Receipts, each representing 20 Ordinary Shares, par value NIS 0.1 per share
Warrants to purchase American Depositary Receipts
Units (2)
TOTAL	US$40,000,000	US$5,152

NOTES TO CALCULATION OF REGISTRATION FEE TABLE

(1)	The Registrant has previously paid this amount in connection with its original filing on March 5, 2014.
(2)	Units will be issued under a unit agreement and will represent an interest of one or more American Depositary Receipts, warrants to purchase American Depositary Receipts or any combination of such securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 2, 2014

Preliminary Prospectus

American Depositary Receipts

Warrants

XTL Biopharmaceuticals Ltd.

This prospectus relates to the offer and sale, from time to time, of American Deposiary Receipts, or ADRs, of XTL Biopharmaceuticals Ltd., each representing 20 ordinary shares, or warrants to purchase our American Depositary Receipts, to be sold directly by us, from time to time in one or more offerings. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that apply to our securities. Each time we sell securities, the specific terms of the offering will be set forth in an amendment to the registration statement of which this prospectus is a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus.

These securities may be sold directly, on a continuous or delayed basis, by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any sale will also be included in a prospectus supplement.

Our ADRs are traded on the Nasdaq Capital Market, or Nasdaq, and our ordinary shares are listed on the Tel-Aviv Stock Exchange, or TASE, under the symbol “XTLB”. On April 1, 2014, the closing price of our ADRs on Nasdaq was $4.05 per share and the closing price of our ordinary shares on the TASE was NIS 61.3 per share.

Investing in our securities involves certain risks. You should carefully consider the “Risk Factors” section beginning on page 4 of this prospectus before buying our securities.

Neither the Securities and Exchange Commission, the Israel Securities Authority, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus, including any prospectus supplement, free writing prospectus or document incorporated by reference. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The date of this prospectus is                      , 2014.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with information or make any representation other than the information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby, and this prospectus and any accompanying prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy under circumstances and in jurisdictions where it is unlawful to do so.

You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is accurate or complete as of any date, other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or SEC, with respect to our ADRs and warrants to purchase our ADRs, which may be offered and sold from time to time in one or more offerings by us.

We may add to or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. To the extent that any statement made in a prospectus supplement conflicts with a statement made in this prospectus, the statements made in the prospectus supplement will be deemed to modify or supersede those made in this prospectus.

The rules of the SEC allow a company to incorporate by reference certain information into this prospectus. See “Incorporation of Certain Information by Reference” for a description of the documents from which information is incorporated, and where you can get a copy of such documents.

Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described in the sections entitled “Risk Factors,” “Where You Can Find Additional Information About Us” and “Incorporation of Documents by Reference” in this prospectus.

In this prospectus, unless otherwise indicated or the context otherwise requires:

•	the terms “we,” “us”, “our,” “the company,” “our company,” or “XTL” refer to XTL Biopharmaceuticals, Ltd., an Israeli company and its consolidated subsidiaries;

•	“Our shares,” “ordinary shares” and similar expressions refer to our Ordinary Shares, nominal value 0.1 New Israeli Shekels, or NIS, per share;

•	“ADRs” refers to the American Depositary Receipts, each of which evidence 20 American Depositary Shares;

•	“ADSs” refers to our American Depositary Shares, which are Ordinary shares that have been deposited with the Bank of New York Mellon, or the “Depositary”; and

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States, unless otherwise indicated.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a shelf registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we or any selling security holder may sell any of our securities from time to time and in one or more offerings. Each time we or any selling security holder sell securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

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SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and matters discussed in this prospectus, the documents incorporated by reference, any related prospectus and any related free writing prospectus constitute “forward-looking statements” within the meaning of, and intended to qualify for safe harbor from liability established by the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Act of 1995. Forward-looking statements are statements that are not historical facts and may contain estimates, assumptions, projections, belief, expectations, future plans and strategies, anticipated events and/or trends. Statements related to our future financial condition, results of operations and expected market growth are examples of forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance, or results to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements. In some instances, you can identify these forward-looking statements by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plan,” “potential,” “will,” “should,” “would,” or similar expressions, including their negatives. These forward-looking statements include, without limitation, statements relating to our expectations and beliefs regarding:

•	fluctuations in the market price of our securities;

•	the possibility that our securities could be delisted from Nasdaq or the TASE;

•	potential dilution to the holders of our securities as a result of future issuances of our securities;

•	fluctuations in our results of operations;

•	the accuracy of our financial forecasts in our drug development activity as well as in our medical device activity and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives;

•	the timing and cost of the in-licensing, partnering and acquisition of new product opportunities;

•	the timing of expenses associated with product development and manufacturing of the proprietary drug candidates that we have acquired – hCDR1 for the treatment of Lupus, rHuEPO for the treatment of Multiple Myeloma, SAM-101 for the treatment of Schizophrenia, and those that may be in-licensed, partnered or acquired;

•	the costs involved in prosecuting and enforcing patent claims and other intellectual property rights; and

•	other risks and uncertainties described in this prospectus.

The risks included in this section are not exhaustive. You should carefully consider the section entitled “Risk Factors” in this prospectus and reports filed with or furnished to the SEC, which include additional factors that could impact our business and financial performance, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition and results of operations could be adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment.

Forward-looking statements contained in this prospectus and documents incorporated by reference into this prospectus are based on our current plans, estimates and projections. Therefore, you should not place undue reliance on any forward-looking statement as a prediction of future results. Forward-looking statements made in this prospectus and the documents incorporated by reference are made as of the date of the respective documents, and we undertake no obligation to update them in light of new information or future results. Except as required by law, we assume no responsibility for updating any forward-looking statements.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of XTL Biopharmaceuticals Ltd. and certain material terms of the securities that may be offered that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that we may offer;

•	the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements.

Our Company

We are a biopharmaceutical company engaged in the acquisition and development of pharmaceutical drugs for the treatment of unmet medical needs. Our current drugs under development are for the treatment of Systemic Lupus Erythematosus, or SLE, Multiple Myeloma and Schizophrenia.

Our lead program is hCDR1, a Phase II-ready asset for the treatment of SLE, the most prominent type of Lupus. Only one new treatment, Benlysta, has been approved in the last 50 years for the treatment of SLE. Lupus is a chronic autoimmune disease involving many systems in the human body, including joints, kidneys, the central nervous system, heart, the hematological system and others. The biologic basis of the disease is a defect in the immune (defense) system, leading to production of self (auto) antibodies, attacking the normal organs and causing irreversible damage.

hCDR1, is a peptide that is administered subcutaneously and acts as a disease-specific treatment to modify the SLE-related autoimmune process. It does so by specific upstream immunomodulation through the generation of regulatory T cells, reducing inflammation and resuming immune balance. More than 40 peer-reviewed papers have been published on hCDR1. Two placebo controlled Phase I trials and a placebo controlled Phase II trial, the PRELUDE trial, were conducted by Teva Pharmaceutical Industries Ltd., or Teva, which had previously in-licensed hCDR1 from Yeda Research and Development Company Ltd., or Yeda. The studies consisted of over 400 patients, demonstrating that hCDR1 is well tolerated by patients and has a favorable safety profile. The PRELUDE trial did not achieve its primary efficacy endpoint based on the SLEDAI scale, resulting in Teva returning the asset to Yeda. However, the PRELUDE trial showed encouraging results in its secondary clinical endpoint, the BILAG index, and, in fact, the 0.5 mg weekly dose showed a substantial effect. Multiple post-hoc analyses also showed impressive results for this dose using the BILAG index. Such dose will be the focus of the clinical development plan moving forward. Subsequent to Teva’s return of the program to Yeda, the US Food and Drug Administration, or FDA, directed that the primary endpoint in future trials for Lupus therapies, including those for hCDR1, should be based on either the BILAG index or the SLE Responder Index. Given the FDA's recommendation and the positive findings from the PRELUDE trial (which showed a substantial effect in the BILAG index), XTL intends to initiate a new Phase II clinical trial, which will include the 0.5 mg (and a 0.25 mg) weekly dose of hCDR1.

Our second compound is rHuEPO, which we intend to develop for the extension of survival of patients with advanced/end-stage Multiple Myeloma. Erythropoietin, or EPO, is a glycoprotein hormone produced mainly by the kidney. It is the major growth regulator of the erythroid lineage. EPO stimulates erythropoiesis, the production of red blood cells, by binding to its receptor on the surface of erythroid progenitor cells, promoting their proliferation and differentiation and maintaining their viability. Over the last decade, several reports have indicated that the action of EPO is not restricted to the erythroid compartment, but may have additional biological, and consequently potential therapeutic properties, broadly beyond erythropoiesis. rHuEPO is used in clinical practice for the treatment of various anemias including anemia of kidney disease and cancer-related anemia.

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Currently incurable, Multiple Myeloma is a severe plasma cell malignancy characterized by the accumulation and proliferation of clonal plasma cells in the marrow, leading to the gradual replacement of normal hematopoiesis. The course of the disease is progressive, and various complications occur, until death. This devastating disease affects the bone marrow, bones, kidneys, heart and other vital organs. It is characterized by pain, recurrent infections, anemia and pathological fractures. In the course of the disease, many patients become gradually disabled and bed-ridden.

The median overall survival duration today with chemotherapy and other novel treatments is about five years. These treatments have severe side effects, including the suppression of the immune system, susceptibility to infections, nausea, vomiting and bleeding disorders.

A clinical observation confirmed the high success rate of rHuEPO in treating the anemia in patients with Multiple Myeloma. Six patients with very poor prognostic features of Multiple Myeloma, whose expected survival was less than six months continued treatment with rHuEPO beyond the initial designed 12 week period, and they lived for 45–133 months cumulatively with the Multiple Myeloma diagnosis and 38–94 months with rHuEPO (with a good quality of life).

The Company was granted an Orphan-drug designation from the FDA in May 2011, for rHuEPO. In the US, Orphan-drug designation is granted by the FDA Office of Orphan Drug Products to novel drugs or biologics that treat a rare disease or condition affecting fewer than 200,000 patients in the US. The designation provides the drug developer with a seven-year period of US marketing exclusivity if the drug is the first of its type approved for the specified indication or if it demonstrates superior safety, efficacy, or a major contribution to patient care versus another drug of its type previously granted the designation for the same indication, as well as with tax credits for clinical research costs, the ability to apply for annual grant funding, clinical research trial design assistance and waiver of Prescription Drug User Fee Act filing fees.

Our third program, SAM-101, is based on the technology we in-licensed from MinoGuard Ltd. and involves the development of combination drugs for psychotic diseases, with a focus on Schizophrenia. MinoGuard completed a phase 2a study on SAM-101 in accordance with the Helsinki guidelines at the Shalvata Medical Center in Israel. SAM-101 is a unique proprietary combination of antipsychotic drugs and a known medicinal compound (minocycline). Schizophrenia is a chronic disorder that requires lifelong medication. While most of the available drugs are effective in remitting Schizophrenia’s “positive symptoms” (hallucinations, delusions, agitation), even the best available drug is only partially effective in remitting several of the most disturbing features of the disease, referred to as “negative symptoms” (apathy, poverty of speech, emotional withdrawal, depression) and severe cognitive impairment. This deficiency results in schizophrenic patients’ poor quality of life. In addition, noncompliance results in aggravation of symptoms, which frequently causes lengthy hospitalization periods.

Following in-vivo studies demonstrating the efficacy of minocycline treatment in a Schizophrenia murine mode, MinoGuard demonstrated in a successful phase 2a clinical study that the combination of atypical antipsychotic drugs and minocycline maintains treatment efficacy and reduces side effects associated with current therapy as compared to antipsychotic treatment alone. At least two independent clinical research groups (Manchester, UK and Japan) have replicated these results, further supporting MinoGuard's hypothesis.

Our legal and commercial name is XTL Biopharmaceuticals Ltd. We are a biopharmaceutical company engaged in the acquisition and development of pharmaceutical products for the treatment of unmet medical needs.

We are incorporated in the State of Israel. Our principal offices are located at Herzliya Business Park, 85 Medinat Hayehudim Street, Building G, PO Box 4033, Herzliya 46140, Israel, and our telephone number is +972-9-955-7080. XTL Biopharmaceuticals, Inc., our wholly-owned US subsidiary and agent for service of process in the US, can be reached at XTL Biopharmaceuticals, Inc. c/o Corporation Trust Company, Corporation Trust Center, 1209 N. Orange Street, Wilmington, Delaware 19801, or by telephone at (800) 677-3394. Our primary internet address is www.xtlbio.com. None of the information on our website is part of this prospectus or the registration statement of which this prospectus is a part and no portion of such information is incorporated herein.

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RISK FACTORS

Before you invest in our securities you should understand the high degree of risk involved. You should carefully consider the risks described below and other information in this report, including our financial statements and related notes included elsewhere in this report, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our securities could decline and you could lose part or all of your investment.

Risks Related to Our Business

We have incurred substantial operating losses since our inception. We expect to continue to incur losses in the future in our drug development activity and may incur losses in our medical device activity and may never become profitable.

You should consider our prospects in light of the risks and difficulties frequently encountered by development stage companies. We have incurred operating losses since our inception and expect to continue to incur operating losses for the foreseeable future. As of December 31, 2013, we had an accumulated accounting deficit of approximately $146 million. We have not yet commercialized any of our drug candidates or technologies and cannot be sure we will ever be able to do so. Even if we commercialize one or more of our drug candidates or technologies, we may not become profitable. Our ability to achieve profitability depends on a number of factors, including our ability to complete our development efforts, consummate out-licensing agreements, obtain regulatory approval for our drug candidates and technologies and successfully commercialize them.

In addition, in July 2012 we acquired control over InterCure Ltd. (“InterCure”), a public company whose shares are traded on the Tel Aviv Stock Exchange (“TASE”) and which develops a home therapeutic device for non-medicinal and non-invasive treatment of various diseases such as hypertension, heart failure, sleeplessness and mental stress and markets and sells a home therapeutic device for hypertension. As of the date hereof, we hold approximately 54.72% of the issued and outstanding shares of InterCure. In the year ended December 31, 2013, InterCure's revenues amounted to approximately $2,369,000 and losses attributable to the investment in InterCure amounted to approximately $2,600,000 (including InterCure’s operating losses, as well as losses recorded by the Company for amortization of identifiable intangible assets in the amount of approximately $292,000 and impairment of said intangible assets in the amount of approximately $1,729,000). InterCure has had recurring losses and presently does not have sufficient cash and other resources to meet its future plans beyond July 2015.

If our competitors develop and market products that are less expensive, more effective or safer than our products, our revenues and results may be harmed and our commercial opportunities may be reduced or eliminated.

The pharmaceutical industry is highly competitive. Our commercial opportunities may be reduced or eliminated if our competitors develop and market products that are less expensive, more effective or safer than our products. Other companies have drug candidates in various stages of pre-clinical or clinical development to treat diseases for which we are also seeking to discover and develop drug candidates. Some of these potential competing drugs are already commercialized or are further advanced in development than our drug candidates and may be commercialized earlier. Even if we are successful in developing safe, effective drugs, our products may not compete successfully with products produced by our competitors, who may be able to market their drugs more effectively.

Our competitors include pharmaceutical companies and biotechnology companies, as well as universities and public and private research institutions. In addition, companies that are active in different but related fields present substantial competition for us. Many of our competitors have significantly greater capital resources, larger research and development staffs and facilities and greater experience in drug development, regulation, manufacturing and marketing than we do. These organizations also compete with us to recruit qualified personnel, attract partners for joint ventures or other collaborations, and license technologies that are competitive with ours. As a result, our competitors may be able to more easily develop products that could render our technologies or our drug candidates obsolete or noncompetitive.

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Development of new drugs, medical technologies and competitive medical devices may damage the demand for our products without any certainty that we will successfully and effectively contend with those competitors.

If we lose our key personnel or are unable to attract and retain additional personnel, our business could be harmed.

As of the date hereof, XTL had three full-time employees and three part-time service providers (one of whom is an officer). As of the same date InterCure had six full-time employees and service providers and two part-time service providers.

To successfully develop our drug candidates and technologies, we must be able to attract and retain highly skilled personnel, including consultants and employees. The retention of their services cannot be guaranteed.

Our failure to retain and/or recruit such professionals might impair our performance and materially affect our technological and product development capabilities and our product marketing ability.

Any acquisitions or in-licensing transactions we make may dilute your equity or require a significant amount of our available cash and may not be scientifically or commercially successful.

As part of our business strategy, we may effect acquisitions or in-licensing transactions to obtain additional businesses, products, technologies, capabilities and personnel. If we complete one or more such transactions in which the consideration includes our ordinary shares or other securities, your equity in us may be significantly diluted. If we complete one or more such transactions in which the consideration includes cash, we may be required to use a substantial portion of our available cash.

Acquisitions and in-licensing transactions also involve a number of operational risks, including:

•	difficulty and expense of assimilating the operations, technology or personnel of the business;

•	our inability to attract and retain management, key personnel and other employees necessary to conduct the business;

•	our inability to maintain relationships with key third parties, such as alliance partners, associated with the business;

•	exposure to legal claims for activities of the business prior to the acquisition;

•	the diversion of our management’s attention from our other drug development and medical device businesses; and

•	the potential impairment of substantial goodwill and write-off of in-process research and development costs, adversely affecting our reported results of operations.

In addition, the basis for completing the acquisition or in-licensing could prove to be unsuccessful as the drugs or processes involved could fail to be scientifically or commercially viable. We may also be required to pay third parties substantial transaction fees, in the form of cash or ordinary shares, in connection with such transactions.

If any of these risks occur, it could have an adverse effect on both the business we acquire or in-license and our existing operations.

We face product liability risks and may not be able to obtain adequate insurance.

The use of our drug candidates and technologies in clinical trials, and the sale of any approved products (drugs or medical devices), exposes us to liability claims. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to cease clinical trials of our drug candidates and technologies or limit commercialization of any approved products.

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We believe that we will be able to obtain sufficient product liability insurance coverage for our planned clinical trials. We intend to expand our insurance coverage to include the commercial sale of any approved products if marketing approval is obtained; however, insurance coverage is becoming increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost. We may not be able to obtain additional insurance coverage that will be adequate to cover product liability risks that may arise. Regardless of merit or eventual outcome, product liability claims may result in:

•	decreased demand for a product;

•	damage to our reputation;

•	inability to continue to develop a drug candidate or technology;

•	withdrawal of clinical trial volunteers; and

•	loss of revenues.

Consequently, a product liability claim or product recall may result in material losses.

Risks related to our drug development business

If we are unable to successfully complete our clinical trial programs for our drug candidates, or if such clinical trials take longer to complete than we project, our ability to execute our current business strategy will be adversely affected.

Whether or not and how quickly we complete clinical trials depends in part upon the rate at which we are able to engage clinical trial sites and, thereafter, the rate of enrollment of patients, and the rate at which we are able to collect, clean, lock and analyze the clinical trial database. Patient enrollment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the study, the existence of competitive clinical trials, and whether existing or new drugs are approved for the indication we are studying. We are aware that other companies are planning clinical trials that will seek to enroll patients with the same diseases and stages as we are studying. If we experience delays in identifying and contracting with sites and/or in patient enrollment in our clinical trial programs, we may incur additional costs and delays in our development programs, and may not be able to complete our clinical trials on a cost-effective or timely basis.

If third parties on which we will have to rely for clinical trials do not perform as contractually required or as we expect, we may not be able to obtain regulatory approval for or commercialize our products.

We will have to depend on independent clinical investigators, and other third-party service providers to conduct the clinical trials of our drug candidates and technologies. We also may, from time to time, engage a clinical research organization for the execution of our clinical trials. We will rely heavily on these parties for successful execution of our clinical trials, but we will not control many aspects of their activities. Nonetheless, we are responsible for confirming that each of our clinical trials is conducted in accordance with the general investigational plan and protocol. Our reliance on these third parties that we do not control does not relieve us of our responsibility to comply with the regulations and standards of the FDA and/or other foreign regulatory agencies/authorities relating to good clinical practices. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or the applicable trial’s plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of our products, or could result in enforcement action against us.

Our international clinical trials may be delayed or otherwise adversely impacted by social, political and economic factors affecting the particular foreign country.

We may conduct clinical trials in different geographical locations. Our ability to successfully initiate, enroll and complete a clinical trial in any of these countries, or in any future foreign country in which we may initiate a clinical trial, are subject to numerous risks unique to conducting business in foreign countries, including:

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•	difficulty in establishing or managing relationships with clinical research organizations and physicians;

•	different standards for the conduct of clinical trials and/or health care reimbursement;

•	our inability to locate qualified local consultants, physicians, and partners;

•	the potential burden of complying with a variety of foreign laws, medical standards and regulatory requirements, including the regulation of pharmaceutical products and treatment; and

•	general geopolitical risks, such as political and economic instability, and changes in diplomatic and trade relations.

Any disruption to our international clinical trial program could significantly delay our product development efforts.

If the clinical data related to our drug candidates and technologies do not confirm positive early clinical data or preclinical data, our corporate strategy and financial results will be adversely impacted.

Our drug candidates and technologies are ready to enter into clinical stages. Specifically, our lead product candidates, hCDR1 and Recombinant Human Erythropoietin (rHuEPO) are each planned for and/or ready for a Phase 2 clinical study. In order for our candidates to proceed to later stage clinical testing or marketing approval, they must show positive clinical and/or preclinical data.

Preliminary results of pre-clinical, clinical observations or clinical tests do not necessarily predict the final results, and promising results in pre-clinical, clinical observations or early clinical testing might not be obtained in later clinical trials. Drug candidates in the later stages of clinical development may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. Any negative results from future tests may prevent us from proceeding to later stage clinical testing or marketing approval, which would materially impact our corporate strategy, and our financial results may be adversely impacted.

We have limited experience in conducting and managing clinical trials necessary to obtain regulatory approvals. If our drug candidates and technologies do not receive the necessary regulatory approvals, we will be unable to commercialize our products.

We have not received, and may never receive, regulatory approval for commercial sale for hCDR1, rHuEPO or SAM-101. We currently do not have any drug candidates pending approval with the FDA or with regulatory authorities of other countries. We will need to conduct significant additional research and human testing before we can apply for product approval with the FDA or with regulatory authorities of other countries. In order to obtain FDA approval to market a new drug product, we or our potential partners must demonstrate proof of safety and efficacy in humans. To meet these requirements, we and/or our potential partners will have to conduct “adequate and well-controlled” clinical trials.

Clinical development is a long, expensive and uncertain process. Clinical trials are very difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Satisfaction of regulatory requirements typically depends on the nature, complexity and novelty of the product and requires the expenditure of substantial resources. The commencement and rate of completion of clinical trials may be delayed by many factors, including:

•	obtaining regulatory approvals to commence a clinical trial;

•	reaching agreement on acceptable terms with prospective CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

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•	slower than expected rates of patient recruitment due to narrow screening requirements and competing clinical studies;

•	the inability of patients to meet protocol requirements imposed by the FDA or other regulatory authorities;

•	the need or desire to modify our manufacturing process;

•	delays, suspension, or termination of the clinical trials due to the institutional review board responsible for overseeing the study at a particular study site; and

•	government or regulatory delays or “clinical holds” requiring suspension or termination of the trials.

Following the completion of a clinical trial, regulators may not interpret data obtained from pre-clinical and clinical tests of our drug candidates and technologies the same way that we do, which could delay, limit or prevent our receipt of regulatory approval. In addition, the designs of any clinical trials may not be reviewed or approved by the FDA prior to their commencement, and consequently the FDA could determine that the parameters of any studies are insufficient to demonstrate proof of safety and efficacy in humans. Failure to approve a completed study could also result from several other factors, including unforeseen safety issues, the determination of dosing, low rates of patient recruitment, the inability to monitor patients adequately during or after treatment, the inability or unwillingness of medical investigators to follow our clinical protocols, and the lack of effectiveness of the trials.

Additionally, the regulators could determine that the studies indicate the drugs may have serious side effects. In the US, this is called a black box warning, which is a type of warning that appears on the package insert for prescription drugs indicating that they may cause serious adverse effects. A black box warning means that medical studies indicate that the drug carries a significant risk of serious or even life-threatening adverse effects.

If the clinical trials fail to satisfy the criteria required, the FDA and/or other regulatory agencies/authorities may request additional information, including additional clinical data, before approval of marketing a product. Negative or inconclusive results or medical events during a clinical trial could also cause us to delay or terminate our development efforts. If we experience delays in the testing or approval process, or if we need to perform more or larger clinical trials than originally planned, our financial results and the commercial prospects for our drug candidates and technologies may be materially impaired.

Clinical trials have a high risk of failure. A number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in clinical trials, even after achieving promising results in earlier trials. It may take us many years to complete the testing of our drug candidates and technologies, and failure can occur at any stage of this process.

Even if regulatory approval is obtained, our products and their manufacture will be subject to continual review, and there can be no assurance that such approval will not be subsequently withdrawn or restricted. Changes in applicable legislation or regulatory policies, or discovery of problems with the products or their manufacture, may result in the imposition of regulatory restrictions, including withdrawal of the product from the market, or result in increased costs to us.

Because all of our proprietary drug candidates and technologies are licensed to us by third parties, termination of these license agreements could prevent us from developing our drug candidates.

We do not own any of our drug candidates and technologies. We have licensed the rights, patent or otherwise, to our drug candidates from third parties. We have licensed hCDR1, a phase 2 clinical stage asset for the treatment of SLE from Yeda. We licensed a use patent for the use of Recombinant Human Erythropoietin (rHuEPO) for the prolongation of Multiple Myeloma patients’ survival and improvement of their quality of life from Bio-Gal Ltd., or Bio-Gal, who in turn licensed it from Mor Research Applications Ltd., an Israeli corporation and licensing arm of Kupat Holim Clalit, one of the largest HMOs in Israel (“Mor”) and Yeda. We have licensed a patent on SAM-101 for the treatment of psychotic disorders from MinoGuard Ltd., or MinoGuard, who in turn licensed it from Mor.

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These license agreements require us to meet development or financing milestones and impose development and commercialization due diligence requirements on us. In addition, under these agreements, we must pay royalties on sales of products resulting from licensed drugs and technologies and pay the patent filing, prosecution and maintenance costs related to the licenses. While we have the right to defend patent rights related to our licensed drug candidates and technologies, we are not obligated to do so. In the event that we decide to defend our licensed patent rights, we will be obligated to cover all of the expenses associated with that effort. If we do not meet our obligations in a timely manner, or if we otherwise breach the terms of our agreements, our licensors could terminate the agreements, and we would lose the rights to our drug candidates and technologies. From time to time, in the ordinary course of business, we may have disagreements with our licensors or collaborators regarding the terms of our agreements or ownership of proprietary rights, which could lead to delays in the research, development, collaboration and commercialization of our drug candidates, or could require or result in litigation or arbitration, which could be time-consuming and expensive.

If we do not establish or maintain drug development and marketing arrangements with third parties, we may be unable to commercialize our drug candidates and technologies into products.

We are an emerging company and do not possess all of the capabilities to fully commercialize our drug candidates and technologies on our own. From time to time, we may need to contract with third parties to:

•	assist us in developing, testing and obtaining regulatory approval for some of our compounds and technologies;

•	manufacture our drug candidates; and

•	market and distribute our products.

We can provide no assurance that we will be able to successfully enter into agreements with such third-parties on terms that are acceptable to us. If we are unable to successfully contract with third parties for these services when needed, or if existing arrangements for these services are terminated, whether or not through our actions, or if such third parties do not fully perform under these arrangements, we may have to delay, scale back or end one or more of our drug development programs or seek to develop or commercialize our drug candidates and technologies independently, which could result in delays. Further, such failure could result in the termination of license rights to one or more of our drug candidates and technologies. Moreover, if these development or marketing agreements take the form of a partnership or strategic alliance, such arrangements may provide our collaborators with significant discretion in determining the efforts and resources that they will apply to the development and commercialization of our products. Accordingly, to the extent that we rely on third parties to research, develop or commercialize our products, we may be unable to control whether such products will be scientifically or commercially successful.

Even if we or our collaborative/strategic partners or potential collaborative/strategic partners receive approval to market our drug candidates, if our products fail to achieve market acceptance, we will never record meaningful revenues.

Even if our products are approved for sale, they may not be commercially successful in the marketplace. Market acceptance of our product candidates will depend on a number of factors, including:

•	perceptions by members of the health care community, including physicians, of the safety and efficacy of our products;

•	the rates of adoption of our products by medical practitioners and the target populations for our products;

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•	the potential advantages that our products offer over existing treatment methods or other products that may be developed;

•	the cost-effectiveness of our products relative to competing products including potential generic competition;

•	the availability of government or third-party pay or reimbursement for our products;

•	the side effects of our products which may lead to unfavorable publicity concerning our products or similar products; and

•	the effectiveness of our and/or partners' sales, marketing and distribution efforts.

Specifically, each of hCDR1, rHuEPO or SAM-101, if successfully developed and commercially launched for the treatment of SLE, Multiple Myeloma or Schizophrenia, respectively, will compete with both currently marketed and new products marketed by other companies. Health care providers may not accept or utilize any of our product candidates. Physicians and other prescribers may not be inclined to prescribe our products unless our products bring clear and demonstrable advantages over other products currently marketed for the same indications. Because we expect sales of our products to generate substantially all of our revenues in the long-term, the failure of our products to find market acceptance would harm our business and could require us to seek additional financing or other sources of revenue.

If the third parties upon whom we rely to manufacture our products do not successfully manufacture our products, our business will be harmed.

We do not currently have the ability to manufacture the compounds that we need to conduct our clinical trials and, therefore, rely upon, and intend to continue to rely upon, certain manufacturers to produce and supply our drug candidates for use in clinical trials and for future sales. In order to commercialize our products, such products will need to be manufactured in commercial quantities while adhering to all regulatory and other local requirements, all at an acceptable cost. We may not be able to enter into future third-party contract manufacturing agreements on acceptable terms, if at all.

If our contract manufacturers or other third parties fail to deliver our product candidates for clinical use on a timely basis, with sufficient quality, and at commercially reasonable prices, and we fail to find replacement manufacturers or sources, we may be required to delay or suspend clinical trials or otherwise discontinue development and production of our drug candidates.

Our contract manufacturers will be required to produce our clinical drug candidates under strict compliance with current Good Manufacturing Practices, or cGMP, in order to meet acceptable regulatory standards for our clinical trials. If such standards change, the ability of contract manufacturers to produce our drug candidates on the schedule we require for our clinical trials may be affected. In addition, contract manufacturers may not perform their obligations under their agreements with us or may discontinue their business before the time required by us to successfully produce and market our drug candidates. Any difficulties or delays in our contractors’ manufacturing and supply of drug candidates could increase our costs, cause us to lose revenue or make us postpone or cancel clinical trials.

In addition, our contract manufacturers will be subject to ongoing periodic, unannounced inspections by the FDA and corresponding foreign or local governmental agencies to ensure strict compliance with, among other things, cGMP, in addition to other governmental regulations and corresponding foreign standards. We will not have control over, other than by contract, third-party manufacturers’ compliance with these regulations and standards. No assurance can be given that our third-party manufacturers will comply with these regulations or other regulatory requirements now or in the future.

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In the event that we are unable to obtain or retain third-party manufacturers, we will not be able to commercialize our products as planned. If third-party manufacturers fail to deliver the required quantities of our products on a timely basis and at commercially reasonable prices, our ability to develop and deliver products on a timely and competitive basis may be adversely impacted and our business, financial condition or results of operations will be materially harmed.

Risks related to our Medical Device business:

InterCure's products are manufactured by a single manufacturer, which has limited production capacity. In the case of a sharp increase in demand for InterCure's products, it may take a few months to adjust the production capacity to demand.

As of the date hereof, InterCure meets all its production needs through subcontractors and particularly a major subcontractor in China which has been manufacturing the RESPeRATE Ultra versions since November 2008. In 2013, InterCure manufactured an average of less than 1,000 product units a month. The Chinese production line's monthly manufacturing capacity is about 10,000. In the event of increased demand, it may take a few months to increase the manufacturing capacity. The time needed to prepare for increased production mainly depends on the ability of the component suppliers to respond to increased order volumes and the availability of components with variable manufacturing technology.

There is no certainty as to whether we will be capable of developing additional medical device applications based on InterCure's intellectual property.

Based on its intellectual property and the technologies it developed, InterCure aims to develop additional products in the future in order to broaden its product offering. It is uncertain whether InterCure will be capable of fulfilling the technological, clinical and regulatory or other requirements applicable during the process of developing new products. Additionally, there is no certainty that InterCure will have the required financing resources available to fund such development.

Failure or delay in submission or revoking the approvals, permits and licenses required for marketing our medical devices products may significantly damage our results of operations and financial condition.

Marketing InterCure products worldwide is subject to receiving and maintaining the validity of the permits and regulatory accreditation from a variety of international bodies such as the FDA. InterCure has already received regulatory approvals for marketing its products in the US, Europe, Canada, South Korea and Israel. Processes for receiving certification and permits, as mentioned, for marketing in additional territories, specifically in Japan, and the receipt of approvals and permits for marketing future InterCure products, to the extent required, is an intensive and costly process that stretches over a period of between three months to several years. Changes in legislation and/or the policies of the regulatory bodies or new legislation may delay the process of receiving the required permits, a delay that may cause the Company additional expenses or result in revoking the existing ones. Additionally, there is no certainty that InterCure will receive the permits required for marketing its future products. Should InterCure fail to receive the aforementioned certificates and permits or existing certificates or permits be revoked, there may be a adverse impact on our results of operations and financial condition.

Risks Related to Our Financial Condition

The Company's revenues from operations derive from InterCure's business, and are not sufficient at this stage to support the financing of our entire operations. We fund our operations from our own capital and from external sources by way of issuing equity securities. If we need to raise additional capital and are unable to do so on terms favorable to us, or at all, we may not be able to continue our operations.

The Company has incurred continuing losses and its entire income at this stage originates from InterCure. The Company depends on external financing resources to continue its activities. The actual amount of cash that the Company will need to fund its operations is subject to many factors, including, but not limited to, the timing, design and conduct of the clinical trials of our existing drug candidates, any future projects which may be in-licensed or any other business development activities. For example, changing circumstances and/or in-licenses of new technologies may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control.

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The Company will incur additional losses in 2014 from research and development activities and from current operations which will be reflected in negative cash flows from operating activities. Accordingly, in order to complete the clinical trials to bring a product to market, the Company will be required to raise additional cash through the issuance of equity securities. However, if the Company is not able to raise additional capital at acceptable terms, the Company may be required to sell tradable securities held by it or reduce operations or sell or out-license to third parties some or all of its technologies. If the Company is unable to raise capital, the Company will be required to delay some of its planned research and development activities as well as curtail or discontinue operations. InterCure has had recurring losses and presently does not have sufficient cash and other resources to meet its future plans beyond July 2015. If InterCure is unsuccessful in raising additional financing, it may need to curtail or discontinue operations.

The financial condition of our drug development business depends on a number of factors, some of which are beyond our control. These factors include, among other things:

•	the progress of our planned research activities;

•	the accuracy of our financial forecasts;

•	the number and scope of our planned development programs;

•	our ability to establish and maintain current and new licensing or acquisition arrangements;

•	our ability to achieve our milestones under our licensing arrangements;

•	the costs involved in enforcing patent claims and other intellectual property rights;

•	the costs and timing of the clinical trials according to regulatory requirements;

•	rHuEPO patent expiration in 2019 and failure to obtain orphan drug designation in Europe;

•	hCDR1 patent expiration in 2024 and failure to obtain patent term extension or obtain data exclusivity in the US and Europe;

•	SAM-101 patent expiration in 2027; and

•	The costs and timing of regulatory approvals.

The financial condition of our medical device business depends on a number of factors, some of which are beyond our control. These factors include, among other things:

•	Maintaining InterCure's patents;

•	Technological advantage - since the hypertension market is very large and plays host to numerous multinational pharmaceutical companies, any new entity interested in entering and operating in the market will need, among other things, a proven technological advantage that separates it from competitors;

•	Recognition by the medical community;

•	Obtaining regulatory approvals from the FDA in the US or the CE Mark in Europe;

•	Branding - An important parameter in deciding whether to acquire a therapeutic device is consumer confidence that the product is efficient and safe;

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•	Our ability to set up a marketing, advertising and sales system for effectively increasing activity;

•	The grant of a reimbursement code by an insurer or healthcare authority that offer participation in the cost of purchase of our products.

The global capital markets have been experiencing extreme volatility and disruption for the last several years. Given recent market conditions, additional financing may not be available to us when we need it. In order to complete the clinical trials to bring a product to market we will need to raise additional capital. However we may be unable to do so on terms favorable to us, or at all, and we may be required to cease or reduce our operating activities or sell or license to third parties some or all of our technologies. If we raise additional funds by selling ordinary shares, ADRs, or other securities, the ownership interests of our shareholders will be diluted. If we need to raise additional funds through the sale or license of our drug candidates or technology, we may be unable to do so on terms favorable to us or at all.

Risks Related to Our Intellectual Property

If we are unable to adequately protect our intellectual property, third parties may be able to use our technology, which could adversely affect our ability to compete in the market.

Our commercial success will depend in part on our ability and the ability of our licensors to obtain and maintain patent protection on our drug products and technologies and successfully defend these patents and technologies against third-party challenges. As part of our business strategy, our policy is to actively file patent applications in the US and internationally to cover methods of use, new chemical compounds, pharmaceutical compositions and dosing of the compounds and composition and improvements in each of these. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before we commercialize any of our products, any related patent may expire or remain in force for only a short period following commercialization, thus reducing any advantage of the patent.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date. Accordingly, the patents we use may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products. Furthermore, others may independently develop similar or alternative technologies or design around our patented technologies. The patents we use may be challenged or invalidated or may fail to provide us with any competitive advantage.

Generally, patent applications in the US are maintained in secrecy for a period of at least 18 months. Since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we are not certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file those patent applications. We cannot predict the breadth of claims allowed in biotechnology and pharmaceutical patents, or their enforceability. Third parties or competitors may challenge or circumvent our patents or patent applications, if issued. If our competitors prepare and file patent applications in the US that claim compounds or technology also claimed by us, we may be required to challenge competing patent rights, which could result in substantial cost, even if the eventual outcome is favorable to us. While we have the right to defend patent rights related to the licensed drug candidates and technologies, we are not obligated to do so. In the event that we decide to defend our licensed patent rights, we will be obligated to cover all of the expenses associated with that effort.

We also rely on trade secrets to protect technology where we believe patent protection is not appropriate or obtainable. Trade secrets are difficult to protect. While we require our employees, collaborators and consultants to enter into confidentiality agreements, this may not be sufficient to protect our trade secrets or other proprietary information adequately. In addition, we share ownership and publication rights to data relating to some of our drug candidates and technologies with our research collaborators and scientific advisors. If we cannot maintain the confidentiality of this information, our ability to protect our proprietary information will be at risk.

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Litigation or third-party claims of intellectual property infringement could require us to spend substantial time, money and other resources defending such claims and adversely affect our ability to develop and commercialize our products.

Third parties may assert that we are using their proprietary technology without authorization. In addition, third parties may have or obtain patents in the future and claim that our products infringe their patents. If we are required to defend against patent suits brought by third parties, or if we sue third parties to protect our patent rights, we may be required to pay substantial litigation costs, and our management’s attention may be diverted from operating our business. In addition, any legal action against our licensors or us that seeks damages or an injunction of our commercial activities relating to the affected products could subject us to monetary liability and require our licensors or us to obtain a license to continue to use the affected technologies. We cannot predict whether our licensors or we would prevail in any of these types of actions or that any required license would be made available on commercially acceptable terms, if at all. In addition, any legal action against us that seeks damages or an injunction relating to the affected activities could subject us to monetary liability and/or require us to discontinue the affected technologies or obtain a license to continue use thereof.

In addition, there can be no assurance that our patents or patent applications or those licensed to us will not become involved in opposition or revocation proceedings instituted by third parties. If such proceedings were initiated against one or more of our patents, or those licensed to us, the defense of such rights could involve substantial costs and the outcome could not be predicted.

Competitors or potential competitors may have filed applications for, may have been granted patents for, or may obtain additional patents and proprietary rights that may relate to compounds or technologies competitive with ours. If patents are granted to other parties that contain claims having a scope that is interpreted to cover any of our products (including the manufacture thereof), there can be no assurance that we will be able to obtain licenses to such patents at reasonable cost, if at all, or be able to develop or obtain alternative technology.

Risks Related to Our ADRs

Our ADRs are traded in small volumes, limiting your ability to sell your ADRs that represent ordinary shares at a desirable price, if at all.

The trading volume of our ADRs has historically been low. Even if the trading volume of our ADRs increases, we can give no assurance that it will be maintained or will result in a desirable stock price. As a result of this low trading volume, it may be difficult to identify buyers to whom you can sell your ADRs in desirable volume and you may be unable to sell your ADRs at an established market price, at a price that is favorable to you, or at all. A low volume market also limits your ability to sell large blocks of our ADRs at a desirable or stable price at any one time. You should be prepared to own our ADRs indefinitely.

Our stock price can be volatile, which increases the risk of litigation and may result in a significant decline in the value of your investment.

The trading price of the ADRs representing our ordinary shares is likely to be highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control. These factors include:

•	developments concerning our drug candidates or medical devices;

•	announcements of technological innovations by us or our competitors;

•	introductions or announcements of new products by us or our competitors;

•	developments in the markets of the field of activities and changes in customer attributes;

•	announcements by us of significant acquisitions, in/out license transactions, strategic partnerships, joint ventures or capital commitments;

•	changes in financial estimates by securities analysts;

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•	actual or anticipated variations in interim operating results and near-term working capital as well as failure to raise required funds for the continued development and operations of the company;

•	expiration or termination of licenses, patents, research contracts or other collaboration agreements;

•	conditions or trends in the regulatory climate and the biotechnology and pharmaceutical industries;

•	failure to obtain orphan drug designation status for the relevant drug candidates in the relevant regions;

•	increase in costs and lengthy timing of the clinical trials according to regulatory requirements;

•	failure to increase awareness to our non-medicinal non-invasive therapy and its benefits;

•	changes in reimbursement policy by governments or insurers in markets we operate or may operate in the future;

•	any changes in the regulatory environment relating to the Company's products may impact our ability to market and sell our products;

•	failure to obtain renewal of the required licenses for marketing and sales of the Company's products in the main markets in which the Company's products are sold;

•	changes in the market valuations of similar companies; and

•	additions or departures of key personnel.

In addition, equity markets in general, and the market for biotechnology and life sciences companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our ADRs, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources even if we prevail in the litigation, all of which could seriously harm our business.

Future issuances or sales of our ADRs could depress the market for our ADRs.

Future issuances of a substantial number of our ADRs, or the perception by the market that those issuances could occur, could cause the market price of our ordinary shares or ADRs to decline or could make it more difficult for us to raise funds through the sale of equity in the future. Also, if we make one or more significant acquisitions in which the consideration includes ordinary shares or other securities, your portion of shareholders’ equity in us may be significantly diluted.

Concentration of ownership of our ordinary shares among our principal stockholders may prevent new investors from influencing significant corporate decisions.

There are three shareholders (Mr. Alexander Rabinovitch, Mr. David Bassa and Mr. Shalom Manova), who each hold more than 5% of our outstanding ordinary shares (approximately 34.34% cumulative, as of the date hereof). As a result, these persons, either acting alone or together, may have the ability to significantly influence the outcome of all matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, such persons, acting alone or together, may have the ability to effectively control our management and affairs. Accordingly, this concentration of ownership may depress the market price of our ADRs.

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Notwithstanding the aforesaid, in connection with Section 239 of the Israeli Companies Law that focuses on the number of votes required to appoint external directors, and in connection with Section 121(c) of the Israeli Companies Law that focuses on the number of votes required to authorize the Chairman of the Board in a company to act also as the Chief Executive Officer of such company, the Company will deem these three shareholders as controlling shareholders in the Company, for as long as such individuals are interested parties in the Company. In addition, any contractual arrangement as detailed in Section 270 (4) of the Israeli Companies Law with any of these three shareholders and/or their relatives will be presented for approval in accordance with the provisions of Section 275 of the Israeli Companies Law. In all of these situations, the Company will consider any of these three parties, who are not part of the transaction presented for approval, as individual interested parties in such transaction so that their vote will not be included in the quorum comprising a majority (50%) of the votes who are not interested parties in such transaction.

Our ordinary shares and ADRs trade on more than one market, and this may result in price variations and regulatory compliance issues.

ADRs representing our ordinary shares are quoted on the Nasdaq Capital Market and our ordinary shares are traded on the TASE. Trading in our securities on these markets is made in different currencies and at different times, including as a result of different time zones, different trading days and different public holidays in the US and Israel. Consequently, the effective trading prices of our shares on these two markets may differ. Any decrease in the trading price of our securities on one of these markets could cause a decrease in the trading price of our securities on the other market.

Holders of our ordinary shares or ADRs who are US citizens or residents may be required to pay additional income taxes

There is a risk that we will be classified as a passive foreign investment company, or PFIC, for certain tax years. If we are classified as a PFIC, a US holder of our ordinary shares or ADRs representing our ordinary shares will be subject to special federal income tax rules that determine the amount of federal income tax imposed on income derived with respect to the PFIC shares. We will be a PFIC if either 75% or more of our gross income in a tax year is passive income or the average percentage of our assets (by value) that produce or are held for the production of passive income in a tax year is at least 50%. The risk that we will be classified as a PFIC arises because cash balances, even if held as working capital, are considered to be assets that produce passive income. Therefore, any determination of PFIC status will depend upon the sources of our income and the relative values of passive and non-passive assets, including goodwill. A determination as to a corporation’s status as a PFIC must be made annually. We believe that we were likely not a PFIC for the taxable years ended December 31, 2009, 2010, 2011 and 2012. Although such a determination is fundamentally factual in nature and generally cannot be made until the close of the applicable taxable year, based on our current operations, we believe that we were likely not a PFIC for the taxable year ended December 31, 2013, but we may be a PFIC in subsequent years. Although we may not be a PFIC in any one year, the PFIC taint remains with respect to those years in which we were or are a PFIC and the special PFIC taxation regime will continue to apply.

In view of the complexity of the issues regarding our treatment as a PFIC, US shareholders are urged to consult their own tax advisors for guidance as to our status as a PFIC. For further discussion of tax consequences of being a PFIC, see “US Federal Income Tax Considerations - Tax Consequences If We Are A Passive Foreign Investment Company.”

Provisions of Israeli corporate law may delay, prevent or affect a potential acquisition of all or a significant portion of our shares or assets and thereby depress the price of our ADRs and ordinary shares.

We are incorporated in the State of Israel. Israeli corporate law regulates acquisitions of shares through tender offers. It requires special approvals for transactions involving significant shareholders and regulates other matters that may be relevant to these types of transactions. These provisions of Israeli law may delay or prevent an acquisition, or make it less desirable to a potential acquirer and therefore depress the price of our shares. Further, Israeli tax considerations may make potential transactions undesirable to us or to some of our shareholders.

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Israeli corporate law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of such acquisition, the purchaser would become a 25% or greater shareholder of the company. This rule does not apply if there is already another 25% or greater shareholder of the company. Similarly, Israeli corporate law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser's shareholdings would entitle the purchaser to over 45% of the shares in the company, unless there is a shareholder with 45% or more of the shares in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received the approval of the company’s shareholders, (2) was from a 25% or greater shareholder of the company which resulted in the purchaser becoming a 25% or greater shareholder of the company, or (3) was from a 45% or greater shareholder of the company which resulted in the acquirer becoming a 45% or greater shareholder of the company. These rules do not apply if the acquisition is made by way of a merger.

Finally, in general, Israeli tax law treats specified acquisitions less favorably than does US tax law.

Our ADR holders are not shareholders and do not have shareholder rights.

The Bank of New York Mellon, as depositary, executes and delivers our ADRs on our behalf. Each ADR is a certificate evidencing a specific number of ADRs. Our ADR holders will not be treated as shareholders and do not have the rights of shareholders. The depositary will be the holder of the shares underlying our ADRs. Holders of our ADRs will have ADR holder rights. A deposit agreement among us, the depositary and our ADR holders, and the beneficial owners of ADRs, sets out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs. Our shareholders have shareholder rights prescribed by Israeli law. Israeli law and our Articles of Association, or Articles, govern such shareholder rights. Our ADR holders do not have the same voting rights as our shareholders. Shareholders are entitled to our notices of general meetings and to attend and vote at our general meetings of shareholders. At a general meeting, every shareholder present (in person or by proxy, attorney or representative) and entitled to vote has one vote on a show of hands. Every shareholder present (in person or by proxy, attorney or representative) and entitled to vote has one vote per fully paid ordinary share on a poll. This is subject to any other rights or restrictions which may be attached to any shares. Our ADR holders may instruct the depositary to vote the ordinary shares underlying their ADRs, but only if we ask the depositary to ask for their instructions. If we do not ask the depositary to ask for their instructions, our ADR holders are not entitled to receive our notices of general meeting or instruct the depositary how to vote. Our ADR holders will not be entitled to attend and vote at a general meeting unless they withdraw the ordinary shares from the depository. However, our ADR holders may not know about the meeting far enough in advance to withdraw the ordinary shares. If we ask for our ADR holders’ instructions, the depositary will notify our ADR holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them. The depositary will try, as far as is practical, subject to the provisions of the deposit agreement, to vote the shares as our ADR holders instruct. The depositary will not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADR holders. We cannot assure our ADR holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, there may be other circumstances in which our ADR holders may not be able to exercise voting rights.

Our ADR holders do not have the same rights to receive dividends or other distributions as our shareholders. Subject to any special rights or restrictions attached to a share, the directors may determine that a dividend will be payable on a share and fix the amount, the time for payment and the method for payment (although we have never declared or paid any cash dividends on our ordinary stock and we do not anticipate paying any cash dividends in the foreseeable future). Dividends and other distributions payable to our shareholders with respect to our ordinary shares generally will be payable directly to them. Any dividends or distributions payable with respect to ordinary shares will be paid to the depositary, which has agreed to pay to our ADR holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. Our ADR holders will receive these distributions in proportion to the number of shares their ADRs represent. In addition, there may be certain circumstances in which the depositary may not pay to our ADR holders amounts distributed by us as a dividend or distribution.

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There are circumstances where it may be unlawful or impractical to make distributions to the holders of our ADRs.

The deposit agreement with the depositary allows the depositary to distribute foreign currency only to those ADR holders to whom it is possible to do so. If a distribution is payable by us in New Israeli Shekels, the depositary will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, our ADR holders may lose some of the value of the distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. This means that our ADR holders may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for the depository to make such distributions available to them.

Risks Relating to Operations in Israel

Conditions in the Middle East and in Israel may harm our operations.

Our headquarters and some of our planned clinical sites and suppliers are located in Israel. Political, economic and military conditions in Israel directly affect our operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, as well as incidents of civil unrest, military conflicts and terrorist actions. There has been a significant increase in violence since September 2000, which has continued with varying levels of severity through to the present. This state of hostility has caused security and economic problems for Israel. To date, Israel is facing political tension in its relationships with Iran and other Arab neighbor countries. Specifically, the hostilities along Israel’s border with the Gaza Strip have increased, escalating to wide scale military operations by Israel in December 2008 and November 2012 and continuous rocket attacks into the south and center of Israel. In addition, recently in some Arab countries in the Middle East and North Africa there have been violent uprisings against the regimes in these countries. Consequently, there is a concern for the stability in the region which may affect the political and security situation in Israel. We cannot ensure that the political and security situation will not impact our business. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations and could make it more difficult for us to raise capital.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, the State of Israel and Israeli companies have been subjected to an economic boycott. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.

Our results of operations may be adversely affected by inflation and foreign currency fluctuations.

We have generated most of our revenues and hold most of our cash, cash equivalents, bank deposits and marketable securities in US dollars. Until 2008, a substantial amount of our operating expenses were in US dollars (approximately 96% in 2008). In 2009 the Company’s head office moved back to Israel, and thus the portion of our expenses in New Israeli Shekels (“NIS”) and our cash held in NIS has increased, mainly due to payment to Israeli employees and suppliers. As a result, we could be exposed to the risk that the US dollar will be devalued against the NIS or other currencies, and consequentially our financial results could be harmed. To protect against currency fluctuations we may decide to hold a significant portion of our cash, cash equivalents, bank deposits and marketable securities in NIS, as well as to enter into currency hedging transactions. These measures, however, may not adequately protect us from the adverse effects of inflation in Israel. In addition, we are exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of the New Israeli Shekel in relation to the US dollar or that the timing of any devaluation may lag behind inflation in Israel.

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Our results of operations may be adversely affected by changes in tax policy by the Israeli government.

The income of the Company is subject to corporate tax at the regular rate; the guidance of the amendment to the Income Tax Ordinance, 2005 from August 2008 prescribes a gradual reduction in the corporate tax rates and the resulting corporate tax rates starting 2008 are as follows: 2008 - 27%, 2009 - 26% and 2010 and thereafter - 25%.

On July 14, 2009, the “Knesset” (Israeli Parliament) passed the Law for Economic Efficiency (Amended Legislation for Implementing the Economic Plan for 2009 and 2010), 2009, which prescribes, among other things, an additional gradual reduction in the corporate tax rates starting 2011 to the following tax rates: 2011 - 24%, 2012 - 23%, 2013 - 22%, 2014 - 21%, 2015 - 20%, 2016 and thereafter - 18%.

On December 6, 2011 the reduction in the corporate tax rates outlined above was revoked by the Knesset and it was also resolved that the corporate tax rate will be 25% for the tax year 2012 and thereafter.

On August 5, 2013, the Law for Changing National Priorities (Legislative Amendments for Achieving Budget Targets for 2013-2014), 2013 (the “Law”) was published in the Government's records. Among other things, the Law prescribes from the 2014 tax year and thereafter, an increase in the Israeli corporate tax rate to 26.5% (instead of 25%).

We cannot guarantee that there will be no additional changes in the corporate tax rate in the future that may adversely affect our results of operations and financial condition.

It may be difficult to enforce a US judgment against us, our officers or our directors or to assert US securities law claims in Israel.

Service of process upon us, since we are incorporated in Israel, and upon our directors and officers and our Israeli auditors, most of whom reside outside the US, may be difficult to obtain within the US. In addition, because substantially all of our assets and most of our directors and officers are located outside the US, any judgment obtained in the US against us or any of our directors and officers may not be collectible within the US. There is a doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act pursuant to original actions instituted in Israel. Subject to particular time limitations and provided certain conditions are met, executory judgments of a US court for monetary damages in civil matters may be enforced by an Israeli court.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We will include in an applicable prospectus supplement or in other offering materials the statistics related to any primary offering by us of our securities under the registration statement of which this prospectus forms a part, and the expected timetable for any such offering.

Any prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any other offering materials before you invest in any securities in any such offering.

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REASONS FOR THE OFFERING AND USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement accompanying this prospectus, we plan to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, which include but are not limited to, financing possible acquisitions, working capital, capital expenditures, redeeming outstanding securities, expanding sales and marketing, and research and development. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

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BUSINESS

We are a biopharmaceutical company engaged in the acquisition and development of pharmaceutical products for the treatment of unmet medical needs, currently for the treatment of SLE, Multiple Myeloma and Schizophrenia. Also, through InterCure, we research, develop, market and sell home therapeutic devices for non-medicinal and non-invasive treatment of various diseases such as hypertension, heart failure, sleeplessness and mental stress.

Recent Developments

License for hCDR1

On January 7, 2014, the Company entered into a licensing agreement with Yeda to research, develop and commercialize hCDR1, a Phase II-ready asset for the treatment of SLE, among other indications. Lupus is a debilitating disease affecting approximately five million people worldwide, according to the Lupus Foundation of America. hCDR1 is a peptide, short chains of amino acid monomers, and acts as a disease-specific treatment to modify the SLE-related autoimmune process. It does so by specific upstream immunomodulation through the generation of regulatory T cells, reducing inflammation and resuming immune balance. More than 40 peer-reviewed papers have been published on hCDR1.

Prior to being licensed to the Company by Yeda, hCDR1 was licensed to Teva, who performed two placebo controlled Phase I trials and a placebo controlled Phase II trial (the “PRELUDE trial”). The studies consisted of over 400 patients, demonstrating that hCDR1 is well tolerated by patients and has a favorable safety profile. The PRELUDE trial did not achieve its primary efficacy endpoint based on the SLEDAI scale, resulting in Teva returning the asset to Yeda. However, the PRELUDE trial showed encouraging results in its secondary clinical endpoint, the BILAG index, and, in fact, the 0.5 mg weekly dose showed a substantial effect. Multiple post-hoc analyses also showed impressive results for this dose using the BILAG index. It is currently planned by the Company that such dose will be the focus of the clinical development plan moving forward. Following Teva’s return of the program to Yeda, the FDA directed that the primary endpoint in future trials for Lupus therapies, including those for hCDR1, should be based on either the BILAG index or the SLE Responder Index (SRI). Given the FDA’s recommendation and the positive findings from the PRELUDE trial (which showed a substantial effect in the BILAG index), the Company intends to initiate a new Phase II clinical trial, which will include the 0.5 mg (and a 0.25 mg) weekly dose of hCDR1.

Investment in Proteologics

On September 11, 2013, the Company entered into an agreement for the purchase of another 14.13% of the shares of Proteologics from Aurum Ventures MKI Ltd. (“Aurum”) in consideration for the issuance of 3,031,299 shares of NIS 0.1 par value each of the Company to Aurum. On September 12, 2013, the Company signed an agreement with Zmiha Investment House Ltd. (“Zmiha”) for the sale of its entire investment in Proteologics, representing 44.95% of Proteologics' issued and outstanding share capital as of the date of the agreement in consideration of approximately $ 3.4 million (approximately NIS 12 million). According to the agreement, on the consummation date, the Company received an amount of approximately $ 2.7 million (approximately NIS 9.6 million) and the balance is held in escrow until the completion of an inspection process by an inspector and the execution of a stay of proceedings pursuant to section 350 to the Companies Law. As of the date hereof, the entire consideration has been delivered to the Company.

Agreement with Giboov Ltd., a Provider of Online Marketing and Sales Services

On January 20, 2014, InterCure announced that it had entered into an agreement with Giboov to terminate the Strategic Service Agreement, effective as of January 31, 2014. Consequently, all 20,185,184 non-marketable stock options for the purchase of InterCure shares, which were granted to Giboov under the Strategic Service Agreement, expired on March 1, 2014. Following said expiration, Giboov holds no such non-marketable stock options.

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Agreement with Universal McCann Israel, Ltd., a Provider of Online Marketing and Sales Services

On January 23, 2014, InterCure announced that it had retained the services of Universal McCann Israel, Ltd. (“McCann”) to provide professional services relating to the promotion and marketing of InterCure’s products via the internet for a period of three years effective February 1, 2014. According to the new agreement, InterCure will pay McCann a monthly fee in exchange for online marketing services, ranging between $8,000 and $13,000, and contingent upon achievement of sales targets.

Relisting our ADRs

On June 1, 2012, the Company filed an application for relisting its ADRs on the Nasdaq Stock Exchange. On July 10, 2013, the Company received a notice from Nasdaq stating that the admission committee had approved the Company's application to relist its ADRs for trading on the Nasdaq Capital Market. Accordingly, on July 15, 2013, the Company's ADRs began trading on Nasdaq under the ticker symbol “XTLB”.

Company Information and History

Our legal and commercial name is XTL Biopharmaceuticals Ltd. We were established as a private company limited by shares under the laws of the State of Israel on March 9, 1993, under the name Xenograft Technologies Ltd. We re-registered as a public company on June 7, 1993, in Israel, and changed our name to XTL Biopharmaceuticals Ltd. on July 3, 1995. We commenced operations to use and commercialize technology developed at the Weizmann Institute, in Rehovot, Israel. Until 1999, our therapeutic focus was on the development of human monoclonal antibodies to treat viral, autoimmune and oncological diseases. Our first therapeutic programs focused on antibodies against the hepatitis B virus, interferon – γ and the Hepatitis C virus.

In January 2007, XTL Development, Inc., our wholly-owned subsidiary (“XTL Development”), signed an agreement with DOV Pharmaceutical, Inc. (“DOV”), to in-license the worldwide rights for Bicifadine, a serotonin and norepinephrine reuptake inhibitor (“SNRI”) (the “Bicifadine transaction”). XTL Development was developing Bicifadine for the treatment of diabetic neuropathic pain, a chronic condition resulting from damage to peripheral nerves. In November 2008, we announced that the Phase 2b clinical trial failed to meet its primary and secondary endpoints, and as a result we ceased development of Bicifadine for diabetic neuropathic pain, and all rights under the agreement reverted to DOV. Since the failure of the Bicifadine phase 2b clinical trial, XTL Development has ceased the prosecution and maintenance of those patents relating to Bicifadine, in coordination with DOV. In March 2010, the agreement was formally terminated.

In 2008, we signed an agreement to out-license the DOS program to Presidio, a specialty pharmaceutical company focused on the discovery, in-licensing, development and commercialization of novel therapeutics for viral infections, including HIV and HCV. Under the terms of the license agreement, Presidio became responsible for all further development and commercialization activities and costs relating to our DOS program. In accordance with the terms of the license agreement, we received a $5.94 million, non-refundable, upfront payment in cash from Presidio and were to receive up to an additional $59 million upon reaching certain development and commercialization milestones. In addition, we were to receive royalties on direct product sales by Presidio, and a percentage of Presidio’s income if the DOS program is sublicensed by Presidio to a third party. On August 22, 2012, Presidio requested to terminate its engagement with us effective as of August 24, 2012. Following a notice of the termination of the agreement, Presidio's entire DOS technology (including all the patents maintained by Presidio) reverted back to the Company. The Company intends to assess opportunities to maximize the value of the DOS technology but has no plans for continued development of the program.

In March 2009 we signed an asset purchase agreement to acquire the rights to develop rHuEPO for the treatment of Multiple Myeloma in exchange for the issuance of ordinary shares of XTL representing approximately 69.44% of our then issued and outstanding ordinary share capital. Under the agreement we are obligated to pay 1% royalties on net sales of rHuEPO, as well as a fixed royalty payment in the total amount of $350,000 upon the success of Phase 2. Such payment of $350,000 mentioned above shall be made to Yeda upon the earlier of (i) six months from the successful completion of Phase 2 or (ii) the completion of a successful fundraising by XTL at any time after the completion of Phase 2 of at least $2 million.

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On March 24, 2011, we entered into a Memorandum of Understanding with MinoGuard, pursuant to which we shall acquire the exclusive rights to SAM-101 by obtaining an exclusive license to use MinoGuard's entire technology. SAM-101 is based on a combination of anti-psychotic drugs with minocycline, a recognized medicinal compound. On November 30, 2011, we received a worldwide exclusive license from MinoGuard under which we shall develop and commercialize MinoGuard's technology for the treatment of psychotic disorders focusing on schizophrenia. Under the agreement, we are to conduct clinical trials, develop, register, market, distribute and sell the drugs that will emerge from MinoGuard's technology, with no limitations for a specific disorder. In consideration, we shall pay MinoGuard accumulated clinical development and marketing approvals milestone-based payments of approximately $2.5 million. In addition, we will pay MinoGuard royalty-based payments on products that are based on the technology, equal to 3.5% of its net sales and/or percentage from the Company third-party out–license receipts in the range of 7.5%-20% according to the clinical phase of the drug at the time of an out-license transaction. It should be noted that the Company has the sole discretion to pay any of the above amounts in cash or by way of issuing ordinary shares of the Company to MinoGuard. In addition to the above payments, and in accordance with the above agreement, as of June 30, 2013, XTL had not commenced a phase 2 clinical trial, had paid MinoGuard an annual license fee, by way of the issuance of 175,633 ordinary shares of the Company, representing a value of $45,000, for the 12 month period between July 1, 2013 and June 30, 2014. Such annual payments will increase by $90,000 per annum, up to $675,000 for the eighth year of license.

On January 7, 2014, the Company entered into a licensing agreement with Yeda to research, develop and commercialize hCDR1, a Phase II-ready asset for the treatment of SLE, among other indications. Lupus is a debilitating disease affecting approximately five million people worldwide, according to the Lupus Foundation of America. hCDR1 is a peptide, short chains of amino acid monomers, and acts as a disease-specific treatment to modify the SLE-related autoimmune process. It does so by specific upstream immunomodulation through the generation of regulatory T cells, reducing inflammation and resuming immune balance. More than 40 peer-reviewed papers have been published on hCDR1.

Our ADRs are traded on the Nasdaq Capital Market under the symbol “XTLB.” Our ordinary shares are traded on the TASE under the symbol “XTL.” We operate under the laws of the State of Israel under the Israeli Companies Law, and in the US, the Securities Act and the Exchange Act.

Our principal offices are located at Herzliya Business Park, 85 Medinat Hayehudim Street, Building G, PO Box 4033, Herzliya 46140, Israel, and our telephone number is +972-9-955-7080. XTL Biopharmaceuticals, Inc., our wholly-owned US subsidiary and agent for service of process in the US, can be reached at XTL Biopharmaceuticals, Inc c/o Corporation Trust Company, Corporation Trust Center, 1209 N. Orange Street, Wilmington, Delaware 19801, or by telephone at (800) 677-3394. Our primary internet address is www.xtlbio.com. None of the information on our website is incorporated by reference herein.

Business Overview

Introduction

We are a biopharmaceutical company engaged in the acquisition and development of pharmaceutical drugs for the treatment of unmet medical needs, currently for the treatment of SLE, Multiple Myeloma and Schizophrenia.

Our lead program is hCDR1, a Phase II-ready asset for the treatment of SLE. Only one new treatment, Benlysta, has been approved in the last 50 years for SLE. Lupus is a chronic autoimmune disease involving many systems in the human body, including joints, kidneys, the central nervous system, heart, the hematological system and others. The biologic basis of the disease is a defect in the immune (defense) system, leading to production of self (auto) antibodies, attacking the normal organs and causing irreversible damage. According to the Lupus Foundation of America, at least 1.5 million Americans have the disease (more than 5 million worldwide) with more than 16,000 new cases diagnosed each year. The majority of patients are women of childbearing years.

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hCDR1, is a peptide that is administered subcutaneously and acts as a disease-specific treatment to modify the SLE-related autoimmune process by specific upstream immunomodulation through the generation of regulatory T cells, reducing inflammation and resuming immune balance. More than 40 peer-reviewed papers have been published on hCDR1. Two placebo controlled Phase I trials and a placebo controlled Phase II trial, the PRELUDE trial, were conducted by Teva, which had previously in-licensed hCDR1 from Yeda. The studies consisted of over 400 patients, demonstrating that hCDR1 is well tolerated by patients and has a favorable safety profile. The PRELUDE trial did not achieve its primary efficacy endpoint based on the SLEDAI scale, resulting in Teva returning the asset to Yeda. However, the PRELUDE trial showed encouraging results in its secondary clinical endpoint, the BILAG index, and, in fact, the 0.5 mg weekly dose showed a substantial effect. Multiple post-hoc analyses also showed impressive results for this dose using the BILAG index. Such dose will be the focus of the clinical development plan moving forward. Subsequent to Teva’s return of the program to Yeda, the FDA directed that the primary endpoint in future trials for Lupus therapies, including those for hCDR1, should be based on either the BILAG index or the SLE Responder Index (SRI). Given the FDA's recommendation and the positive findings from the PRELUDE trial (which showed a substantial effect in the BILAG index), XTL intends to initiate a new Phase II clinical trial, which will include the 0.5 mg (and a 0.25 mg) weekly dose of hCDR1.

Our second compound is rHuEPO, which we intend to develop for the extension of survival of patients with advanced/end-stage Multiple Myeloma.

Erythropoietin is a glycoprotein hormone produced mainly by the kidney. It is the major growth regulator of the erythroid lineage. EPO stimulates erythropoiesis, the production of red blood cells, by binding to its receptor (“EPO-R”) on the surface of erythroid progenitor cells, promoting their proliferation and differentiation and maintaining their viability. Over the last decade, several reports have indicated that the action of EPO is not restricted to the erythroid compartment, but may have additional biological, and consequently potential therapeutic properties, broadly beyond erythropoiesis. Erythropoietin is available as a therapeutic agent produced by recombinant DNA technology in mammalian cell culture. rHuEPO is used in clinical practice for the treatment of various anemias including anemia of kidney disease and cancer-related anemia.

Currently incurable, Multiple Myeloma is a severe plasma cell malignancy characterized by the accumulation and proliferation of clonal plasma cells in the marrow, leading to the gradual replacement of normal hematopoiesis. The course of the disease is progressive, and various complications occur, until death. This devastating disease affects the bone marrow, bones, kidneys, heart and other vital organs. It is characterized by pain, recurrent infections, anemia and pathological fractures. In the course of the disease, many patients become gradually disabled and bed-ridden.

The median overall survival duration today with chemotherapy and other novel treatments is about five years. These treatments have severe side effects, including the suppression of the immune system, susceptibility to infections, nausea, vomiting and bleeding disorders.

A clinical observation confirmed the high success rate of rHuEPO in treating the anemia in patients with Multiple Myeloma. Six patients with very poor prognostic features of Multiple Myeloma, whose expected survival was less than six months continued treatment with rHuEPO beyond the initial designed 12 week period, and they lived for 45–133 months cumulatively with the Multiple Myeloma diagnosis and 38–94 months with rHuEPO (with a good quality of life).

Our third program, SAM-101, is based on the technology we in-licensed from MinoGuard - the development of combination drugs for psychotic diseases, with focus on Schizophrenia. MinoGuard completed a phase 2a study on SAM-101 in accordance with the Helsinki guidelines under the Shalvata Medical Center in Israel, which was a unique proprietary combination of antipsychotic drugs and a known medicinal compound (minocycline). Schizophrenia is a chronic disorder that requires lifelong medication. While most of the available drugs are effective in remitting Schizophrenia’s “positive symptoms” (hallucinations, delusions, agitation), even the best available drug is only partially effective in remitting several of the most disturbing features of the disease, referred to as “negative symptoms” (apathy, poverty of speech, emotional withdrawal, depression) and severe cognitive impairment. This deficiency results in schizophrenic patients’ poor quality of life. In addition, noncompliance results in aggravation in symptoms, which frequently causes lengthy hospitalization periods.

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Following in-vivo studies demonstrating the efficacy of minocycline treatment in a Schizophrenia murine mode, MinoGuard demonstrated in a successful phase 2a clinical study that the combination of atypical antipsychotic drugs and minocycline improves treatment efficacy and reduces side effects associated with current therapy as compared to antipsychotic treatment alone. Three independent clinical research groups in Manchester, UK and Japan have replicated these results, further supporting MinoGuard's hypothesis.

We also have some activity in the medical device field through our subsidiary InterCure, which operates as a medical device company and manufactures and sells personal therapeutic devices. InterCure's main field of activity since its establishment is the research and development of technologies and devices for the non-medicinal non-invasive treatment of chronic diseases, including hypertension, congestive cardiac failure, insomnia and stress. The Company’s products include RESPeRATE®, a non-drug and non-invasive hypertension treatment device.

The RESPeRATE product harnesses the natural power of breathing to lower blood pressure. High blood pressure is generally caused by your blood vessels tightening up and narrowing, this then causes your heart to pump harder. RESPeRATE's unique breathing exercise relaxes constricted blood vessels to reduce high blood pressure.

Our Strategy

Our objective is to be a leading biopharmaceutical company engaged in the acquisition and development of pharmaceutical products for the treatment of unmet clinical needs, currently for the treatment of SLE, Multiple Myeloma and Schizophrenia. We continuously identify and in-license therapeutic candidates in order to maximize our potential for commercial success.

Under our current strategy with respect to our pharmaceutical and biopharmaceutical products, we plan to:

•	initiate an international, prospective phase 2 clinical study intended to assess the safety and efficacy of hCDR1 when given to patients with SLE;

•	initiate a prospective phase 2 clinical study intended to assess the safety and efficacy of rHuEPO when given to patients with advanced Multiple Myeloma;

•	following the initiation of the clinical studies for our two lead compounds and necessary formulation work on SAM-101, initiate a prospective clinical study intended to assess the safety and efficacy of the combination drug when given to patients with Schizophrenia;

•	continually build our pipeline of therapeutic candidates, and

•	develop collaborations with large pharmaceutical companies to sublicense/develop, and market our hCDR1, rHuEPO and SAM-101 programs.

With regard to our medical device business, we plan to maximize the value of our asset and focus on our core business.

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Products Under Development

hCDR1 for the treatment of Systemic Lupus Erythematosus

Market Opportunity

hCDR1 is a Phase II-ready asset for the treatment of SLE. Lupus is a debilitating disease affecting approximately five million people worldwide. hCDR1 is a peptide, is given by subcutaneous administration, and acts as a disease-specific treatment to modify the SLE-related autoimmune process. It does so by specific upstream immunomodulation through the generation of regulatory T cells, reducing inflammation and resuming immune balance. The approval of GlaxoSmithKline’s Benlysta in 2011, the first product to gain marketing approval for patients with SLE in more than 50 years, paved the way for the introduction of new disease-modifying therapies and reignited the interest of pharmaceutical developers in this therapy area. GlobalData estimates the drug sales for SLE in 2012 were over $473 million across the seven major markets covered in its forecast: US, France, Germany, Italy, Spain, UK and Japan. By the end of the forecast period of 2022, sales are estimated to grow to over $1.1 billion with a CAGR of 9.36%. This growth will be driven by improved uptake of Benlysta, and the introduction of new biological therapies and the overall increase in prevalent cases of SLE, mainly due to the increasing population in these markets.

Regarding products in the pipeline, there are five advanced biological therapies. Eli Lilly, Anthera Pharmaceuticals and Merck Serono are developing anti-BLyS therapies to directly compete with Benlysta (also an anti-BLyS therapy). All new anti-BLyS therapies are being developed for subcutaneous administration. Benlysta is currently given intravenously, even though GSK is currently developing a version for subcutaneous administration. UCB and ImmuPharma are developing biologic drugs with novel MOAs (UCB’s drug is an antibody which is given intravenously). In addition, Bristol-Myers Squibb is developing its RA drug Orencia for the treatment of patients with Lupus Nephritis.

Development Status

Prior to being licensed to the Company by Yeda, hCDR1 was licensed to Teva which performed two placebo controlled Phase I trials and a placebo controlled Phase II trial (the “PRELUDE trial”). The Phase I and Phase II studies consisted of over 400 patients, demonstrating that hCDR1 is well tolerated by patients and has a favorable safety profile. The PRELUDE trial did not achieve its primary efficacy endpoint based on the SLEDAI scale, resulting in Teva returning the asset to Yeda. However, the PRELUDE trial showed encouraging results in its secondary clinical endpoint, the BILAG index, and, in fact, the 0.5 mg weekly dose showed a substantial effect. Multiple post-hoc analyses also showed impressive results for this dose using the BILAG index. It is currently planned by the Company that such dose will be the focus of the clinical development plan moving forward. Subsequent to Teva’s return of the program to Yeda, the FDA directed that the primary endpoint in future trials for Lupus therapies, including those for hCDR1, should be based on either the BILAG index or the SRI. Given the FDA’s recommendation and the positive findings from the PRELUDE trial (which showed a substantial effect in the BILAG index), the Company intends to initiate a new Phase II clinical trial, which will include the 0.5 mg (and a 0.25 mg) weekly dose of hCDR1.

rHuEPO for the treatment of Multiple Myeloma

Market Opportunity

We intend to develop the use of rHuEPO for the prolongation of Multiple Myeloma patients’ survival. In the United States alone, there are approximately 74,800 people living with Multiple Myeloma. Multiple Myeloma is the second most prevalent blood cancer representing approximately 1% of all cancers in white US residents and 2% of all cancers in African Americans. The average age at diagnosis is 65-70 and it is also more common in men than women, and in African Americans than Caucasians.

Erythropoietin, a glycoprotein hormone produced mainly by the kidney, is the major growth regulator of the erythroid lineage. EPO stimulates erythropoiesis by binding to its receptor on the surface of erythroid progenitor cells, promoting their proliferation and differentiation and maintaining their viability. The cloning of the EPO gene led to the introduction of rHuEPO into clinical practice for the treatment of various anemias including anemia of kidney disease and cancer-related anemia.

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Over the last decade, several reports have indicated that the action of EPO is not restricted to the erythroid compartment, but may have additional biological, and consequently potential therapeutic properties, broadly beyond erythropoiesis. A clinical observation confirmed the high success rate of rHuEPO in treating the anemia in patients with Multiple Myeloma. Six patients continued treatment with rHuEPO beyond the initial designed 12 week period with very poor prognostic features of Multiple Myeloma, whose expected survival was less than six months, and they lived for 45–133 months cumulatively with the Multiple Myeloma diagnosis and 38–94 months with rHuEPO (with a good quality of life).

Development Status

As of the date hereof, the Company is in stages of planning and preparing for the implementation of a phase 2 clinical trial of rHuEPO for treating Multiple Myeloma patients. As part of those preparations, the Company conducted a study which consists of collecting preliminary data on the existence of specific proteins in the blood of a group of Multiple Myeloma patients. The data which was collected in the framework of the preliminary study will be combined, as necessary, in planning and preparing for the implementation of the phase 2 clinical trial which the Company expects to obtain the approval to commence by the second half of 2014.

We plan on performing a prospective, multi-center, double blind, placebo controlled phase 2 study intended to demonstrate its effects on survival, biological markers related to the disease, immune improvements and quality of life. We have begun regulatory work and have held preliminary discussions with potential clinical sites and third party vendors for the planned study.

Given that we intend to develop a new indication for rHuEPO, which is already approved for other uses, and we intend to use a commercially available rHuEPO as part of the study, and the fact that the pre-clinical and phase 1 phases are intended to assess drug toxicity and safety, we may be exempted from carrying out these steps and the drug development process may begin with a Phase 2 clinical trial.

SAM-101 for Schizophrenia

Market Opportunity

SAM-101 is our third program in order of priority, and while development may not start in the near-term, we intend to develop a patent-protected combination of minocycline and antipsychotic drugs for the treatment of Schizophrenia. According to the US National Institute of Mental Health (NIMH), Schizophrenia affects 1.1% of the adult population.

Schizophrenia is a chronic disorder that requires lifelong medication. While most of the available drugs are effective in remitting schizophrenia’s “positive symptoms” (hallucinations, delusions, agitation), even the best available drug is only partially effective in remitting several of the most disturbing features of the disease, known as “negative symptoms” (apathy, poverty of speech, emotional withdrawal, depression) and severe cognitive impairment. SAM-101 is expected to overcome major limitations of currently available treatments for schizophrenia by providing an effective treatment, affecting both negative and positive symptoms as well as cognition, therefore preventing further deterioration in schizophrenic patients. In addition, SAM-101 showed lower side effects in the clinical trial mentioned below, which is expected to allow for higher compliance and improved patient quality of life.

The global Schizophrenia market in 2010 reached $6.4 billion. The market declined thereafter owing to the launch of generic versions of the leading antipsychotics – risperidone, olanzapine, quetiapine and ziprasidone, in 2011. According to Datamonitor, pipeline products in phase 3 and 2 clinical trials are not expected to drive market growth, since most of them offer no or little significant advantage over current medications, which will shortly become generic. Nevertheless, a number of new companies will enter the Schizophrenia market during the upcoming years. Combination therapies are recognized for clinical advantages including facilitated patient compliance and convenience, along with increased efficacy. Such developments play a key role in terms of pharmaceutical market contenders’ business strategy, allowing for extended exclusivity rights.

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Development Status

We in-licensed SAM-101 after it successfully completed a Phase 2a prospective, randomized, double-blind, placebo-controlled clinical trial conducted on about 70 schizophrenics in accordance with the Helsinki guidelines under the Shalvata Medical Center in Israel. The trial met its endpoints showing that SAM-101 maintains the positive symptoms of the disease as well as the patients’ cognitive state, stabilizes the negative symptoms (social parameters and patient cognition) and reduces weight gain side effects among patients all as compared to placebo.

Following in-vivo studies demonstrating the efficacy of minocycline treatment in a Schizophrenia murine mode, MinoGuard demonstrated in a successful phase 2a clinical study that the combination of atypical antipsychotic drugs and minocycline maintains treatment efficacy and reduces side effects associated with current therapy as compared to antipsychotic treatment alone. At least two independent clinical research groups (Manchester, UK and Japan) have replicated these results, further supporting MinoGuard's hypothesis.

Since minocycline and antipsychotics have been approved in the United States, a combination of the two should be eligible for market approval using the 505(b)(2) route. This allows the FDA to rely on their own previous finding of safety and efficacy of the active pharmaceutical ingredients for the purposes of marketing approval of SAM-101.

Subject to prioritizing our drug development activities and some formulation work in creating a fixed dose combination, we plan to perform a multi-center phase 2 clinical trial under the FDA, using our proprietary combination, in order to confirm the scope of work required for a new drug application, or NDA, and to identify the specific requirements for filing an Investigational New Drug, or IND, application with the FDA.

Revenues

To date, we have not received approval for the sale of any of our drug candidates in any market and, therefore, have not generated any commercial revenues from the sales of our drug candidates. The table below shows our consolidated revenues by geographic market in 2013 for our medical device business operated through InterCure:

Year ended December 31, 2013
Audited
U.S dollars in thousands

United States	2,076
United Kingdom	278
Other countries	15

Total	2,369

Purchasing and Raw Materials

Since 2003, InterCure has been manufacturing the RESPeRATE device (and its different versions) on a turnkey basis by an independent subcontractor (the “Subcontractor”). InterCure orders some of the device's raw materials for the Subcontractor from time to time, mainly the more expensive ones, or negotiates with suppliers of raw materials due to profit considerations and offsets the price paid by it to the Subcontractor.

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Intellectual Property and Patent

General

Patents and other proprietary rights are very important to the development of our business. We will be able to protect our proprietary technologies from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. It is our intention to seek and maintain patent and trade secret protection for our drug candidates and our proprietary technologies. As part of our business strategy, our policy is to file patent applications in the US and internationally to cover methods of use, new chemical compounds, pharmaceutical compositions and dosing of the compounds and compositions and improvements in each of these. We also rely on trade secret information, technical know-how, innovation and agreements with third parties to continuously expand and protect our competitive position. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before we commercialize any of our products, any related patent may expire or remain in existence for only a short period following commercialization, thus reducing any commercial advantage or financial value attributable to the patent.

Generally, patent applications in the US are maintained in secrecy for a period of at least 18 months. Since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we are not certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file those patent applications. The patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions. Therefore, we cannot predict the breadth of claims allowed in biotechnology and pharmaceutical patents, or their enforceability. To date, there has been no consistent policy regarding the breadth of claims allowed in biotechnology patents. Third parties or competitors may challenge or circumvent our patents or patent applications, if issued. Granted patents can be challenged and ruled invalid at any time, therefore the grant of a patent is not of itself sufficient to demonstrate our entitlement to a proprietary right. The disallowance of a claim or invalidation of a patent in any one territory can have adverse commercial consequences in other territories.

If our competitors prepare and file patent applications in the US that claim technology also claimed by us, we may choose to challenge competing patent rights, which could result in substantial cost, even if the eventual outcome is favorable to us. While we have the right to defend patent rights related to our licensed drug candidates and technologies, we are not obligated to do so. In the event that we decide to defend our licensed patent rights, we will be obligated to cover all of the expenses associated with that effort.

If a patent is issued to a third party containing one or more preclusive or conflicting claims, and those claims are ultimately determined to be valid and enforceable, we may be required to obtain a license under such patent or to develop or obtain alternative technology. In the event of a litigation involving a third party claim, an adverse outcome in the litigation could subject us to significant liabilities to such third party, require us to seek a license for the disputed rights from such third party, and/or require us to cease use of the technology. Further, our breach of an existing license or failure to obtain a license to technology required to commercialize our products may seriously harm our business. We also may need to commence litigation to enforce any patents issued to us or to determine the scope, validity and/or enforceability of third-party proprietary rights. Litigation would involve substantial costs.

hCDR1 for the treatment of SLE

The basic patent family (WO 2002/067848) covers the active pharmaceutical agent, the Edratide peptide. The patent has been granted in a large number of jurisdictions: US, Europe (validated in 13 countries), Australia, Canada, Hong Kong, Hungary, India, Israel, Korea, Mexico, Norway, and Russia. The patent expires on February 26, 2022. The basic patent for Edratide, in the US, did receive a patent term adjustment of 213 days (to September 27, 2022). The patent family for the formulation (WO 2004/064788) covers a very specific pharmaceutical composition comprising Edratide. It has been granted in the US, China, India, Israel, Japan, and Mexico, and is under examination in Europe and Canada. The formulation patent expires on January 14, 2024.

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rHuEPO for the treatment of Multiple Myeloma

A main use patent, United States Patent 6,579,525 “Pharmaceutical Compositions Comprising Erythropoietin for Treatment of Cancer,” was filed by Mor and Yeda in Israel on April 8, 1998. The patent was granted in the United States, Europe (Austria, Belgium, France, Germany, Great Britain, Ireland, Italy, the Netherlands, Spain, Sweden and Switzerland), Israel, Japan, Hong Kong and Canada. The issued patent will expire in 2019 (See “Government and Industry Regulation” regarding our granted orphan drug designation). Pursuant to our agreement with Bio-Gal, we have exclusive worldwide rights to the above patent for the use of rHuEPO in Multiple Myeloma.

The main claims of this US issued patent are directed to: A method for the treatment of a Multiple Myeloma patient, comprising the administration of Erythropoietin or Recombinant Human Erythropoietin, for the inhibition of tumor growth, triggering of tumor regression or inhibition of Multiple Myeloma cell metastasis in the said patient.

SAM-101 for the Treatment of Schizophrenia

An international patent application entitled “Combined therapies of antipsychotic drugs and tetracyclines in the treatment of psychiatric disorders” was filed by Mor on October 18, 2007 (International application number PCT/IL2007/001251). The patent is currently pending in National Phase in the US, Canada, Europe, India, and Israel.

The main claims of this patent include a pharmaceutical composition comprising as active ingredients at least one tetracycline and at least one antipsychotic drug, the pharmaceutical composition with modified release formulation, and a method for treating a psychotic disorder comprising administering the pharmaceutical composition to a patient in need.

The patent applications are pending as National Phase in Israel, US, Canada, Europe, and India. The table below details the current status of the patent applications:

Countries in which application was filed	Filing Date	Application No.	Patent No.	Status	Expiration Date*
Canada	18.10.2007	2666796	-	Filed	18.10.2027
Europe	18.10.2007	07827225.9	-	Examination	18.10.2027
India	18.10.2007	3100/DELNP/2009	-	Filed	18.10.2027
Israel	18.10.2007	198134	-	Examination	18.10.2027
PCT	29.03.2007	PCT/IL2007/000414	-	Expired
PCT-1	18.10.2007	PCT/IL2007/001251	-	Expired
US Prov.	19.10.2006	60/852646	-	Expired
USA	18.10.2007	13/733130	-	Examination	18.10.2027

* assuming that the patent will be registered on the basis of the PCT.

Other Intellectual Property Rights

We depend upon trademarks, trade secrets, know-how and continuing technological advances to develop and maintain our competitive position. To maintain the confidentiality of trade secrets and proprietary information, we require our employees, scientific advisors, consultants and collaborators, upon commencement of a relationship with us, to execute confidentiality agreements and, in the case of parties other than our research and development collaborators, to agree to assign their inventions to us. These agreements are designed to protect our proprietary information and to grant us ownership of technologies that are developed in connection with their relationship with us. These agreements may not, however, provide protection for our trade secrets in the event of unauthorized disclosure of such information.

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Licensing Agreements and Collaborations

hCDR1

On January 7, 2014, the Company entered into a licensing agreement with Yeda to research, develop, and commercialize hCDR1, a Phase II-ready asset for the treatment of SLE, among other indications. In consideration, the Company is responsible for a patent expense reimbursement in six installments totaling approximately $400,000. The Company is required to make milestone payments of $2.2 million: $200,000 upon starting Phase III, $1 million upon U.S. Food and Drug Administration approval and $250,000 for regulatory approval in each of China and three of the European Union’s Group of Six. In addition, the Company will pay 2-3% royalties of annual net sales and sublicense fees of 15-20% of whatever the Company receives from any sub-licensee.

Lupus is a debilitating disease affecting approximately five million people worldwide. hCDR1, is a peptide and acts as a disease-specific treatment to modify the SLE-related autoimmune process. It does so by specific upstream immunomodulation through the generation of regulatory T cells, reducing inflammation and resuming immune balance. Prior to being licensed to the Company by Yeda, hCDR1 was licensed to Teva Pharmaceutical Industries ("Teva"), which performed two placebo controlled Phase I trials and a placebo controlled Phase II trial called the PRELUDE trial. The studies consisted of over 400 patients, demonstrating that hCDR1 is well tolerated by patients and has a favorable safety profile. The PRELUDE trial did not achieve its primary efficacy endpoint based on the SLEDAI scale, resulting in Teva returning the asset to Yeda. However, the PRELUDE trial showed encouraging results in its secondary clinical endpoint, the BILAG index, and, in fact, the 0.5 mg weekly dose showed a substantial effect. Multiple post-hoc analyses also showed impressive results for this dose using the BILAG index. It is currently planned by the Company that such dose will be the focus of the clinical development plan moving forward. Subsequent to Teva’s return of the program to Yeda, the FDA directed that the primary endpoint in future trials for Lupus therapies, including those for hCDR1, should be based on either the BILAG index or the SRI. Given the FDA’s recommendation and the positive findings from the PRELUDE trial (which showed a substantial effect in the BILAG index), the Company intends to initiate a new Phase II clinical trial, which will include the 0.5 mg (and a 0.25 mg) weekly dose of hCDR1. We estimate that the trial will take approximately one year to enroll patients, another year for the treatment phase, and additional time to analyze the results for a total of approximately two and a half years. We intend to request that an interim analysis be conducted as well. We estimate the cost for development at between $12 and $15 million.

Bio-Gal/XTEPO

In March 2009 we signed an asset purchase agreement to acquire the rights to develop rHuEPO for the treatment of Multiple Myeloma. We are obligated to pay 1% royalties on net sales of the product, as well as a fixed royalty payment in the total amount of $350,000 upon the successful completion of Phase 2. Such payment of $350,000 is payable to Yeda upon the earlier of (i) six months from the successful completion of Phase 2 or (ii) the completion of a successful fundraising by XTL at any time after the completion of the Phase 2 of at least $2 million.

MinoGuard License

In November 2011, the Company acquired the assets of MinoGuard by an exclusive license to use MinoGuard’s entire technology in return for royalties on sales and milestone payments throughout the clinical development process, without any other payments. MinoGuard was founded in 2007 in order to commercialize combination therapies for treating psychotic diseases, focusing on Schizophrenia. Under the terms of the license agreement we shall pay MinoGuard accumulated clinical development and marketing approvals milestone-based payments of approximately $2.5 million. In addition, we will pay MinoGuard royalty-based payments on products that are based on the technology, equal to 3.5% of net sales and/or a percentage of our third-party out–license receipts in the range of 7.5%-20% according to the clinical phase of the drug at the time of an out-license transaction. It should be noted that the Company has the sole discretion to pay any of the above amounts in cash or by way of issuing of its shares to MinoGuard. In addition to the above payments, since as of June 30, 2013, XTL had not commenced a phase 2 clinical trial, we have paid MinoGuard an annual license fee, by way of issuance of 175,633 ordinary shares of the Company, representing a value of $45,000, for the 12 month period between July 1, 2013 and June 30, 2014. Such annual payments will increase by $90,000 per annum, up to $675,000 for the eighth year of the license.

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The term of the license commenced upon the signing of the license agreement and will be effective for an unlimited time. Upon the expiration of the last payment obligation of XTL the license will be considered perpetual and fully paid up.

Trademarks

InterCure and InterCure Inc. have the following registered trademarks:

Registered trademark details	International classification	Country
RESPeRATE	10	Israel
InterCure	10	US
RESPeRATE	10, 42	US
InterCure	10, 42	EU
RESPeRATE	10	EU
RESPeRATE	10	South Korea
RESPeRATE	10	China
RESPeRATE	10	Japan

URL addresses

XTL maintains the www.xtlbio.com URL address. InterCure has different registered URL addresses, including www.resperate.com, and a variety of domain suffixes, including of the main countries in which it operates. The expenses incurred in registering URL addresses are immaterial. InterCure renews them on an ongoing basis.

Competition

Competition in the pharmaceutical and biotechnology industries is intense. Our competitors include pharmaceutical companies and biotechnology companies, as well as universities and public and private research institutions. In addition, companies that are active in different but related fields represent substantial competition for us. Many of our competitors have significantly greater capital resources, larger research and development staffs and facilities and greater experience in drug development, regulation, manufacturing and marketing than we do. These organizations also compete with us to recruit qualified personnel, attract partners for joint ventures or other collaborations, and license technologies that are competitive with ours. To compete successfully in this industry we must identify novel and unique drugs or methods of treatment and then complete the development of those drugs as treatments in advance of our competitors.

The drugs that we are attempting to develop will have to compete with existing therapies. In addition, a large number of companies are pursuing the development of pharmaceuticals that target the same diseases and conditions that we are targeting. Other companies have products or drug candidates in various stages of pre-clinical or clinical development to treat diseases for which we are also seeking to discover and develop drug candidates. Some of these potential competing drugs are further advanced in development than our drug candidates and may be commercialized earlier.

Competing Products for Treatment of SLE

There is only one product that has been approved for SLE in the last 50 years, GlaxoSmithKline’s Benlysta which was approved in 2011. There are five potential biological therapies in advanced clinical development. Eli Lilly, Anthera Pharmaceuticals and Merck Serono are developing anti-BLyS therapies to directly compete with Benlysta (also an anti-BLyS therapy). All new anti-BLyS therapies are being developed for subcutaneous administration. Benlysta is currently given intravenously, even though GSK is currently developing a version for subcutaneous administration. UCB and ImmuPharma are developing biologic drugs with novel Mechanism of Actions (UCB’s drug is an antibody which is given intravenously). In addition, Bristol-Myers Squibb is developing its Rheumatoid Arthritis drug, Orencia, for the treatment of patients with Lupus Nephritis.

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Competing Products for Treatment of Multiple Myeloma

Although there are commercially available drugs for the treatment of Multiple Myeloma, we plan to conduct our clinical trial so that rHuEPO will be tested and given only to patients who have been treated with and either failed treatment or need to stop taking standard therapy. Thus, the drugs below are not in direct competition to our drug. However, rHuEPO may improve the current treatments and therefore may be supplementary to them, as follows:

Thalidomide is effective in approximately one-third of patients (for a certain period of time) with advanced disease and is synergistic with other agents active in Multiple Myeloma. Its exact mechanism of action is unclear, but inhibition of angiogenesis, modulation of cytokines, and immunological effects are probably involved. Thalidomide, as a single agent or in combination with steroids, is now the standard first line treatment for relapsed or refractory myeloma (if not used before) and is also being used as frontline and maintenance treatment. Newer derivatives of thalidomide, such as revlimid or lenalidomide (formerly CC5013), have potentially greater biological activity and fewer adverse effects, including teratogenicity. Preliminary studies show a response in 30-50% of patients with refractory disease. Thalidomide has severe side effects such as flu-like symptoms, constipation, neuropathy and thrombophilia, and has not yet demonstrated survival advantage.

Lenalidomide (Revlimid) is used with dexamethasone to treat patients with Multiple Myeloma who have already had another treatment. It is a small molecular analog of thalidomide that was originally found based on its ability to effectively inhibit tumor necrosis factor production. Lenalidomide is 50,000 times more potent than thalidomide in inhibiting tumor necrosis factor-alpha, and has less severe adverse drug reactions. Nonetheless, lenalidomide, like its parent compound thalidomide, causes venous thromboembolism (VTE), a potentially serious complication with their use.

Bortezomib (Velcade) inhibits the proteasome, an intracellular organelle responsible for protein disposal. The response rate to bortezomib in extensively treated myeloma is around 50%. The drug has recently been approved by the FDA based on phase 2 clinical results. The drug has several serious side effects, including neuropathy.

Carfilzomib (Kyprolis): This is a new generation or a novel derivative of proteasome-inhibitor, i.e. the new modern “Bortezomib”. It was already approved by the FDA as a second or third line therapy for relapsed or resistant myeloma. This was based on phase 2 clinical trials, and trials, including in Israel, are ongoing. According to the information gained so far, it appears that some of the previously resistant Multiple Myeloma patients to Velcade (Bortezomib) might respond to Carfilzomib. It is still too early to determine whether the novel drug indeed prolongs life (overall survival) or only prolongs the progression-free survival.

Pomalidomide (Pomalyst) has been approved by the FDA just recently, also for the treatment of relapsed/resistant Multiple Myeloma, as a second-third line treatment. This agent belongs to the INIDs family of drugs, and in essence, is considered the novel lenalidomide.

It is important to emphasize that studies with Carfilzomib and Pomalidomide are ongoing and their real role in the treatment of Multiple Myeloma has not been completely clarified.

Traditional chemotherapy treatment includes melphalan and prednisone, now used sparingly because of its propensity to compromise collection of haematopoietic stem cells, other combinations, and regimens containing high dose corticosteroids. The latter-including dexamethasone; vincristine, doxorubicin, and dexamethasone; and cyclophosphamide, vincristine, doxorubicin, and methylprednisolone -are preferred for transplant candidates.

High dose chemotherapy, particularly melphalan, with autologous haematopoietic stem cell transplantation improves response rates and their duration and survival compared with conventional chemotherapy. It is now commonly used as consolidation treatment. Unfortunately, even after haematopoietic stem cell transplantation, relapse is only a matter of time, although a minority of patients seem to survive over a decade in remission (“operational cure”). Maintenance treatment after transplantation with corticosteroids or αinterferon is often prescribed in an attempt to delay relapse. Although this probably does prolong the duration of remission, it is unclear if it confers a survival benefit.

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Allogeneic haematopoietic stem cell transplantation might potentially cure a proportion of patients through immunologically mediated graft versus myeloma effect. However, this procedure remains highly experimental at the present time. High mortality related to treatment has been a problem historically, but the use of safer preparative regimens of reduced intensity could improve long term results.

Competing Products for Treatment of Schizophrenia

SAM-101, if approved, will compete with currently available marketed atypical anti-psychotics from Eli Lilly, Johnson & Johnson, Bristol-Myers Squibb/Otsuka Pharmaceutical Co., Ltd., Pfizer Inc., AstraZeneca and others, as well as with generic brands of typical and atypical anti-psychotics. In addition there are a number of potentially competitive compounds under development, which include: Cariprazine, which is being developed by Forest Laboratories, Inc.; Bifeprunox, which is being developed by Solvay Pharmaceuticals, Inc., and Lurasidone, which is being developed by Dainippon Sumitomo Pharma Co., Ltd.

Supply and Manufacturing

We currently have no manufacturing capabilities and do not intend to establish any such capabilities.

hCDR1 for the treatment of SLE

We believe that we will be able to outsource production to a contract manufacturer in order to obtain sufficient inventory to satisfy the clinical supply needs for our future development for the treatment of SLE.

rHuEPO for the treatment of Multiple Myeloma

We believe that we will either be able to purchase Recombinant Erythropoietin (rHuEPO) from existing pharmaceutical companies or to enter into collaborative agreements with contract manufacturers or other third-parties to obtain sufficient inventory to satisfy the clinical supply needs for our planned development program for the treatment of Multiple Myeloma.

SAM-101 for the Treatment of Schizophrenia

We believe that we will either be able to purchase the selected antipsychotic and minocycline from existing pharmaceutical companies or to enter into collaborative agreements with contract manufacturers or other third-parties to obtain sufficient inventory to satisfy the clinical supply needs for our future development for the treatment of Schizophrenia.

General

At the time of commercial sale, to the extent that it is possible and commercially practicable, we plan to engage a back-up supplier for each of our product candidates. Until such time, we expect that we will rely on a single contract manufacturer to produce each of our product candidates under cGMP regulations. Our third-party manufacturers have a limited number of facilities in which our product candidates can be produced and will have limited experience in manufacturing our product candidates in quantities sufficient for conducting clinical trials or for commercialization. Our third-party manufacturers will have other clients and may have other priorities that could affect our contractor’s ability to perform the work satisfactorily and/or on a timely basis. Both of these occurrences would be beyond our control. We anticipate that we will similarly rely on contract manufacturers for our future proprietary product candidates.

We expect to similarly rely on contract manufacturing relationships for any products that we may in-license or acquire in the future. However, there can be no assurance that we will be able to successfully contract with such manufacturers on terms acceptable to us, or at all.

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Contract manufacturers are subject to ongoing periodic inspections by the FDA, the US Drug Enforcement Agency and corresponding state and local agencies to ensure strict compliance with cGMP and other state and federal regulations. We do not have control over third-party manufacturers’ compliance with these regulations and standards, other than through contractual obligations.

If we need to change manufacturers, the FDA and corresponding foreign regulatory agencies must approve these new manufacturers in advance, which will involve testing and additional inspections to ensure compliance with FDA regulations and standards and may require significant lead times and delay. Furthermore, switching manufacturers may be difficult because the number of potential manufacturers is limited. It may be difficult or impossible for us to find a replacement manufacturer quickly or on terms acceptable to us, or at all.

Government and Industry Regulation

Numerous governmental authorities, principally the FDA and corresponding state and foreign regulatory agencies, impose substantial regulations upon the clinical development, manufacture and marketing of our drug candidates and technologies, as well as our ongoing research and development activities. None of our drug candidates have been approved for sale in any market in which we have marketing rights. Before marketing in the US, any drug that we develop must undergo rigorous pre-clinical testing and clinical trials and an extensive regulatory approval process implemented by the FDA, under the Federal Food, Drug and Cosmetic Act of 1938, as amended. The FDA regulates, among other things, the pre-clinical and clinical testing, safety, efficacy, approval, manufacturing, record keeping, adverse event reporting, packaging, labeling, storage, advertising, promotion, export, sale and distribution of biopharmaceutical products.

The regulatory review and approval process is lengthy, expensive and uncertain. We are required to submit extensive pre-clinical and clinical data and supporting information to the FDA for each indication or use to establish a drug candidate’s safety and efficacy before we can secure FDA approval. The approval process takes many years, requires the expenditure of substantial resources and may involve ongoing requirements for post-marketing studies or surveillance. According to the FDA, before commencing clinical trials in humans, we must submit an IND to the FDA containing, among other things, pre-clinical data, chemistry, manufacturing and control information, and an investigative plan. Our submission of an IND may not result in FDA authorization to commence a clinical trial.

The Company was granted an Orphan-drug designation from the FDA in May 2011, for rHuEPO. In the US, Orphan-drug designation is granted by the FDA Office of Orphan Drug Products to novel drugs or biologics that treat a rare disease or condition affecting fewer than 200,000 patients in the US. The designation provides the drug developer with a seven-year period of US marketing exclusivity if the drug is the first of its type approved for the specified indication or if it demonstrates superior safety, efficacy, or a major contribution to patient care versus another drug of its type previously granted the designation for the same indication, as well as with tax credits for clinical research costs, the ability to apply for annual grant funding, clinical research trial design assistance and waiver of Prescription Drug User Fee Act filing fees.

The Company may apply to the European Medicines Agency in order to obtain Orphan-drug designation for its Recombinant Erythropoietin in Europe. Orphan designation is granted by the European Medicines Agency, following a positive opinion from the Committee for Orphan Medicinal Products, to a medicinal product that is intended for the diagnosis, prevention or treatment of a life-threatening or a chronically debilitating condition affecting not more than five in 10,000 persons in the European Community when the application for designation is submitted. Orphan drug designation provides the sponsor with access to the Centralized Procedure for the application for marketing authorization, protocol assistance, up to a 100% reduction in fees related to a marketing authorization application, pre-authorization inspection and post-authorization activities, and could provide ten years of market exclusivity in the EU, once approved for the treatment of Multiple Myeloma.

The FDA may permit expedited development, evaluation, and marketing of new therapies intended to treat persons with serious or life-threatening conditions for which there is an unmet medical need under its fast track drug development programs. A sponsor can apply for fast track designation at the time of submission of an IND, or at any time prior to receiving marketing approval of the NDA. To receive fast track designation, an applicant must demonstrate that the drug:

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•	is intended to treat a serious or life-threatening condition;

•	is intended to treat a serious aspect of the condition; and

•	has the potential to address unmet medical needs, and this potential is being evaluated in the planned drug development program.

Clinical testing must meet requirements for institutional review board oversight, informed consent and good clinical practices, and must be conducted pursuant to an IND, unless exempted.

For purposes of NDA approval, clinical trials are typically conducted in the following sequential phases:

•	Phase 1: The drug is administered to a small group of humans, either healthy volunteers or patients, to test for safety, dosage tolerance, absorption, metabolism, excretion, and clinical pharmacology.

•	Phase 2: Studies are conducted on a larger number of patients to assess the efficacy of the product, to ascertain dose tolerance and the optimal dose range, and to gather additional data relating to safety and potential adverse events.

•	Phase 3: Studies establish safety and efficacy in an expanded patient population.

•	Phase 4: The FDA may require Phase 4 post-marketing studies to find out more about the drug’s long-term risks, benefits, and optimal use, or to test the drug in different populations, such as children.

The length of time necessary to complete clinical trials varies significantly and may be difficult to predict. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. Additional factors that can cause delay or termination of our clinical trials, or that may increase the costs of these trials, include:

•	slow patient enrollment due to the nature of the clinical trial plan, the proximity of patients to clinical sites, the eligibility criteria for participation in the study or other factors, and the number of sites participating in the trial;

•	inadequately trained or insufficient personnel at the study site to assist in overseeing and monitoring clinical trials or delays in approvals from a study site’s review board;

•	longer treatment time required to demonstrate efficacy or determine the appropriate product dose;

•	insufficient supply of the drug candidates;

•	adverse medical events or side effects in treated patients; and

•	ineffectiveness of the drug candidates.

In addition, the FDA may place a clinical trial on hold or terminate it if it concludes that subjects are being exposed to an unacceptable health risk. Any drug is likely to produce some toxicity or undesirable side effects when administered at sufficiently high doses and/or for a sufficiently long period of time. Unacceptable toxicity or side effects may occur at any dose level at any time in the course of studies designed to identify unacceptable effects of a drug candidate, known as toxicological studies, or clinical trials of drug candidates. The appearance of any unacceptable toxicity or side effect could bring us or regulatory authorities to interrupt, limit, delay or abort the development of any of our drug candidates and could ultimately prevent approval by the FDA or foreign regulatory authorities for any or all targeted indications.

Before receiving FDA approval to market a product, we must demonstrate that the product is safe and effective for its intended use by submitting to the FDA an NDA containing the pre-clinical and clinical data that have been accumulated, together with chemistry and manufacturing and controls specifications and information, and proposed labeling, among other things. The FDA may refuse to accept an NDA for filing if certain content criteria are not met and, even after accepting an NDA, the FDA may often require additional information, including clinical data, before approval of marketing a product.

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As part of the approval process, the FDA must inspect and approve each manufacturing facility. Among the conditions of approval is the requirement that a manufacturer’s quality control and manufacturing procedures conform to cGMP. Manufacturers must expend time, money and effort to ensure compliance with cGMP, and the FDA conducts periodic inspections to certify compliance. It may be difficult for our manufacturers or us to comply with the applicable cGMP and other FDA regulatory requirements. If we or our contract manufacturers fail to comply, then the FDA will not allow us to market products that have been affected by the failure.

If the FDA grants approval, the approval will be limited to those disease states, conditions and patient populations for which the product is safe and effective, as demonstrated through clinical studies. Further, a product may be marketed only in those dosage forms and for those indications approved in the NDA. Certain changes to an approved NDA, including, with certain exceptions, any changes to labeling, require approval of a supplemental application before the drug may be marketed as changed. Any products that we manufacture or distribute pursuant to FDA approvals are subject to continuing regulation by the FDA, including compliance with cGMP and the reporting of adverse experiences with the drugs. The nature of marketing claims that the FDA will permit us to make in the labeling and advertising of our products will be limited to those specified in an FDA approval, and the advertising of our products will be subject to comprehensive regulation by the FDA. Claims exceeding those that are approved will constitute a violation of the Federal Food, Drug, and Cosmetic Act. Violations of the Federal Food, Drug, and Cosmetic Act or regulatory requirements at any time during the product development process, approval process, or after approval may result in agency enforcement actions, including withdrawal of approval, recall, seizure of products, injunctions, fines and/or civil or criminal penalties. Any agency enforcement action could have a material adverse effect on our business.

Should we wish to market our products in countries other than the US, we must receive marketing authorization from the appropriate regulatory authorities. The requirements governing the conduct of clinical trials, marketing authorization, pricing and reimbursement vary widely from country to country. At present, companies are typically required to apply for foreign marketing authorizations at a national level. However, within the EU, registration procedures are available to companies wishing to market a product in more than one EU member state. Typically, if the regulatory authority is satisfied that a company has presented adequate evidence of safety, quality and efficacy, then the regulatory authority will grant a marketing authorization. This regulatory approval process, however, involves risks similar or identical to the risks associated with FDA approval discussed above, and therefore we cannot guarantee that we will be able to obtain the appropriate marketing authorization for any product in any particular country. Our current development strategy calls for us to seek marketing authorization for our drug candidates in countries other than the United States.

Failure to comply with applicable laws and regulations would likely have a material adverse effect on our business. In addition, laws and regulations regarding the manufacture and sale of new drugs are subject to future changes. We cannot predict the likelihood, nature, effect or extent of adverse governmental regulation that might arise from future legislative or administrative action.

Organizational structure

Our wholly-owned subsidiary, XTEPO, is an Israeli privately-held company incorporated in November 2009 for the execution of the Bio-Gal transaction and which holds the exclusive license of the use patent of the rHuEPO drug for Multiple Myeloma.

Our wholly-owned subsidiary, XTL Biopharmaceuticals, Inc. and its wholly-owned subsidiary XTL Development, Inc., are each incorporated in Delaware. Since November 2008, these companies have not been active.

Our subsidiary, InterCure Ltd., is an Israeli public company, incorporated in November 1994. As of the date hereof, we hold approximately 54.72% of InterCure's issued and outstanding ordinary shares.

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Property, Plant and Equipment

Since August 2010 we lease offices of approximately 255 square meters, in Herzliya, Israel. The basic lease period is for 36 months with an option for an additional 24-month period. In April 2013 the company signed on the additional 24 month option as per the agreement until August 2015. In addition, the Company has the right to terminate the agreement after 12 months and/or upon introducing an alternative tenant in its place, pursuant to approval of the landlord.

InterCure's listed domicile is at 16 Hatidhar Street, Raanana 43652 Israel, at CFO Direct Ltd. InterCure Inc. operates out of its Manhattan offices in New York. In May 2010, InterCure Inc. signed an office lease agreement for a period of three years. In May 2013, InterCure Inc. signed a revised lease agreement for an additional 12 months. The monthly lease fees are approximately $1,000.

To our knowledge, there are no environmental issues that affect our use of the properties that we lease.

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OPERATING AND FINANCIAL REVIEW AND PROSPECTS

You should read the following discussion and analysis in conjunction with our audited consolidated financial statements, including the related notes, prepared in accordance with IFRS (International Financial Reporting Standards) for the years ended December 31, 2013 and 2012, included or incorporated by reference herein.

Selected Financial Data

	Years ended December 31,
	2013	2012	2011
	Audited
	U.S. dollars in thousands (except per share data)

Revenues	2,369	938	-
Cost of sales	(741)	(380)	-

Gross profit	1,628	558	-

Research and development expenses	(113)	(99)	(158)
Selling and marketing expenses	(1,691)	(848)
General and administrative expenses	(2,048)	(2,769)	(1,078)
Impairment of intangible assets	(1,729)	-	-
Other gains, net	1,059	802	12

Operating income (loss)	(2,894)	(2,356)	(1,224)

Finance income	61	60	24
Finance expenses	(35)	(15)	(7)

Finance income, net	26	45	17

Earnings (losses) from investment in associate	(845)	569	-

Loss for the period	(3,713)	(1,742)	(1,207)

Other comprehensive income (loss):
Items that might be classified to profit or loss:
Foreign currency translation differences	108	114	-
Reclassification of foreign currency translation adjustments to Other gains, net	(221)	-	-

Total other comprehensive income (loss)	(113)	114	-

Total comprehensive income (loss) for the period	(3,826)	(1,628)	(1,207)

Loss for the period attributable to:
Equity holders of the Company	(2,476)	(1,390)	(1,207)
Non-controlling interests	(1,237)	(352)	-
	(3,713)	(1,742)	(1,207)

Total comprehensive loss for the period attributable to:
Equity holders of the Company	(2,589)	(1,276)	(1,207)
Non-controlling interests	(1,237)	(352)	-
	(3,826)	(1,628)	(1,207)

Basic and diluted earnings (loss) per share (in U.S. dollars)	(0.011)	(0.006)	(0.006)

Weighted average number of issued ordinary shares	223,605,181	217,689,926	201,825,645

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Consolidated Statements of Financial Position Data:

	As of December 31,
	2013	2012
	Audited
	U.S. dollars in thousands

Cash, cash equivalents and bank deposits	4,165	3,312
Working capital	3,870	2,143
Total assets	8,015	11,086
Long term liabilities	11	13
Total shareholders' equity	6,265	7,353
Non-controlling interests	520	2,071

Overview

We are a biopharmaceutical company engaged in the acquisition and development of pharmaceutical products for the treatment of unmet medical needs, particularly the treatment of SLE, Multiple Myeloma and Schizophrenia. Also, through our consolidated subsidiary, InterCure, we develop a home therapeutic device for non-medicinal and non-invasive treatment of various diseases such as hypertension, heart failure, sleeplessness and mental stress and market and sell a home therapeutic device for hypertension. To date, our revenues were generated only from the medical device activity (since July 25, 2012) and we have not received approval for the sale of any of our drug candidates in any market and, therefore, have not generated any commercial revenues from the sales of our drug candidates.

We were established as a corporation under the laws of Israel in 1993, and commenced operations to use and commercialize technology developed at the Weizmann Institute, in Rehovot, Israel. Since commencing operations, our activities have been primarily devoted to developing our technologies and drug candidates, acquiring pre-clinical and clinical-stage compounds, raising capital, purchasing assets for our facilities, and recruiting personnel. We are a development stage company. We have had no drug product sales to date and the sales of our medical devices are as yet insufficient to generate operating income. Our major sources of working capital have been proceeds from various private placements of equity securities, option and warrant exercises, our initial public offering, our placing and open offer transaction, and private investments in public equities.

We have incurred negative cash flow from operations each year since our inception and we anticipate incurring negative cash flows from operating activities for the foreseeable future. We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy, including our planned product development efforts, our clinical trials, our marketing efforts of our medical devices and potential in-licensing and acquisition opportunities.

We started to generate revenues in medical device activity in 2012 through our subsidiary, InterCure which we acquired on July 25, 2012 (InterCure has been generating revenues for the sale of medical devices since 2000). Cost of sales is related to the sale of medical devices.

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Our research and development expenses in 2013, 2012 and 2011 primarily consisted of expenses related to the preparations for the rHuEPO drug clinical trial development plan. As part of the preparations, the Company conducted research which includes collection of data relating to the level of specific proteins in the blood of a group of patients with Multiple Myeloma, which will assist in focusing the Phase 2 clinical trial protocol. This collected research data will be integrated in the Phase 2 clinical trial. The costs of such preparations comprise of, among other things, costs in connection with medical regulation, patent registration costs, medical consulting costs and payments to medical centers. Additionally, we had expenses for the amortization of the exclusive right to examine a medical technology in the field of the immune system in 2010 and 2011.

Our selling and marketing expenses, which are wholly derived from our medical device operation through InterCure, consist primarily of advertising, mainly direct/online advertising, salaries, sales promotions and fees. We expense our selling and marketing expenses as incurred.

Our general and administrative expenses consist primarily of salaries, consultant fees, and related expenses for executive, finance and other administrative personnel, professional fees, director fees and other corporate expenses, including investor relations, business development costs and facilities related expenses. We expense our general and administrative expenses as incurred.

Our results of operations include non-cash compensation expense as a result of the grants of XTL and InterCure stock options. Compensation expense for awards of options granted to employees and directors represents the fair value of the award (measured using the Black-Scholes valuation model) recorded over the respective vesting periods of the individual stock options. We expect a decrease in the non-cash compensation in the future, primarily due to the fact that most expenses related to options granted in 2012 are recorded using the graded vesting method (see details below).

For awards of options and warrants to consultants and other third-parties, according to IFRS 2, the treatment of such options and warrants is the same as employee options compensation expense (see note 2p to the consolidated financial statements). We record compensation expense based on the fair value of the award at the grant date according to the Black-Scholes valuation model. According to the IFRS 2, in non-performance-based options, the Company recognizes options expenses using the graded vesting method (accelerated amortization). Graded vesting means that portions of a single option grant will vest on several dates, equal to the number of tranches. The Company treats each tranche as a separate share option grant; because each tranche has a different vesting period, and hence the fair value of each tranche is different. Therefore, under this method the compensation cost amortization is accelerated to earlier periods in the overall vesting period.

Our planned clinical trials will be lengthy and expensive. Even if these trials show that our drug candidates are effective in treating certain indications, there is no guarantee that we will be able to record commercial sales of any of our product candidates in the near future or generate licensing revenues from upfront payments associated with out-licensing transactions. In addition, we expect losses in our drug development activity to continue as we continue to fund development of our drug candidates. As we continue our development efforts, we may enter into additional third-party collaborative agreements and may incur additional expenses, such as licensing fees and milestone payments. As a result, our periodical results may fluctuate and a period-by-period comparison of our operating results may not be a meaningful indication of our future performance.

On November 21, 2012 we acquired from Teva its entire stake in Proteologics representing 31.35% of the share capital of Proteologics, which is accounted for using the Equity method of accounting in accordance with International Accounting Standard 28 Investment in Associates. In 2012, Proteologics contributed to our results of operations a loss in the amount of approximately $144,000 which was offset by a gain on bargain purchase in the amount of approximately $713,000, included in "Earnings from investment in associate" in our statement of comprehensive income. In 2013, Proteologics' contribution to our results of operations amounted to approximately $845,000, which was offset by a gain from the sale of our investment in Proteologics, effective on September 17, 2013, in the amount of $1,051,000.

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Results of Operations

Years Ended December 31, 2013 and 2012

Revenues. Sales for the years ended December 31, 2013 and 2012 totaled approximately $2,369,000 and $938,000, respectively, originating from the subsidiary InterCure whose financial statements were consolidated starting July 25, 2012. The majority of InterCure's sales are generated in the U.S., which for the year ended December 31, 2013, totaled approximately $2,076,000. From the date of consummation of the transaction (July 25, 2012) through December 31, 2012, sales in the U.S. totaled approximately $766,000.

Cost of Sales. Cost of sales for the years ended December 31, 2013 and 2012, originating entirely from InterCure, totaled approximately $741,000 and $380,000, respectively (or $529,000 and $225,000, respectively, excluding the amortization of identifiable intangible assets and other purchase price allocation (“PPA”) adjustments).

Gross profit. Gross profit derives entirely from InterCure whose average gross margin excluding amortization of identifiable intangible assets ranges between 76% and 78%. The percentage of gross profit out of revenues is affected by the mix of direct/online sales which provide relatively higher gross profit margins and sales by resellers which generally provide lower gross profit margins. For the years ended December 31, 2013 and 2012, gross margin (including amortization of identifiable intangible assets related to technology and other PPA adjustments totaling approximately $212,000 and $155,000) was 69% and 60%, respectively. Difference in gross margin between 2013 and 2012 is due to amortization of identifiable intangible assets and other PPA adjustments in 2012, as gross margin in the same periods, excluding such adjustments was approximately 78% and 76%, respectively.

Research and Development Expenses. Research and development expenses in the years ended December 31, 2013 and 2012 totaled approximately $113,000 and $99,000, respectively. Research and development expenses are comprised mainly of expenses related to preparations for initiating the phase 2 clinical trials of the rHuEPO drug designed to treat cancer patients with Multiple Myeloma and include, among other things, research costs incurred in tracing blood proteins in Multiple Myeloma patients, costs in connection with medical regulation, clinical insurance costs and other medical consulting costs. The increase in expenses in 2013 compared to 2012 is mainly due to expenses related to the Company's rHuEPO and SAM-101 drugs. Research and development expenses in InterCure for the year ended December 31, 2013 totaled approximately $30,000, and are mainly employee-related expenses. Research and development expenses relating to InterCure from the date of consummation of the transaction through December 31, 2012 were immaterial.

Selling and Marketing Expenses. Selling and marketing expenses in the years ended December 31, 2013 and 2012 totaled approximately $1,691,000 and $848,000, respectively, originating entirely from InterCure whose financial statements were consolidated as of July 25, 2012. Selling and marketing expenses in the years ended December 31, 2013 and 2012 include advertising expenses (mainly direct/online advertising expenses) totaling approximately $1,067,000 and $415,000, respectively, expenses relating to a service agreement with Giboov of approximately $300,000 and $77,000, respectively, and share-based payment expenses of $132,000 for options granted to Giboov in 2012, which were fully reversed in 2013 due to termination of the Giboov agreement.

General and Administrative Expenses. General and administrative expenses for the years ended December 31, 2013 and 2012 totaled approximately $2,048,000 and $2,769,000, respectively (approximately $1,329,000 and $2,448,000 without InterCure). The decrease in 2013 compared to 2012 (without InterCure) is mainly due to a $1.1 million decrease in share-based payments to directors, service providers and employees, originating from lower stock option grants in 2013, as well as reversal of expenses due to forfeitures of stock options by a Director who resigned from the Company. General and administrative expenses attributable to InterCure for the year ended December 31, 2013 totaled approximately $719,000. For the period from July 25, 2012 through December 31, 2012, such expenses incurred by InterCure totaled approximately $321,000 and consisted mainly of salary expenses, professional service fees, rent expenses, insurance costs and share-based payments to directors and employees.

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Impairment of intangible assets. Impairment of intangible assets originates from identifiable intangible assets recognized in the purchase of InterCure on July 25, 2012. As the Company identified indicators of impairment with regard to InterCure, namely a significant decline in InterCure's share price on the TASE, it hired the services of an external expert in order to establish whether or not such an impairment charge should be recorded. The total impairment loss in the approximate amount of $1,729,000 was allocated pro rata to the Technology and Brand Name assets in the amounts of approximately $1,372,000 and $357,000, respectively.

Other gains (losses), net. Other gains in the year ended December 31, 2013 totaled approximately $1,059,000, primarily originating from a gain from the sale of the Company's investment in Proteologics which totaled approximately $1,051,000. In the year ended December 31, 2012, the other gains in the amount of $802,000 were mainly due to a bargain purchase in connection with the InterCure transaction totaling $795,000. Bargain purchase gain is the excess of the fair value of the investment acquired over the fair value of the consideration provided for such purchase in accordance with IFRS 3R, "Business Combinations (Revised)" ("IFRS3R"), as further detailed below.

Finance income, net. Finance income, net for the years ended December 31, 2013 and 2012 totaled approximately $26,000 and $45,000, respectively. The decrease in finance income in 2013 compared to 2012 derives mainly from lower interest income on short-term bank deposits whose carrying amount during 2012 was significantly higher compared to 2013 as a result of the capital raising completed by the Company in March 2012 in a private placement and from the exercise of warrants (series 2) in the period. This decrease was partially offset by an increase in finance income from exchange rate differences, owing to larger NIS-denominated balances originating from proceeds from the sale of the investment in Proteologics.

Earnings (losses) from investment in associate. Earnings (losses) from investment in associate totaling approximately ($845,000) and $569,000 in the years ended December 31, 2013 and 2012, respectively, arose from the Company's investment in Proteologics which was accounted for according to the equity method. During 2013, the Company recognized such losses due to operational losses in Proteologics. From the acquisition date of November 21, 2012 through December 31, 2012, the Company's share in Proteologics' losses totaled approximately $144,000. On the date of acquisition, the Company recorded a gain from a bargain purchase totaling approximately $713,000.

“Income Taxes” We had no income tax expense for the years ended December 31, 2013 and 2012 due to losses incurred and we did not recognize any deferred tax benefits, since it is not "more likely than not" that we will be able to generate profits in the future to realize the deferred taxes.

Years Ended December 31, 2012 and 2011

Revenues. Sales in the year ended December 31, 2012 totaled approximately $938,000, originating from the subsidiary InterCure whose financial statements were consolidated starting July 25, 2012. InterCure's main sales are in the U.S. and the UK, which totaled approximately $766,000 and $167,000 respectively, from the date of consummation of the transaction (July 25, 2012) through December 31, 2012. We had no sales in 2011.

InterCure's sales in the year ended December 31, 2012 (including sales prior the acquisition by us in July 25, 2012) totaled approximately $2,267,000, compared to approximately $3,171,000 in the year ended December 31, 2011.

Cost of Sales. Cost of sales for the year ended December 31, 2012 totaled approximately $380,000 (or $225,000 excluding the amortization of identifiable intangible assets and other PPA adjustments). We had no cost of sales for the year ended December 31, 2011 as we did not generate revenues in that year.

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Gross profit. Gross profit derives entirely from InterCure whose average gross margin ranges between 74% and 78%. The percentage of gross profit out of revenues is affected by the mix of direct/online sales which provide relatively higher gross profit margins and sales by resellers which generally provide lower gross profit margins. The gross profit for the year ended December 31, 2012 (including amortization of identifiable intangible assets related to technology and other PPA totaling approximately $ 155,000) was 60%. The gross margin in the period, excluding the amortization of identifiable intangible assets related to technology and other PPA adjustments, was approximately 76%. We had no gross profit for the year ended December 31, 2011 as we did not generate revenues in that year.

Research and Development Costs. Research and development expenses in the year ended December 31, 2012 totaled approximately $99,000, compared to approximately $158,000 in 2011. Research and development expenses are comprised mainly from expenses related to preparations for initiating the phase 2 clinical trial of the rHuEPO drug designed to treat cancer patients with Multiple Myeloma and include, among others, research costs incurred in tracing blood proteins in Multiple Myeloma patients, costs in connection with medical regulation, clinical insurance costs and other medical consulting costs. The decrease in expenses compared to last year is mainly due to the termination of the exclusive right to examine a medical technology relating to the immune system in late 2011. Research and development expenses relating to InterCure from the date of consummation of the transaction through December 31, 2012 were immaterial.

Selling and Marketing Expenses. Sales and marketing expenses in the year ended December 31, 2012 totaled approximately $848,000, originating entirely from InterCure whose financial statements were consolidated with ours as of July 25, 2012. We measure "average contribution" as the ratio between gross profit less direct/online advertising expenses divided by direct/online advertising expenses. Selling and marketing expenses include advertising expenses totaling approximately $415,000 (mainly direct/online advertising expenses) and gross profit amounted to approximately $713,000 (net of amortization of identifiable intangible assets and other PPA adjustments), resulting in an average contribution of 72%. Selling and marketing expenses also include expenses relating to a service agreement signed with Giboov of approximately $77,000 and share-based payment of $132,000 for options granted to Giboov. We had no sales and marketing expenses in 2011.

General and Administrative Expenses. General and administrative expenses for the year ended December 31, 2012 totaled approximately $2,769,000 compared to approximately $1,078,000 for the year ended December 31, 2011. The increase is mainly due to an increase in share-based payments to directors, service providers and employees and expenses related to service providers including, among others, legal, professional and technological consulting fees in connection with the InterCure transaction and filing an application for relisting the ADRs on Nasdaq indicated above. General and administrative expenses attributable to InterCure for the period from the date of consummation of the transaction through December 31, 2012 totaled approximately $321,000 and consist mainly of salary expenses, professional service fees, rent expenses, insurance costs and share-based payments to directors and employees.

Other gains (losses), net. Other gains in the year ended December 31, 2012 totaled approximately $802,000, primarily originating from a gain from a bargain purchase in connection with the InterCure transaction totaling $795,000. Bargain purchase gain is the excess of the fair value of the investment acquired over the fair value of the consideration provided for such purchase in accordance with IFRS 3R, "Business Combinations (Revised)" ("IFRS3R"), as further detailed below. In the year ended December 31, 2011, we derived other gains totaling approximately $12,000.

Finance income, net. Finance income, net for the years ended December 31, 2012 and 2011 totaled approximately $45,000 and $17,000, respectively. The increase in finance income in 2012 compared to 2011 derives mainly from interest income on short-term bank deposits whose carrying amount during 2012 was significantly higher compared to 2011 as a result of the capital raising we completed in March 2012 in a private placement and from the exercise of warrants (series 2) in the period.

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Earnings from investment in associate. Earnings from investment in associate totaling approximately $569,000 for the year ended December 31, 2012, arise from our investment in Proteologics which is accounted for according to the equity method. As at December 31, 2012, we held approximately 31.24% of Proteologics' issued and outstanding share capital. On the date of acquisition, we recorded a gain from a bargain purchase totaling approximately $713,000. From the acquisition date November 21, 2012 through December 31, 2012, our share in Proteologics' losses totaled approximately $144,000. There were no earnings from investment in associate in 2011.

“Income Taxes” We had no income tax expense for the years ended December 31, 2012 and 2011 due to losses incurred and we did not recognize any deferred tax benefits, since it is not "more likely than not" that we will be able to generate profits in the future to realize the deferred taxes.

Critical Accounting Policies

Basis of presentation of the financial statements. The financial statements of the Company and its subsidiaries ("the Group") as of December 31, 2013 and for each of the three years in the period ended December 31, 2013 have been prepared in accordance with International Financial Reporting Standards which are standards and interpretations issued by the International Accounting Standards Board ("IFRS").

The significant accounting policies described below are consistent with those of all periods presented, unless indicated otherwise.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires the Company’s management to exercise its judgment in the process of applying the Group's accounting policies. The areas that involve judgment which has significant effect or complexity or where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 3 to the annual consolidated financial statements. Actual results could significantly differ from the estimates and assumptions used by the Group's management.

The Company analyzes the expenses recognized in the statement of comprehensive income by classification based on the function of expense.

We define critical accounting policies as those that are reflective of significant judgments and uncertainties and which may potentially result in materially different results under different assumptions and conditions. In applying these critical accounting policies, our management uses its judgment to determine the appropriate assumptions to be used in making certain estimates. These estimates are subject to an inherent degree of uncertainty. Our critical accounting policies include the following:

Subsidiaries consolidation and business combinations

The consolidated financial statements include the accounts of the Company and entities controlled by the Company. Control exists when the Company has the power over the investee, has exposure, or rights, to variable returns from involvement in the investee, and has the ability to use its power over the investee to affect its returns.

The Company examines whether it controls another entity even when it does not hold more than 50% of the voting rights, but can control the entity's financial and operating policies by de-facto control. De-facto control can be created under circumstances in which the ratio of the Company's voting rights in the entity to the percentage and dispersion of the holdings of the other shareholders grants the Company the power to control the entity's financial and operating policies.

Subsidiaries are fully consolidated starting from the date on which control therein is attained by the Company. Their consolidation ceases when such control is discontinued.

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The Company's accounting treatment of business combinations uses the acquisition method. The consideration transferred for the acquisition of a subsidiary (the “Acquiree”) is calculated as the total of fair values of the assets transferred by the Company, the liabilities incurred against the Acquiree's previous owners and the equity rights issued by the Company. The transferred consideration includes the fair value of each asset or liability arising from a contingent consideration arrangement. The acquisition related costs are recognized in profit or loss as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed by the Company in a business combination (excluding certain exceptions prescribed in IFRS 3R, "Business Combinations (Revised)" (“IFRS3R”) are initially measured at fair value on the acquisition date. For each business combination, the Company decides whether to recognize non-controlling interests in the Acquiree which represent existing ownership rights and entitle their holders to a relative portion of the entity's net assets upon liquidation at their fair value or at the relative portion of the existing ownership instruments in amounts recognized for the Acquiree's net identifiable assets. This decision is individually made for each business combination. All the other components of non-controlling interests are measured at fair value on the acquisition date unless another measurement basis is required by IFRS.

The excess of the overall amount of the transferred consideration, the amount of any non-controlling interests in the Acquiree, and the fair value of any previous equity rights in the Acquiree on the acquisition date in excess of the net amount of identifiable assets acquired and liabilities assumed on the acquisition date, all measured as above, is recognized as goodwill.

In the event that the net amount of identifiable assets acquired and liabilities assumed on the acquisition date exceeds the overall amount of the transferred consideration, the amount of any non-controlling interests in the Acquiree, and the fair value of any previous equity rights in the Acquiree on the acquisition date as discussed above, the difference is recognized directly in profit or loss on the acquisition date.

Intercompany balances and transactions, including revenues, expenses and dividends in respect of transactions between the Group companies, are eliminated. Gains and losses arising from intra-group transactions that have been recognized as assets (such as inventories and property, plant and equipment) are also eliminated. Such intra-group losses may point to the impairment of assets which is tested and accounted for as specified in g below.

Transactions with non-controlling interests which do not result in loss of control

Transactions with non-controlling interests in subsidiaries which do not result in loss of control in the subsidiaries are accounted for as transactions with owners. In these transactions, the difference between the fair value of any consideration paid or received and the amount of adjustment of the non-controlling interests to reflect the changes in their relative rights in the subsidiaries is directly recognized in equity and attributed to the equity holders of the parent.

Associate

An associate is an entity over which the Group exercises significant influence, but not control, which is usually expressed in holding 20%-50% of the voting rights. The investment in an associate is presented using the equity method of accounting. According to the equity method of accounting, the investment is initially recognized at cost and its carrying amount varies to the extent that the Group recognizes its share of the associate's earnings or losses from the acquisition date.

The Group's share in the earnings or losses of associates after the acquisition date is carried to profit or loss and its share in the other comprehensive income movements after the acquisition date is carried to other comprehensive income against the carrying amount of the investment.

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Intangible assets

1.	Brand name and technology

Brand name and technology acquired in a business combination are recognized at fair value on the acquisition date. Brand name and technology have a finite useful life and are presented at cost net of accumulated amortization and impairment losses. The amortization is calculated using the straight-line method over the expected useful life (9-10 years).

2.	Computer software

Acquired licenses to use computer software are capitalized based on costs incurred in acquiring the specific software and preparing it for use. These costs are amortized using the straight-line method over the estimated useful life (five years). Costs relating to computer software upkeep are recognized as expenses as incurred.

3.	Exclusive technology testing right

An acquired exclusive immune system technology testing right has a finite life of 15 months in effect from September 1, 2010 and is amortized using the straight-line method over its useful life. On November 30, 2011, the amortization of this right was concluded. See details in Note 14d to the consolidated financial statements for the year ended December 31, 2012.

4.	Unamortized intangible assets (licenses and patent rights)

The amortization of an asset on a straight-line basis over its useful life begins when the development procedure is completed and the asset is available for use. These assets are reviewed for impairment once a year or whenever there are indicators of a possible impairment, in accordance with the provisions of IAS 36, "Impairment of Assets".

5.	Research and development

Research expenditures are recognized as expenses when incurred. Costs arising from development projects are recognized as intangible assets when the following criteria are met:

•	it is technically feasible to complete the intangible asset so that it will be available for use;
•	management intends to complete the intangible asset and use or sell it;
•	there is an ability to use or sell the intangible asset;
•	it can be demonstrated how the intangible asset will generate probable future economic benefits;
•	adequate technical, financial and other resources to complete the development and to use or sell the intangible asset are available; and
•	the expenditure attributable to the intangible asset during its development can be reliably measured.

Other development expenditures that do not meet these criteria are recognized as an expense when incurred. Development costs that were previously recognized as an expense are not recognized as an asset in a later period. During the reporting period, the Group did not capitalize development costs to intangible assets.

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Impairment of non-financial assets

Intangible assets which are not yet available for use are not depreciated and impairment in their respect is tested every year. Depreciable assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets that sustained impairment are reviewed for possible reversal of the impairment at each date of the statement of financial position.

As for testing impairment of acquired intangible assets, see intangible assets above.

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Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories comprises costs of purchase and costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated selling costs. The Company periodically evaluates the condition and age of inventories and makes provisions for slow moving inventories accordingly.

Cost of inventories is determined as follows:

Raw materials - at cost of purchase using the "first-in, first-out" method.

Purchased merchandise and products - using the "first-in, first-out" method.

Share capital

The Company's Ordinary shares are classified as share capital. Incremental costs directly attributable to the issuance of new shares or options are shown in equity as a deduction, net of tax, from the issuance proceeds.

When we purchase Company shares (treasury shares), the consideration paid, including incremental costs directly attributable to the purchase (less the effect of taxes on income), is deducted from the equity attributable to equity holders of the parent until the shares are eliminated or reissued. When these shares are reissued in subsequent periods, the consideration received, less incremental costs directly attributable to the transaction and less the effect of taxes on income, is included in equity with allocation to the equity attributable to equity holders of the parent and non-controlling interests.

Share-based payment

We operate a number of share-based payment plans to employees and to other service providers who render services that are similar to employees' services that are settled with the Company’s equity instruments. In this framework, we grant employees, from time to time, and at our sole discretion, options to purchase our common shares. The fair value of services received from employees in consideration of the grant of options is recognized as an expense in the statement of comprehensive income (loss) and correspondingly carried to equity. The total amount recognized as an expense over the vesting term of the options (the term over which all pre-established vesting conditions are expected to be satisfied) is determined by reference to the fair value of the options granted at grant date, except the effect of any non-market vesting conditions.

 Non-market vesting conditions are included in the assumptions used in estimating the number of options that are expected to vest. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions of the share-based payment arrangement are to be satisfied.

In each reporting date, the Company revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions and recognizes the impact of the revision to original estimates, if any, in the statement of comprehensive income (loss) with a corresponding adjustment in equity.

When the options are exercised, the Company issues new shares. The proceeds net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium.

Share-based payment transactions in which the Company acquired assets as consideration for the Company's equity instruments are measured at the value of the assets acquired.

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 Provisions

A provision in accordance with IAS 37 is recognized when we have a present obligation (legal or constructive) as a result of past events, likely to be required to use economic resources to settle the obligation and can be reliably estimated. The group recognizes a provision for warranty when the product is sold to the customer or when the service is provided to the customer. Initial recognition is based on past experience. The estimated provision is re-tested every year.

Revenue recognition

Revenues are recognized in profit or loss when the revenues can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the Company, and the costs incurred or to be incurred in respect of the transaction can be measured reliably. Revenues are measured at the fair value of the consideration received less any trade discounts, volume rebates and returns.

Following are the specific revenue recognition criteria which must be met before revenue is recognized:

Revenues from sale of goods to retail customers:

Revenues from the sale of goods are recognized when all the significant risks and rewards of ownership of the goods have passed to the buyer and the seller no longer retains continuing managerial involvement. The delivery date to the customer is usually the date on which ownership passes.

Revenues from sale of goods to distributors:

InterCure sells its products to distributors as well. Revenues from such sales are recognized when InterCure or its subsidiaries deliver the goods to the distributor, when sales channel and selling price are at the distributor's sole discretion, and when there are no ongoing obligations to prevent the distributor from receiving the goods. Revenue is only recognized when goods were delivered to the designated site, risks of loss and damage are transferred to the distributor and distributor had received the goods in accordance with the sales agreement, conditions for receipt of goods had expired or InterCure holds objective evidence that goods receipt criteria had been met.

Sales do not include a finance component, as they are made with a 60 days credit period, considered as consistent with the market in which InterCure operates.

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CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

1.	Critical accounting estimates and assumptions

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

•	Intangible assets

(i)	In determining the fair value of assets acquired in share-based payment transactions and in testing impairment of these research and development assets, the Company's management is required to estimate, among other things, the probable endpoints of trials conducted by the Company, the commercial technical feasibility of the development and the resulting economic benefits. Actual results and estimates to be made in the future may significantly differ from current estimates.

(ii)	The Company is required to determine at the end of each reporting period whether there is any indication that an asset may be impaired. If indicators for impairment are identified, the Company estimates the assets' recoverable amount, which is the higher of an asset's fair value less costs to sell and its value-in-use. The value-in-use calculations require management to make estimates of the projected future cash flows. Determining the estimates of the future cash flows is based on management’s past experience and best estimate for the economic conditions that will exist over the remaining useful economic life of the asset.

•	Share-based payments - in evaluating the fair value and the recognition method of share-based payment, the Company's management is required to estimate, among other things, different parameters included in the computation of the fair value of the options and the Company's results and the number of options that will vest. Actual results and estimates to be made in the future may significantly differ from current estimates.

2.	Judgments that have a critical effect on the adoption of the entity's accounting policies

•	The existence of control over InterCure - the Company’s management has estimated the degree of effect it has in InterCure and has determined that it is able to govern InterCure's financial and operating policies. As of the date hereof, the Company holds approximately 54.72% of InterCure's issued and outstanding share capital.

Impact of Inflation and Currency Fluctuations

We generate most of our revenues and hold most of our cash, cash equivalents and bank deposits in US dollars. While a substantial amount of our operating expenses are in US dollars, we incur a portion of our expenses in New Israeli Shekels. In addition, we also pay for some of our services and supplies in the local currencies of our suppliers. As a result, we are exposed to the risk that the US dollar will be devalued against the New Israeli Shekel or other currencies, and as a result our financial results could be harmed if we are unable to protect against currency fluctuations in Israel or other countries in which services and supplies are obtained in the future. Accordingly, we may enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of currencies. The Company's treasury's risk management policy, excluding InterCure, is to hold NIS-denominated cash and cash equivalents and short-term deposits in the amount of the anticipated NIS-denominated liabilities for nine to twelve consecutive months from time to time in line with the directives of the Company's Board. InterCure focuses on actions to reduce to a minimum the negative effects arising from this risk and therefore holds cash and cash equivalents in currencies in which it operates, in accordance with management's assessments. These measures, however, may not adequately protect us from the adverse effects of inflation in Israel. In addition, we are exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of the New Israeli Shekel in relation to the US Dollar or that the timing of any devaluation may lag behind inflation in Israel. Future activities may lead us to perform a clinical trial in Israel, which may lead us to reassess our use of the US dollar as our functional currency.

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As of December 31, 2013, if our functional currency had weakened by 10% against the NIS with all other variables remaining constant, post-tax loss for the year would have been approximately $157,000 higher (2012 - post-tax loss approximately $89,000 lower; 2011 - post-tax loss approximately $30,000 higher), mainly as a result of exchange rate changes on translation of other accounts receivable, net and exchange rate changes on NIS-denominated cash and cash equivalents and short-term deposits. Loss was more sensitive to fluctuations in the exchange rate in relation to the NIS in 2013 than in 2012 mainly due to an increase in NIS-denominated cash and receivable balances related to proceeds from the sale of the Company’s investment in Proteologics, late in the third quarter of 2013.

Governmental Economic, Fiscal, Monetary or Political Policies that Materially Affected or Could Materially Affect Our Operations

The income of the Company is subject to corporate tax at the regular rate; the guidance of the amendment to the Israeli Income Tax Ordinance, 2005 from August 2005 prescribes a gradual reduction in the corporate tax rates and the resulting corporate tax rates starting 2009 are as follows: 2009 - 26% and 2010 and thereafter - 25%.

On July 14, 2009, the “Knesset” (Israeli Parliament) passed the Law for Economic Efficiency (Amended Legislation for Implementing the Economic Plan for 2009 and 2010), 2009, which prescribes, among other things, an additional gradual reduction in the corporate tax rates starting 2011 to the following tax rates: 2011 - 24%, 2012 - 23%, 2013 - 22%, 2014 - 21%, 2015 - 20%, 2016 and thereafter - 18%.

In December 2011, following the enactment of the Law for the Changing the Tax Burden (Legislative Amendments), 2011 (hereafter - "Tax Burden Distribution Law"), the phased reduction in the corporate tax was eliminated, and corporate tax rate in 2012 and thereafter was set to 25%.

On August 5, 2013, the Law for Changing National Priorities (Legislative Amendments for Achieving Budget Targets for 2013-2014), 2013 (the “Law”) was published in the Government's records. The Law prescribes, among other things, from the 2014 tax year and thereafter, an increase in the Israeli corporate tax rate to 26.5% (instead of 25%).

As of December 31, 2013, XTL Biopharmaceuticals Ltd. did not have any taxable income, except for a capital gain from the sale of the investment in Proteologics, which was offset against capital loss carryforwards and current operating losses. As of December 31, 2013, our net operating loss carry forwards for Israeli tax purposes registered on behalf of XTL Biopharmaceuticals Ltd. amounted to approximately $28 million. Under Israeli law, these net-operating losses may be carried forward indefinitely and offset within XTL Biopharmaceuticals Ltd only, against future taxable income, including capital gains from the sale of assets used in the business, with no expiration date. Also, InterCure has carryforward business losses and capital losses which total approximately $17 million as of December 31, 2013.

In order to obtain tax exemption for the share swap transaction with Bio-Gal pursuant to Sections 104 and 103 of the Israeli Income Tax Ordinance (Revised), 1961, we signed an agreement with the Israeli Tax Authority on July 15, 2010. Below is the summary of the principal conditions for the share swap and the transfer of the intangible asset:

1.	The balance of the Company's business losses and capital losses for tax purposes was reduced to approximately NIS 80 million (approximately $ 23 million) and approximately NIS 0.7 million (approximately $ 0.2 million), respectively. This item is not to derogate from the Tax Assessing Officer's authority to establish that the balance of losses is actually lower than the abovementioned amounts.

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2.	Any losses incurred by the Company prior to the share swap, after their reduction as discussed in paragraph 1 above, will not be offset against any income originating from Xtepo (the transferred company) or against a capital gain from the sale of shares of Xtepo.

3.	Xtepo shareholders will not be allowed to sell their shares in the Company for a period of two years from the end of the year of completion of the transaction (“the Lock-up Period”), subject to any changes in legislation.

4.	The Company and Xtepo both undertake to maintain their main economic activity as it was prior to the transaction during the Lock-up Period.

5.	The Company will not be permitted to sell its holdings in Xtepo for the duration of the Lock-up Period.

The Lock-up Period ended on December 31, 2012.

It is indicated that the guidance to Sections 104 and 103 to the Israeli Income Tax Ordinance, which deal with restructuring and mergers, impose statutory limitations and various conditions on the entities participating in the change in structure/merger, among other things, restrictions on dilution of holdings from raising by a prospectus or by private placements. The summary of the principles detailed above does not constitute a substitute to the overall articles.

Additionally, on January 1, 2013, Xtepo shareholders decided to engage in a new voluntary lock-up agreement ("New Lock-Up Agreement") for an additional period of 3 years ("New Restriction Period"), according to which selling restrictions shall apply to the shares held by them. Hereunder are the principle restrictions regarding the quantities eligible for sale during the agreement period:

1.	During the first year of the New Restriction Period (starting on January 1, 2013 up to December 31, 2013) 15% of the total shares held by Xtepo shareholders shall be eligible for sale in a manner that every month each shareholder shall be entitled to sell up to 1.25% (15%*1/12) of the total restricted shares.

2.	During the second year of the New Restriction Period (starting on January 1, 2014 up to December 31, 2014) shares that constitute 25% of the total amount of shares held by Xtepo shareholders shall be eligible for sale in a manner that every month each shareholder shall be entitled to sell up to 2.08333% (25%*1/12) of the total restricted shares.

3.	During the third year of the New Restriction Period (starting on January 1, 2015 up to December 31, 2015) the remaining shares held by Xtepo shareholders shall be eligible for sale in a manner that every month each shareholder shall be entitled to sell up to 5% (60%*1/12) of the total restricted shares.

The New Lock-up Agreement terminates upon the occurrence of one of the following events: (1) the end of the New Restriction Period as defined above; (2) the shareholders receipt of written notification from the Trustee that the Trustee wishes to terminate their position under the New Lock-Up Agreement within 30 days, and the Company has not found a replacement trustee within the said period; or (3) a majority of the shareholders who are party to the New Lock-Up Agreement agree to terminate the agreement.

Since April 7, 2009, we have not had a “permanent establishment” or activity in the US, and our subsidiaries do not perform any activities in the US. Our board of directors consists of a majority of Israeli residents and our management is domiciled in Israel.

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B. Liquidity and Capital Resources

We have financed our operations from inception primarily through various private placement transactions, our initial public offering, a placing and open offer transaction, option and warrant exercises, and private investments in public equities. As of December 31, 2013, we had received net proceeds of approximately $80.2 million from various private placement transactions, including net proceeds of approximately $1.5 million from the Bio-Gal transaction in August 2010, net proceeds of approximately $45.7 million from our initial public offering in September 2000, net proceeds of approximately $15.4 million from the 2004 placing and open offer transaction, net proceeds of approximately $1.75 million from our public offering on TASE in March 2011 and proceeds of approximately $4.0 million from the exercise of options and warrants.

As of December 31, 2013, we had approximately $4.2 million in cash, cash equivalents, and short-term bank deposits (approximately $3.9 million excluding cash in InterCure), an increase of $0.9 million ($1.6 million excluding cash in InterCure) from December 31, 2012.

Cash flows used in operating activities for the year ended December 31, 2013 totaled approximately $2.5 million, compared to cash flows used in operating activities of approximately $1.5 million for the year ended December 31, 2012. InterCure's share in the cash flows used in operating activities in the years ended December 31, 2013 and 2012 totaled approximately $1 million and $0.4 million, respectively. The increase in cash used in operating activities (excluding InterCure) compared to the corresponding period last year mainly arises from payments made in the period to professional service providers and the payment of bonuses to officers.

Cash flows provided by (used in) investing activities in the year ended December 31, 2013 totaled approximately $3.3 million compared to cash flows provided by (used in) investing activities of approximately $1.2 million in the corresponding period last year. The changes between the periods mostly reflect the sale of the investment in an associate and the movement in short-term deposits in the periods.

Cash flows provided by financing activities in the year ended December 31, 2013 totaled approximately $0.3 million, originating from the sale of treasury shares by InterCure and the exercise of warrants (series 2) and non-marketable options in the period. Cash flows provided by financing activities in the corresponding period the previous year totaled approximately $4.2 million, originating from the private placement of March 2012 and the exercise of warrants (series 2).

Continuation of our current operations is dependent upon the generation of revenues including revenues from our medical device activity through our consolidated subsidiary InterCure, or additional financial resources through agreements for the monetization of our rHuEPO for Multiple Myeloma, SAM-101 for Schizophrenia, hCDR1 for Lupus or through external financing. The Company has no revenues from drug development operations at this stage and it is dependent on external financing sources. The Company has incurred continuing losses and its entire income at this stage originates from InterCure, a subsidiary which was consolidated for the first time in the 2012 financial statements (following the completion of the transaction of July 2012, see also Note 5 to the consolidated financial statements for the year ended December 31, 2013). In the opinion of the Company's management and based on its business plans, the balances of cash and cash equivalents with the balances of short-term deposits will enable the Company to fund its activities through at least the fourth quarter of 2015. However, the actual amount of cash the Company will need to fund its operations is subject to many factors, including, but not limited to, the timing, design and execution of the clinical trials of its existing drug candidates, any future projects which may be in-licensed or any other business development activities. For example, changing circumstances and/or acquisition of new technologies may cause the Company to consume capital significantly faster than management's current anticipation and the Company may need to spend more money than currently expected because of, among other things, circumstances beyond its control. InterCure has had recurring losses and presently does not have sufficient cash and other resources to meet its future plans beyond July 2015. If InterCure is unsuccessful in raising additional financing, it may need to curtail or discontinue operations.

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The Company will incur additional losses in 2014 from research and development activities, examination of additional technologies and from current operation which will be reflected in negative cash flows from operating activities. Accordingly, in order to complete the clinical trials to bring a product to market, the Company will be required to raise additional cash in the future through the issuance of securities. However, if the Company is not able to raise additional capital at acceptable terms, the Company may be required to exercise tradable securities held by it or reduce operations or sell or out-license to third parties some or all of its technologies.

C. Research and Development, Patents and Licenses

Research and development costs in 2013, 2012 and 2011 substantially derived from costs related to the preparations for the rHuEPO drug clinical trial development plan. As part of those preparations, the Company conducted a study which consists of collecting preliminary data on the existence of specific proteins in the blood of a group of Multiple Myeloma patients. The Company has expanded the study to additional centers in order to collect additional data beyond the original study plan. The data which was collected in the framework of the preliminary study will be combined, as necessary, in planning and preparing for the implementation of the phase 2 clinical trial which the Company expects to obtain the approval to commence it in the second half of 2014. The costs of such preparations comprise of, among other things, costs in connection with medical regulation, patent registration costs, medical consulting costs and payments to medical centers. Additionally, we had amortization expenses of the exclusive right to examine a medical technology in the field of the immune system in 2011.

hCDR1 for the Treatment of SLE

The Company intends to initiate a new Phase II clinical trial, which will include the 0.5 mg (and a 0.25 mg) weekly dose. We estimate that the trial will take one year to enroll patients, another year to conduct treatment, and additional time to analyze the results for a total of approximately two and a half years. We estimate the cost for that period at between $12 and $15 million.

rHuEPO for the Treatment of Multiple Myeloma

According to the clinical trial’s preliminary plan received as part of the Bio-Gal transaction, we are planning on performing a prospective, multi-center, double blind, placebo controlled, phase 2 study intended to assess safety of rHuEPO when given to patients with advanced Multiple Myeloma and demonstrate its effects on survival, biological markers related to the disease, immune improvements and quality of life. We intend to receive approval to commence such trial in the second half of 2014 and we expect it to last two-and-a-half years and its cost is estimated at approximately $2.0 million. We have not yet submitted the preliminary plan, which may be updated, to the authorities and/or the applicable IRB.

While we have begun preliminary discussions with potential clinical sites and third party vendors for the planned study, we have not yet determined the final size and scope of the study, and as a result, we cannot certify the above estimations regarding the clinical trial period and cost to complete the study.

SAM-101 for the Treatment of Schizophrenia

According to the preliminary development plan received as part of the MinoGuard transaction, we plan to perform a multi-center phase 2b clinical trial under the FDA, using our proprietary combination. This preliminary plan is subject to changes in accordance with our regulatory advisors and the FDA/other regulatory agencies, requirements.

The information above provides estimates regarding the costs associated with the current estimated range of time that will be necessary to complete the development phase for hCDR1 for the treatment of SLE, rHuEPO for the treatment of Multiple Myeloma and develop SAM-101 for the treatment of Schizophrenia.

The following table sets forth the research and development costs for the years 2013, 2012 and 2011 including all costs related to the clinical-stage projects, our pre-clinical activities, and all other research and development. We started preparations for rHuEPO clinical development in the last quarter of 2010 (after the completion of the Bio-Gal transaction on August 2010). We in-licensed SAM-101 in November 2011 and we estimate that we will incur significant costs on its development in the upcoming years. Whether or not and how quickly we commence and complete development of our clinical stage projects is dependent on a variety of factors, including the rate at which we are able to engage clinical trial sites and the rate of enrollment of patients. As such, the costs associated with the development of our drug candidates will probably increase significantly.

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	Research and development Expenses in thousand US$
	Years ended December 31,
	2013	2012	2011

hCDR1	9	-	-
rHuEPO	58	93	70
SAM-101	16	-	-
Anti TNF (Yeda Option)	-	-	88
Other (RESPeRATE, through InterCure)	30	6	-
Total Research and Development	113	99	158

D. Trend Information

Please see “Operating and Financial Review and Prospects” for trend information.

E. Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities whereby we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities, or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

F. Tabular disclosure of contractual Obligations

As of December 31, 2013, we had known contractual obligations, commitments and contingencies of approximately $154,000 which relate to our offices and vehicle operating lease obligations, of which approximately $94,000 is due within the next year, with the remaining balance due as per the schedule below.

According to certain vehicle operating lease agreements, we have the sole right to terminate these agreements with 1-2 months paid notice. We also had the sole right to extend the office lease period by additional 24 months. In April 2013 we notified our offices' landlord that we wished to extend the lease agreement, according to the option given to us. The table below reflects our obligations under the extension of the lease period.

We do not carry any contractual obligations, commitments or contingencies relates to research and development operation.

	Payment due by period as of December 31, 2013 (in thousands of US$)
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease obligations	154	94	60	-	-
Total	154	94	60	-	-

Pursuant to our asset purchase agreement to acquire the rights to develop rHuEPO for the treatment of Multiple Myeloma from Bio-Gal Ltd., we are obligated to pay 1% royalties on net sales of the product, as well as a fixed royalty payment in the total amount of $350,000 upon the successful completion of Phase 2. The payment of $350,000 is to be made to Yeda upon the earlier of (i) six months from the successful completion of Phase 2 or (ii) the completion of a successful fundraising by XTL at any time after the completion of the Phase 2 in an amount of at least $2 million.

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According to the agreement with MinoGuard we are obligated to pay milestone payments to MinoGuard of up to $2.5 million based on development and marketing milestones as well as a 3.5% royalty of our net sales of the product and 7.5%-20% from our third-party out-license receipts, depending on the phase of the drug at the time of an out-license transaction. It should be noted we have the sole discretion to pay any of the above amounts in cash or through an issuance of our shares to MinoGuard.

According to our strategic collaboration master agreement with the Institute and Mor, we are obligated to pay the Institute for the services provided by them the cost basis related to the Institute's activity in the framework of any project plus an additional 10% of the total royalties to which Mor is entitled pursuant to its agreements with the Company in connection with each technology for which rights were granted to the Company.

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DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

A.	Directors and Senior Management

The following sets forth information with respect to our directors and executive officers as of the date hereof.

Name	Age	Position
Amit Yonay	44	Chairman of the Board of Directors
Dafna Cohen	44	Non-Executive and External Director
Jaron Diament	46	Non-Executive and External Director
Marc Allouche	40	Non-Executive Director
David Bassa	52	Non-Executive Director
Josh Levine	49	Chief Executive Officer
David Kestenbaum	49	Chief Financial Officer
Prof. Moshe Mittelman	61	Medical Director

Amit Yonay has served as a director of our company since March 2009. Mr. Yonay has also served as the Chairman of the Board of Directors of InterCure Ltd. since July 2012. Since 2007, he has been actively involved in independent investments primarily in the real estate and capital markets with an emphasis toward distressed asset opportunities. From 2000 to January 2007, Mr. Yonay served as the Head Israeli Sell-Side Analyst with ING Financial Markets (NYSE: ING, Euronext: INGA) in Israel. Mr. Yonay received a BSc in Electrical Engineering from Binghamton University and a MBA from Tel Aviv University in Finance and International Business.

Dafna Cohen has served as a director of our company since March 2009. From 2010 until 2011, she served as director of Global Treasury at Mediamind Technologies (NASDAQ: MDMD). From 2005 to 2009 she served as Director of Investment and Treasurer of Emblaze Ltd. (LSE: BLZ). From 2000 to December 2004, Ms. Cohen was an Investment Manager for Leumi Partners. From 1994-2000, Ms. Cohen worked in the derivatives sector of Bank Leumi. In addition, Ms. Cohen serves as a director of Formula Systems Ltd (Nasdaq: FORTY, TASE: FORTY) since November 2009. Ms. Cohen has served as a Director at Europort (TASE: ERPT.B1) since January 2012. From March 2011 to July 2012 Ms. Cohen was a director of Inventech Central (TASE: IVTC). Ms. Cohen received a BA in economics and political science and a MBA in finance and accounting from Hebrew University, Jerusalem.

Jaron Diament has served as a director of our company since March 2009. He has served as the Chief Executive Officer of Tagor Capital Ltd., a public real estate investment company (TASE: TGCP), and a board member of all of its non-Israel real estate investments since December 2009. From September 2006 to December 2009, Mr. Diament served as Chief Financial Officer of Tagor Capital Ltd. In addition, Mr. Diament has served as an external director of Mega Or Holdings Ltd. (TASE: MGOR) since September 2007 and served as an independent director in Jobookit Holdings Ltd. (TASE: JBKT) from May 2011 until July 2012. Mr. Diament received a BA in economics and accounting from Tel Aviv University.

Marc Allouche has served as a director of our company since March 2009. He is the founder and managing partner of NFI Blue Consulting, an investment banking & business advisory firm. NFI focuses on creating and advising Israel-related investment and business opportunities on a world wide scale, with particular expertise on the Israel-Europe axis, and this notably within two asset classes: private equity and real estate. Previously, he served as the head of the Alternative Investments Division of Harel Insurance Investments & Financial Services Ltd., from 2008 to 2009, focusing on private equity and real estate investments. From 2006 to 2007, Mr. Allouche served as Executive Vice President of investments & strategic development of SGPA, a French private equity group and, concurrently, was CEO of one of its portfolio companies, operating in the retail sector in France, for turnaround purposes. From 2002 to 2005, Mr. Allouche was founder and managing director of the Private Equity Advisory Group of Russel Bedford International, in charge of international corporate finance, transaction services and restructuring advisory services. From 2000 to 2001, Mr. Allouche served as Vice President at Nessuah Zannex Venture Capital Company Ltd., in strategic alliance with US Bancorp Piper Jaffray, managing a life sciences venture capital fund and, concurrently, was also managing director of one of its med-tech portfolio companies for turnaround purposes. From 1998 to 2000, Mr. Allouche was involved in the creation and the management of the Technology Group of KPMG International - Somekh Chaikin in Israel, a corporate finance division dedicated to high-tech and biotech companies. From 1996 to 1998, Mr. Allouche was a Senior Consultant at the Audit and the Transaction Services divisions of Price Waterhouse in Paris. Mr. Allouche received a BA in economics and a MBA with a major in corporate finance and accounting from Dauphine University, Paris. He is also a Chartered Public Accountant in France.

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David Bassa has served as a director of our company since November 2013. He is the CEO and co-founder of Sela Software Ltd., a leading knowledge center and software house for the high-tech and IT industry, since 1990. In 2000, Mr. Bassa founded Bio-Gal, a biopharmaceuticals company which subsequently merged into XTL, for the purpose of developing Erythropoietin (EPO) for the treatment of Multiple Myeloma. Mr. Bassa graduated with a B.A in Economics from Bar-Ilan University and an M.Sc in Computer Science studies (without thesis), also from Bar-Ilan University. Mr. Bassa was twice awarded the President Excellency Award (1981, 2002) and managed the Israeli branch of the international AIESEC organization, of which he is a Hall of Fame member.

Josh Levine was appointed Chief Executive Officer of XTL in October 2013. Mr. Levine was the Chief Executive Officer of Proteologics Ltd. (TASE: PRTL) from January 2011 until October 2013. Previously, from September 2008 until September 2010, he was Chairman of the Board of Proteologics Ltd. Concurrently, he was Senior Director at Teva Innovative Ventures responsible for, among other things, business development as well as alliance management for the unit. He had also held several executive positions within venture capital funds and boutique investment banks. Previously, he was a corporate attorney at a large New York City law firm. Mr. Levine holds a JD degree from Columbia University Law School and a BA degree in Chemistry from Yeshiva University.

David Kestenbaum was appointed Chief Financial Officer of our Company in January 2014. Before joining XTL, he served as CFO of Zenith Solar Ltd., a start-up company involved in the development and deployment of innovative solar energy technology from 2010 to 2012. Prior positions include Finance Director of Colbar Lifescience Ltd., a medical device/biotech company and division of Johnson and Johnson (NYSE:JNJ) from 2007 to 2010, CFO of ZAG Industries Ltd., a division of The Stanleyworks (NYSE:SWK) from 2003 to 2007, and CFO and other senior financial positions at affiliates of Unilever NV (NYSE: UN) in the US and Israel. He worked in public accounting at PriceWaterhouseCoopers in NY from 1986 to 1990. Mr. Kestenbaum is a US Certified Public Accountant and holds a BSc in Accounting from Yeshiva University (NY), and a MBA in Finance and International Business from Columbia University (NY).

Prof. Moshe Mittelman has served as the Medical Director of our company since August 2010. He is also a Hematology consultant and Director of the Department of Medicine at the Tel Aviv Sourasky (Ichilov) Medical Center, Israel. Since 1997, Moshe has been Clinical Associate Professor of Medicine at the Sackler School of Medicine, Tel Aviv University. A well-known hematologist focusing on cancer and erythropoietin (EPO) research, Prof. Mittelman was one of the first hematologists to apply rHuEPO in the clinical practice, which allowed him to make the pioneering observation of prolonged survival in Multiple Myeloma rHuEPO-treated patients. This led to extensive research both in the lab as well as with patients, showing previously unrecognized immune effects to EPO. This research project has resulted in a series of scientific papers published in prestigious journals. Prof. Mittelman is also a well-known speaker in international conferences. Prof. Mittelman’s work led to the founding of Bio-Gal, Ltd. which has now merged with XTL. Prof. Mittelman has also served as President of the Israel Society of Internal Medicine, Secretary of the Israel Society of Hematology and a Hematology Consultant for the Israel Ministry of Health. Prof. Mittelman is also a consultant to various biotech companies. From 2008-2010, he served as a member of the national committee of the Health Basket in Israel. From 2007 until 2013, Prof. Mittelman served as a director of Gaon Holdings Ltd. (TASE: GAON), a public holding company.

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Employment Agreements

Joshua Levine

We have an agreement dated as of September 11, 2013, as amended on January 30, 2014, which was approved by the shareholders of the Company on March 17, 2014, between the Company and Mr. Joshua Levine, our Chief Executive Officer (“CEO”). The agreement shall take effect from the date of approval at the Company's general meeting of shareholders on March 10, 2014, and will continue for a three-year term as of that date. Mr. Levine commenced his term as CEO on October 15, 2013 and will be entitled to a monthly gross base salary of NIS 40,000 (NIS 480,000 annually), which shall be paid retroactively, effective from said commencement date. Either party may terminate the agreement upon three months’ advance written notice during the first year of the agreement and 4 months’ advance written notice thereafter.

Upon the successful completion of cash fund raising of at least US$3 million in a public offering or private placement of equity securities, including securities convertible or exercisable into equity of the Company or any entity under its control (which for this purpose means ownership by the Company of greater than 50% of the outstanding voting securities), as long as Mr. Levine is appointed as such entity's CEO, during the thirty six month period from the date of the agreement, the Company will pay Mr. Levine a bonus equal to 1% of the above the fund raising amount, up to a maximum aggregate amount of US$200,000 in any calendar year. In the event the Company or any of its wholly-owned subsidiaries or any entity under its control, as long as Mr. Levine is appointed as such entity's CEO, receives payment in connection with any collaboration or other transaction relating to their respective products or technologies, excluding payments made to finance specific research and development activity and royalty payments, Mr. Levine shall be entitled to payment of 1% of the cash actually received by the Company in such transaction, up to an aggregate maximum amount of US$200,000 in any calendar year. In the event the Company or any of its wholly-owned subsidiaries or any entity under its control, as long as Mr. Levine is appointed as such entity's CEO, receives payment in connection with payments made to finance specific research and development activity, Mr. Levine shall be entitled to receive payment of 0.5% of such funding actually received by the Company up to an aggregate maximum of US$200,000 in any calendar year and per single research and development funding. The aggregate of all such bonuses paid to Mr. Levine in any calendar year cannot exceed US$300,000.

In consideration for his service as the Company's CEO, Mr. Levine will be entitled to benefits such as convalescence pay, managers’ insurance, a study fund and a Company vehicle. He will also be entitled to an allotment of 1,500,000 non-marketable stock options, without charge, exercisable into 1,500,000 ordinary shares of the Company, NIS 0.1 par value each, subject to the adjustments specified in the Company's option plan (the "Options"). Assuming that the full amount of options is exercised, the shares deriving from the said exercise will constitute 0.64% of the issued and paid up capital, and 0.58% on a fully diluted basis. It should be noted that Mr. Levine does not hold any securities of the Company. The exercise price of 600,000 of the Options is NIS 0.60 each, non-linked, reflecting a price higher than the average share price in the 30 days preceding the date of the Board of Directors' resolution. The exercise price of 900,000 of the Options is NIS 0.90 each. Mr. Levine will be entitled to receive the Options and exercise them within a maximum period of 120 months from the date of allotment, subject to the terms and conditions contained herein, and based on a maturity period of 36 months, such that 1/12 of the Options granted to him will mature at the end of each consecutive calendar quarter following the grant date. Following the lapse of 36 months, all the Options may be exercised by him, subject to Mr. Levine continuing to serve in his position as CEO during that period.

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Ronen Twito

On December 30, 2013, the Company received notification from Mr. Ronen Twito that he wished to cease his service as the Company’s CFO and Deputy CEO. Mr. Twito’s employment with the Company ends on April 5, 2014.

David Kestenbaum

We have an agreement dated as of January 9, 2014, effective as of January 5, 2014, between the Company and Mr. David Kestenbaum, our Chief Financial Officer (“CFO”). At a time to be determined by the CEO and at the CEO’s discretion, Mr. Kestenbaum shall be responsible for the financial and accounting management of the Company. The agreement shall remain in effect for a three-year term as of the effective date. Mr. Kestenbaum is entitled to a monthly gross base salary of NIS 33,000 (NIS 396,000 annually). The agreement may be terminated by either party without cause at any time upon 60 days’ prior written notice.

Upon the successful completion of fund raising of at least US$ 3 million in a public offering or private placement of equity securities, including securities convertible or exercisable into equity by the Company within a period of three years as of the effective date and, as long as Mr. Kestenbaum is employed by the Company as CFO, Mr. Kestenbaum shall be granted with a one-time bonus payment equal to 0.6% of the funds raised, and up to maximum aggregate payment of US$120,000 per year. Upon the successful completion of a transaction made by the Company or any of its fully owned subsidiaries or any entity in its control receives payment in connection with any collaboration or other transaction relating to their respective products or technologies, excluding payments made to finance specific research and development activity and royalty payment, as long as the Mr. Kestenbaum is employed by the Company as CFO, Mr. Kestenbaum shall be granted with a one-time payment equal to 0.5% of the transaction amount actually received by the Company in such Transaction, whether as upfront payments, milestone payments or payments of any other form, and up to maximum aggregate payment of US$100,000 per year. Upon the successful completion of a research and development funding in the Company, Mr. Kestenbaum shall be granted a one-time bonus payment equal to 0.4% of the funding amount, and up to a maximum aggregate payment of US$75,000 per year. The aggregate of all such bonuses paid to Mr. Kestenbaum in any calendar year cannot exceed US$150,000.

Mr. Kestenbaum is entitled to pension and severance benefits, managers’ insurance as commonly acceptable for office holders and use of a Company car. There is a non-compete clause surviving one year after the termination for any reason of his employment. Mr. Kestenbaum shall be issued 750,000 options to purchase 750,000 ordinary shares of the Company of nominal value of NIS 0.1 each, available through the Company's ESOP, at an exercise price of NIS 0.5328 per share. The Options shall vest and become exercisable on a quarterly basis, over a period of 36 months thereafter for as long as Mr. Kestenbaum’s employment with the Company has not terminated.

David Grossman

On September 11, 2013, the Company's Board received notification from Mr. David Grossman that he wished to terminate his position as the Company’s CEO. A non-complete clause for a period of one year survives Mr. Grossman’s termination. On November 7, 2013, the Company was notified of Mr. David Grossman's resignation from the Company's Board. On November 10, 2013, InterCure reported that on November 7, 2013, Mr. David Grossman announced the termination of his tenure as director of InterCure. Mr. Grossman’s employment with the Company ended on February 15, 2014.

Moshe Mittelman

We have an agreement dated July 12, 2010, and effective as of August 27, 2010, with Prof. Moshe Mittelman, our Medical Director. Prof. Mittelman is entitled to a monthly fee of $2,500. His entitlement began 90 days after the date of completion of the Bio-Gal transaction, i.e., November 3, 2010. The agreement is limited to the date of successful completion of the phase 2 clinical trial of rHuEPO. A “successful completion of the phase 2 clinical trial” is defined as: six (6) months after the trial of rHuEPO on the last patient in accordance with trial protocol, or on an earlier date if XTL notifies Yeda of XTL’s desire to discontinue the trial. In August 2010, our Board of Directors approved the agreement as well as the grant of options to Prof. Mittelman to purchase a total of 640,000 ordinary shares at an exercise price of NIS 0.1 per share. These options were vested over a twenty four-month period, on a monthly basis, commencing from August 27, 2010.

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B.	Compensation

The aggregate compensation paid by us to all persons who served as directors or officers for the year 2013 (9 persons) was approximately $0.6 million. This amount includes payments of approximately $0.1 million made for social security, pension, disability insurance and health insurance premiums, severance accruals, payments made in lieu of statutory severance, payments for continuing education plans, payments made for the redemption of accrued vacation, and amounts expended by us for automobiles made available to our officers. This amount also includes a bonus payment totaling approximately $35,000 to Mr. Ronen Twito, the former CFO and Deputy CEO of the Company, based on agreements signed with him regarding fundraising during the period.

All members of our Board of Directors who are not our employees are reimbursed for their expenses for each meeting attended. Our directors are eligible to receive share options under our share option plans. Non-executive directors do not receive any remuneration from us other than their fees for services as members of the board, additional fees if they serve on committees of the board and expense reimbursement.

In March 2012, we granted to our external directors, Mr. Diament Jaron and Ms. Dafna Cohen, 150,000 options each to purchase our ordinary shares of NIS 0.1 par value, pursuant to the shareholder meeting of March 19, 2012, exercisable at an exercise price of NIS 0.58633 (which is the average of the three-day closing price on TASE prior to the issuance). 33% of the options are vested and the remaining 67% shall vest and be exercisable on a monthly basis, commencing from the date of the mentioned shareholders meeting, for the duration of two years.

In March 2009, pursuant to a shareholders’ meeting, the monetary compensation was set for each of Mr. Grossman, Mr. Shweiger, Mr. Allouche, Mr. Yonay, Mr. Diament and Ms. Cohen as follows: annual consideration of $10,000 (to be paid in 4 equal quarterly payments), payments of $375 for attendance at each board or committee meeting in person or held by teleconference, $187.5 for unanimous board resolutions and reimbursement of reasonable out-of-pocket expenses. Mr. Grossman served as the Company's Chief Executive Officer from February 11, 2009 until his effective resignation in October 2013 and was entitled to a compensation package as detailed above in the Employment Agreements paragraph, and therefore was not entitled to a director’s fee.

We granted to three of our directors, Mr. Yonay, Mr. Shweiger (former director) and Mr. Allouche, 150,000 options each, to purchase our ordinary shares of NIS 0.1 par value, pursuant to the shareholder meeting of March 2, 2010, exercisable at an exercise price of NIS 0.298 (which is the average of the three-day closing price on TASE prior to the issuance). 33% of the options are vested and the remaining 67% shall vest and be exercisable on a monthly basis, commencing from March 2, 2010, for the duration of two years. On November 22, 2010, Mr. Shweiger ceased his directorship in the Company and therefore 63,747 of the total options granted to him were forfeited. Upon his departure, Mr. Shweiger exercised the vested 86,253 options. As of the date hereof, all options granted to Mr. Yonay and Mr. Allouche have vested, and have yet to be exercised. Vested options may be exercised until March 1, 2020.

On September 3, 2012, in a special meeting of InterCure's shareholders, 75,000 share options to purchase 75,000 InterCure ordinary shares were allocated to Mr. Yonay. The exercise price of these share options is NIS 0.54. These options shall vest over a three-year period on a quarterly basis (12 quarters), commencing the effective date for as long as Mr. Yonay’s directorship in InterCure is not terminated.

For further details regarding share options granted to our employees, directors and service providers, see Note 20 to the consolidated financial statements for the year ended December 31, 2013.

In accordance with the requirements of Israeli Law, we determine our directors’ compensation in the following manner:

•	first, our compensation committee reviews the proposal for compensation.

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•	second, provided that the compensation committee approves the proposed compensation, the proposal is then submitted to our Board of Directors for review, except that a director who is the beneficiary of the proposed compensation does not participate in any discussion or voting with respect to such proposal; and

•	finally, if our Board of Directors approves the proposal, it must then submit its recommendation to our shareholders, which is usually done in connection with our shareholders’ general meeting.

The approval of a majority of the shareholders voting at a duly convened shareholders meeting is required to implement any such compensation proposal.

C.	Board practices

Election of Directors and Terms of Office

Our Board of Directors currently consists of five members, including our non-executive Chairman. Other than our two external directors, our directors are elected by an ordinary resolution at the annual general meeting of our shareholders. The nomination of our directors is proposed by a nomination committee of our Board of Directors, whose proposal is then approved by the board. The current members of the nomination committee are Amit Yonay (chairman of the nomination committee), Jaron Diament (chairman of the audit committee) and Dafna Cohen. Our board, following receipt of a proposal of the nomination committee, has the authority to add additional directors up to the maximum number of 12 directors allowed under our Articles. Such directors appointed by the board serve until the next annual general meeting of the shareholders. Unless they resign before the end of their term or are removed in accordance with our Articles, all of our directors, other than our external directors, will serve as directors until our next annual general meeting of shareholders. In July 2011, at an annual general meeting of our shareholders, Amit Yonay, Marc Allouche, and David Grossman were re-elected to serve as directors of our company. Dafna Cohen and Jaron Diament were elected to serve as external directors of our company at the March 2009 extraordinary general meeting. Dafna Cohen and Jaron Diament are serving as external directors pursuant to the provisions of the Israeli Companies Law for a three-year term ending in March 2012. On March 19, 2012 at an annual general meeting of our shareholders, Amit Yonay, Marc Allouche and David Grossman were re-elected to serve as directors of our company until the next shareholders meeting and our external directors, Dafna Cohen and Jaron Diament, were re-elected to serve as external directors of our company for an additional period of three years. After this date, the external directors term of service may be renewed for an additional three-year term. On November 7, 2013, David Grossman resigned from his position as a director and Mr. David Bassa was appointed in his stead.

None of our directors or officers has any family relationship with any other director or officer.

Our Articles permit us to maintain directors' and officers’ liability insurance and to indemnify our directors and officers for actions performed on behalf of us, subject to specified limitations. We maintain a directors and officers insurance policy which covers the liability of our directors and officers as allowed under Israeli Companies Law.

There are no service contracts or similar arrangements with any director that provide for benefits upon termination of a directorship.

External and Independent Directors

The Israeli Companies Law requires Israeli companies with shares that have been offered to the public either in or outside of Israel to appoint two external directors. No person may be appointed as an external director if that person or that person’s relative, partner, employer or any entity under the person’s control, has or had, on or within the two years preceding the date of that person's appointment to serve as an external director, any affiliation with the company or any entity controlling, controlled by or under common control with the company. The term affiliation includes:

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•	an employment relationship;

•	a business or professional relationship maintained on a regular basis;

•	control; and

•	service as an office holder, other than service as an officer for a period of not more than three months, during which the company first offered shares to the public.

No person may serve as an external director if that person’s position or business activities create, or may create, a conflict of interest with that person's responsibilities as an external director or may otherwise interfere with his/her ability to serve as an external director. If, at the time external directors are to be appointed, all current members of the Board of Directors are of the same gender, then at least one external director must be of the other gender. A director in one company shall not be appointed as an external director in another company if at that time a director of the other company serves as an external director in the first company. In addition, no person may be appointed as an external director if he/she is a member or employee of the Israeli Security Authority, and also not if he/she is a member of the Board of Directors or an employee of a stock exchange in Israel.

External directors are to be elected by a majority vote at a shareholders' meeting, provided that either:

•	the majority of shares voted at the meeting, including at least one-half of the shares held by non-controlling shareholders or other shareholders who have a personal interest in such election voted at the meeting, vote in favor of election of the director, with abstaining votes not being counted in this vote; or

•	the total number of shares held by non-controlling shareholders voted against the election of the director does not exceed two percent of the aggregate voting rights in the company.

The initial term of an external director is three years and may be extended for two additional three-year terms. An external director may be removed only by the same percentage of shareholders as is required for their election, or by a court, and then only if such external director ceases to meet the statutory qualifications for their appointment or violates his or her duty of loyalty to the company. Both external directors must serve on every committee that is empowered to exercise one of the functions of the Board of Directors.

An external director is entitled to compensation as provided in regulations adopted under the Israeli Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with service provided as an external director.

Dafna Cohen and Jaron Diament serve as external directors pursuant to the provisions of the Israeli Companies Law. They both serve on our audit committee, our committee for the approval of financial statements, our nomination committee and our compensation committee.

Audit Committee

The Israeli Companies Law requires public companies to appoint an audit committee. The responsibilities of the audit committee include identifying irregularities in the management of the company’s business and approving related party transactions as required by law. An audit committee must consist of at least three directors, including all of its external directors. The chairman of the Board of Directors, any director employed by or otherwise providing services to the company, and a controlling shareholder or any relative of a controlling shareholder, may not serve as members of the audit committee. An audit committee may not approve an action or a transaction with a controlling shareholder, or with an office holder, unless at the time of approval two external directors are serving as members of the audit committee and at least one of the external directors was present at the meeting in which an approval was granted.

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Our audit committee is currently comprised of three independent non-executive directors. The audit committee is chaired by Jaron Diament, who serves as the audit committee financial expert, with Dafna Cohen and Marc Allouche as members. The audit committee meets at least four times a year and monitors the adequacy of our internal controls, accounting policies and financial reporting. It regularly reviews the results of the ongoing risk self-assessment process, which we undertake, and our interim and annual reports prior to their submission for approval by the full Board of Directors. The audit committee oversees the activities of the internal auditor, sets its annual tasks and goals and reviews its reports. The audit committee reviews the objectivity and independence of the external auditors and also considers the scope of their work and fees.

We have adopted a written charter for our audit committee, setting forth its responsibilities as outlined by the regulations of the SEC. In addition, our audit committee has adopted procedures for the receipt, retention and treatment of complaints we may receive regarding accounting, internal accounting controls, or auditing matters and the submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, SEC rules mandate that the audit committee of a listed issuer consist of at least three members, all of whom must be independent, as such term is defined by rules and regulations promulgated by the SEC. We are in compliance with the independence requirements of the SEC rules.

Financial Statement Examination Committee

The Israeli Companies Law regulations require each public company to appoint a committee that examines the financial statements (the “Committee”) which shall be compounded from at least three (3) members, of which the majority among them shall be independent directors and the Committee's Chairman shall be an external director. The Committee's duties are, among other things, to examine the Company's financial statements and to recommend and report to the board of directors of the Company regarding any problem or defect found in such financial statements.

In addition to the above-said, all of the Committee's members must meet the following requirements:

•	All members shall be members of the board of directors of the Company.
•	At least one of the Committee's members shall have financial and accounting expertise and the rest of the Committee's members must have the ability to read and understand financial statements.

The Company is in full compliance with the requirements outlined above.

According to a resolution of our Board of Directors, the Audit Committee has been assigned the responsibilities and duties of a financial statements examination committee, as permitted under relevant regulations promulgated under the Companies Law. From time to time as necessary and required to approve our financial statements, the Audit Committee holds separate meetings, prior to the scheduled meetings of the entire Board of Directors, regarding financial statement approval. The function of a financial statements examination committee is to discuss and provide recommendations to its board of directors (including the report of any deficiency found) with respect to the following issues: (i) estimations and assessments made in connection with the preparation of financial statements; (ii) internal controls related to the financial statements; (iii) completeness and propriety of the disclosure in the financial statements; (iv) the accounting policies adopted and the accounting treatments implemented in material matters of the Company; (v) value evaluations, including the assumptions and assessments on which evaluations are based and the supporting data in the financial statements. Our independent auditors and our internal auditors are invited to attend all meetings of the Audit Committee when it is acting in the role of the financial statements examination committee.

Compensation Committee

Amendment no. 20 to the Companies Law was published on November 12, 2012 and became effective on December 12, 2012 ("Amendment no. 20"). In general, Amendment no. 20 requires public companies to appoint a compensation committee and to adopt a compensation policy with respect to its officers (the "Compensation Policy"). In addition, Amendment no. 20 addresses the corporate approval process required for a public company's engagement with its officers (with specific reference to a director, a non-director officer, a chief executive officer and controlling shareholders and their relatives who are employed by the company).

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The compensation committee shall be nominated by the board of directors and be comprised of its members. The compensation committee must consist of at least three members. All of the external directors must serve on the compensation committee and constitute a majority of its members. The remaining members of the compensation committee must be directors who qualify to serve as members of the audit committee (including the fact that they are independent) and their compensation should be identical to the compensation paid to the external directors of the company. The approval of the compensation committee is required in order to approve terms of office and/or employment of office holders. The Company's Compensation Policy was duly approved on November 19, 2013.

Similar to the rules that apply to the audit committee, the compensation committee may not include the chairman of the board, or any director employed by the company, by a controlling shareholder or by any entity controlled by a controlling shareholder, or any director providing services to the company, to a controlling shareholder or to any entity controlled by a controlling shareholder on a regular basis, or any director whose primary income is dependent on a controlling shareholder, and may not include a controlling shareholder or any of its relatives. Individuals who are not permitted to be compensation committee members may not participate in the committee’s meetings other than to present a particular issue; provided, however, that an employee that is not a controlling shareholder or relative may participate in the committee’s discussions, but not in any vote, and the company’s legal counsel and corporate secretary may participate in the committee’s discussions and votes if requested by the committee.

The roles of the compensation committee are, among other things, to: (i) recommend to the board of directors the Compensation Policy for office holders and recommend to the board once every three years the extension of a Compensation Policy that had been approved for a period of more than three years; (ii) recommend to the directors any update of the Compensation Policy, from time to time, and examine its implementation; (iii) decide whether to approve the terms of office and of employment of office holders that require approval of the compensation committee; and (iv) decide, in certain circumstances, whether to exempt the approval of terms of office of a chief executive officer from the requirement of shareholder approval.

The Compensation Policy requires the approval of the general meeting of shareholders with a “Special Majority”, which requires a majority of the shareholders of the company who are not either a controlling shareholder or an "interested party" in the proposed resolution, or the shareholders holding less than 2% of the voting power in the company voted against the proposed resolution at such meeting. However, under special circumstances, the board of directors may approve the Compensation Policy without shareholder approval, if the compensation committee and thereafter the board of directors decided, based on substantiated reasons after they have reviewed the compensation policy again, that the Compensation Policy is in the best interest of the company.

Amendment no. 20 details the considerations that should be taken into account in determining the Compensation Policy and certain issues which the Compensation Policy should include.

Mr. Jaron Diament is the chairman of our compensation committee. Mr. Marc Allouche and Mrs. Dafna Cohen serve as the other members of our compensation committee.

Approval of Compensation to Our Officers

The Israeli Companies Law prescribes that compensation to officers must be approved by a company’s board of directors.

As detailed above, our compensation committee consists of three independent directors: Mr. Jaron Diament, Mr. Marc Allouche and Mrs. Dafna Cohen. The responsibilities of the compensation committee are to set our overall policy on executive remuneration and to decide the specific remuneration, benefits and terms of employment for directors, officers and the Chief Executive Officer.

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The objectives of the compensation committee’s policies are that such individuals should receive compensation which is appropriate given their performance, level of responsibility and experience. Compensation packages should also allow us to attract and retain executives of the necessary caliber while, at the same time, motivating them to achieve the highest level of corporate performance in line with the best interests of shareholders. In order to determine the elements and level of remuneration appropriate to each executive director, the compensation committee reviews surveys on executive pay, obtains external professional advice and considers individual performance.

Internal Auditor

Under the Israeli Companies Law, the board of directors must appoint an internal auditor, nominated by the audit committee. The role of the internal auditor is to examine, among other matters, whether the company's actions comply with the law and orderly business procedure. Under the Israeli Companies Law, an internal auditor may not be:

•	a person (or a relative of a person) who holds more than 5% of the company’s shares;

•	a person (or a relative of a person) who has the power to appoint a director or the general manager of the company;

•	an executive officer or director of the company; or

•	a member of the company’s independent accounting firm.

We comply with the requirement of the Israeli Companies Law relating to internal auditors. Our internal auditors examine whether our various activities comply with the law and orderly business procedure.

D.	Employees

As of the date hereof, the Company had three full-time employees, and three part-time service providers (one of whom is an officer). As of the same date InterCure had five full-time employees and service providers and one part-time service provider. We and our Israeli employees are subject, by an extension order of the Israeli Ministry of Welfare, to certain provisions of collective bargaining agreements between the Histadrut, the General Federation of Labor Unions in Israel and the Coordination Bureau of Economic Organizations, including the Industrialists Associations. These provisions principally address cost of living increases, recreation pay, travel expenses, vacation pay and other conditions of employment. We provide our employees with benefits and working conditions equal to or above the required minimum. Other than those provisions, our employees are not represented by a labor union.

For the years ended December 31, 2013, 2012 and 2011, the number of our full-time employees engaged in the specified activities, by geographic location, are presented in the table below.

	Years ended December 31,
	2013*	2012*	2011

Research and Development
Israel	-	-	-
US	-	-	-
	-	-	-

Selling and Marketing
Israel	3	-	-
US	1	-	-
	4	-	-

Financial and general management
Israel	7	3	3
US	1	-	-
	8	3	3

Total	12	3	3
Average number of full-time employees	12	3	3

* Includes the employees in InterCure, which was consolidated for the first time since July 25, 2012. The average number was calculated based on InterCure's employees during the full year.

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E. Share Ownership

The following table sets forth certain information as of the date hereof, regarding the beneficial ownership of our directors and executive officers.

	Amount and nature of beneficial ownership
	Ordinary shares beneficially owned excluding options	Options[1] exercisable within 60 days of March 31, 2014		Total ordinary shares beneficially owned including options	Percent of ordinary shares beneficially owned
Amit Yonay Chairman of the Board	—	150,000	[2]	150,000	*
Marc Allouche Director	—	150,000	[2]	150,000	*
Dafna Cohen External Director	—	150,000	[3]	150,000	*
Jaron Diament External Director	—	150,000	[3]	150,000	*
David Bassa Director	21,705,987	—		21,705,987	8.45%
Josh Levine Chief Executive Officer	—	250,000	[4]	250,000	*
David Kestenbaum Chief Financial Officer	—	62,500	[5]	62,500	*
Moshe Mittelman Medical Director	5,562,715	640,000	[6]	6,202,715	2.46%

All directors and executive officers as a group (8 persons)	27,268,702	1,740,000		29,008,702	11.1%
(1)	Options to purchase ordinary shares
(2)	150,000 options at an exercise price of NIS 0.298 per ordinary share of NIS 0.1 par value, exercisable until March 1, 2020.
(3)	150,000 options at an exercise price of NIS 0.58633 per ordinary share of NIS 0.1 par value, exercisable until March 18, 2022.

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(4)	100,000 options at an exercise price of NIS 0.6 per ordinary share of NIS 0.1 par value, and 150,000 options at an exercise price of NIS 0.9 per ordinary share of NIS 0.1 par value, all exercisable until January 29, 2024.
(5)	62,500 options at an exercise price of NIS 0.5328 per ordinary share of NIS 0.1 par value, exercisable until December 29, 2023.
(6)	640,000 warrants (series 2) at an exercise price of NIS 0.1 per ordinary share of NIS 0.1 par value, exercisable until August 26, 2020.

* Represents less than 1% of ordinary shares outstanding.

Share Option Plans

We maintain the following share option plans for our and our subsidiary’s employees, directors and consultants. In addition to the discussion below, see Note 20 of our consolidated financial statements for the year ended December 31, 2013.

Our Board of Directors administers our share option plans and has the authority to designate all terms of the options granted under our plans including the grantees, exercise prices, grant dates, vesting schedules and expiration dates, which may be no more than ten years after the grant date. Options may not be granted with an exercise price of less than the fair market value of our ordinary shares on the date of grant, unless otherwise determined by our Board of Directors.

As of December 31, 2013, we have granted to employees, directors and consultants options that are outstanding to purchase up to 8,038,000 ordinary shares of NIS 0.1 par value, pursuant to two share option plans and pursuant to certain grants apart from these plans also discussed below under Non-Plan Share Options.

2001 Share Option Plan

Under a share option plan established in 2001, referred to as the 2001 Plan, we granted options during 2001-2011, at an exercise price between $0.0198 and $4.655 per ordinary share of NIS 0.1 par value. Up to 2,200,000 options of NIS 0.1 par value were available to be granted under the 2001 Plan. On July 29, 2009, the option pool was increased by 5,000,000 unissued additional ordinary shares of NIS 0.1 par value, as well as forfeited and expired options that reverted to the pool due to departure of employees. As of December 31, 2013, 60,000 options were outstanding. Options granted to Israeli employees were in accordance with section 102 of the Tax Ordinance, under the capital gains option set out in section 102(b)(2) of the ordinance. The options are non-transferable.

The option term is for a period of ten years from the grant date. The options were granted for no consideration. The options vest over a three or two year period. As of December 31, 2013, 60,000 options were fully vested. On May 2, 2011, the 2001 Share Option Plan expired and no options may be granted under this plan.

2011 Share Option Plan

On August 29, 2011, the Company's Board of Directors approved the adoption of an employee stock option scheme for the grant of options exercisable into shares of the Company according to section 102 to the Israeli Tax Ordinance ("2011 Plan"), and to maintain up to 10 million shares in the framework of the 2011 Plan, for options allocation to employees, directors and Company consultants.

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The 2011 Plan shall be subject to section 102 of the Israeli Tax Ordinance. According to the Capital Gain Track, which was adopted by the Company and the abovementioned section 102, the Company is not entitled to receive a tax deduction that relates to remuneration paid to its employees, including amounts recorded as salary benefit in the Company's accounts for options granted to employees in the framework of the 2011 Plan, except the yield benefit component, if available, that was determined on the grant date. The terms of the options which will be granted according to the 2011 Plan, including option period, exercise price, vesting period and exercise period, shall be determined by the Company's Board of Directors on the date of the actual allocation. As of December 31, 2013, we have granted 7,858,000 share options under the 2011 Plan at an exercise price between $0.15 and $0.36 per ordinary share of NIS 0.1 par value.

Non-Plan Share Options

In addition to the options granted under our share option plans, there are 120,000 of NIS 0.1 par value outstanding options as of December 31, 2013, which were granted to consultants and a member of our Scientific Advisory Board, not under an option plan during 2011. The options were granted at an exercise price of $0.15. As of December 31, 2013, 120,000 options of NIS 0.1 par value were fully vested.

For further details regarding share options granted to our employees, directors and service providers, see Note 20 to the consolidated financial statements for the year ended December 31, 2013.

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MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

A.	Major shareholders

As of the date hereof, there were 2,169,384 ADRs outstanding, held by 4 record holders, whose holdings represented approximately 18.63% of the total outstanding ordinary shares, of which 2 record holders were in the US.

The following table sets forth the number of our ordinary shares owned by any person known to us to be the beneficial owner of 5% or more of our ordinary shares as of the date hereof. The information in this table is based on 232,894,900 outstanding ordinary shares as of such date. The number of Ordinary Shares beneficially owned by a person includes Ordinary Shares subject to options held by that person that were currently exercisable. None of the holders of the Ordinary Shares listed in this table have voting rights different from other holders of the Ordinary Shares.

Name	Number of shares owned	Percent of ordinary shares
Alexander Rabinovitch(1)(2)(3)	41,139,256	17.66%
David Bassa(2)	21,705,987	9.32%
Shalom Manova(2)	17,136,242	7.36%

(1)	22,152,007 of our ordinary shares are held through Green Forest Ltd., which to the best of our knowledge is held jointly by Alexander Rabinovitch and Sagit Rabinovitch.

(2)	Alexander Rabinovitch, David Bassa and Shalom Manova hold our shares since August 3, 2010 as part of the completion of the Bio-Gal transaction.

(3)	In addition to his holding as stated in the table above, Mr. Alexander Rabinovitch, through Green Forest Ltd., holds 573,750 warrants (series 2). Each warrant (series 2) is exercisable into one ordinary share of NIS 0.1 par value from the date of registration for trade on the Tel-Aviv Stock Exchange (March 9, 2011) until October 28, 2014, at an exercise price equal to NIS 1.0 per share, linked to the US dollar. On a fully diluted basis, assuming exercise of all outstanding warrants, the total holding shall represent 16.21% of the share capital of the Company.

B.	Related Party Transactions

To our knowledge, there are no related party transactions existing as of the date herof.

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DESCRIPTION OF SECURITIES

ORDINARY SHARES

The following is a summary description of our ordinary shares under our Articles of Association.

Rights Attached to Ordinary Shares

Through March 18, 2009, our authorized share capital was NIS 10,000,000 consisting of 500,000,000 ordinary shares, par value NIS 0.02 per share. On March 18, 2009, pursuant to a shareholder’s meeting, the share capital of our company was consolidated and re-divided so that each five (5) shares of NIS 0.02 nominal value was consolidated into one (1) share of NIS 0.1 nominal value so that following such consolidation and re-division, our authorized share capital consisted of 100,000,000 ordinary shares, par value NIS 0.10 per share. In addition, the authorized share capital of our company was increased from NIS 10,000,000 to NIS 70,000,000 divided into 700,000,000 ordinary shares, NIS 0.10 nominal value. The share consolidation was effected in June 22, 2009.

Holders of ordinary shares have one vote per share, and are entitled to participate equally in the payment of dividends and share distributions and, in the event of our liquidation, in the distribution of assets after satisfaction of liabilities to creditors. No preferred shares are currently authorized. All outstanding ordinary shares are validly issued and fully paid.

Transfer of Shares

Fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles of Association unless the transfer is restricted or prohibited by another instrument or applicable securities laws.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of ordinary shares according to their rights and interests in our profits. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the nominal value of their holdings.

This right may be affected by the grant of preferential dividend or distribution rights, to the holders of a class of shares with preferential rights that may be authorized in the future. Under the Israeli Companies Law, the declaration of a dividend does not require the approval of the shareholders of the company, unless the company's articles of association require otherwise. Our Articles provide that the Board of Directors may declare and distribute dividends without the approval of the shareholders.

Annual and Extraordinary General Meetings

We must hold our annual general meeting of shareholders each year no later than 15 months from the last annual meeting, at a time and place determined by the Board of Directors, upon at least 21 days’ prior notice to our shareholders, to which we need to add an additional three days for notices sent outside of Israel. A special meeting may be convened by request of two directors, 25% of the directors then in office, one or more shareholders holding at least 5% of our issued share capital and at least 1% of our issued voting rights, or one or more shareholders holding at least 5% of our issued voting rights. Notice of a general meeting must set forth the date, time and place of the meeting. Such notice must be given at least 21 days but not more than 45 days prior to the general meeting. The quorum required for a meeting of shareholders consists of at least two shareholders present in person or by proxy who hold or represent between them at least one-third of the voting rights in the company. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place (with no need for any notice to the shareholders) or until such other later time if such time is specified in the original notice convening the general meeting, or if we serve notice to the shareholders no less than seven days before the date fixed for the adjourned meeting. If at an adjourned meeting there is no quorum present half an hour after the time set for the meeting, any number participating in the meeting shall represent a quorum and shall be entitled to discuss the matters set down on the agenda for the original meeting. All shareholders who are registered in our registrar on the record date, or who will provide us with proof of ownership on that date as applicable to the relevant registered shareholder, are entitled to participate in a general meeting and may vote as described in “Voting Rights” and “Voting by Proxy and in Other Manners,” below.

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Voting Rights

Our ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of ordinary shares that represent more than 50% of the voting power represented at a shareholders meeting in which a quorum is present have the power to elect all of our directors, except the external directors whose election requires a special majority.

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Shareholders may vote in person or by proxy. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Under the Israeli Companies Law, unless otherwise provided in the Articles of Association or by applicable law, all resolutions of the shareholders require a simple majority. Our Articles of Association provide that all decisions may be made by a simple majority. See “–Approval of Certain Transactions” above for certain duties of shareholders towards the company.

Voting by Proxy and in Other Manners

Our Articles of Association enable a shareholder to appoint a proxy, who need not be a shareholder, to vote at any shareholders meeting. We require that the appointment of a proxy be in writing signed by the person making the appointment or by an attorney authorized for this purpose, and if the person making the appointment is a corporation, by a person or persons authorized to bind the corporation. In the document appointing a proxy, each shareholder may specify how the proxy should vote on any matter presented at a shareholders meeting. The document appointing the proxy shall be deposited in our offices or at such other address as shall be specified in the notice of the meeting not less than 48 hours before the time of the meeting at which the person specified in the appointment is due to vote.

The Israeli Companies Law and our Articles of Association do not permit resolutions of the shareholders to be adopted by way of written consent, for as long as our ordinary shares are publicly traded.

Limitations on the Rights to Own Securities

The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except that nationals of countries which are, or have been, in a state of war with Israel may not be recognized as owners of ordinary shares.

Anti-Takeover Provisions under Israeli Law

The Israeli Companies Law permits merger transactions with the approval of each party’s board of directors and shareholders. In accordance with the Israeli Companies Law, a merger may be approved at a shareholders meeting by a majority of the voting power represented at the meeting, in person or by proxy, and voting on that resolution. In determining whether the required majority has approved the merger, shares held by the other party to the merger, any person holding at least 25% of the outstanding voting shares or means of appointing the board of directors of the other party to the merger, or the relatives or companies controlled by these persons, are excluded from the vote.

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Under the Israeli Companies Law, a merging company must inform its creditors of the proposed merger. Any creditor of a party to the merger may seek a court order blocking the merger, if there is a reasonable concern that the surviving company will not be able to satisfy all of the obligations of the parties to the merger. Moreover, a merger may not be completed until at least 30 days have passed from the time the merger was approved in a general meeting of each of the merging companies, and at least 50 days have passed from the time that a merger proposal was filed with the Israeli Registrar of Companies.

Israeli corporate law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of such acquisition, the purchaser would become a 25% or greater shareholder of the company. This rule does not apply if there is already another shareholder with 25% or greater shares in the company. Similarly, Israeli corporate law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser's shareholdings would entitle the purchaser to over 45% of the shares in the company, unless there is a shareholder with 45% or more of the shares in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received the approval of the company’s shareholders; (2) was from a 25% or greater shareholder of the company which resulted in the purchaser becoming a 25% or greater shareholder of the company, or (3) was from a 45% or greater shareholder of the company which resulted in the acquirer becoming a 45% or greater shareholder of the company. These rules do not apply if the acquisition is made by way of a merger. Regulations promulgated under the Israeli Companies Law provide that these tender offer requirements do not apply to companies whose shares are listed for trading external of Israel if, according to the law in the country in which the shares are traded, including the rules and regulations of the stock exchange or which the shares are traded, either:

•	there is a limitation on acquisition of any level of control of the company; or

•	the acquisition of any level of control requires the purchaser to do so by means of a tender offer to the public.

The Israeli Companies Law provides specific rules and procedures for the acquisition of shares held by minority shareholders, if the majority shareholder holds more than 90% of the outstanding shares. If, as a result of an acquisition of shares, the purchaser will hold more than 90% of a company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. If less than 5% of the outstanding shares are not tendered in the tender offer, all the shares that the purchaser offered to purchase will be transferred to it. The Israeli Companies Law provides for appraisal rights if any shareholder files a request in court within three months following the consummation of a full tender offer. If more than 5% of the outstanding shares are not tendered in the tender offer, then the purchaser may not acquire shares in the tender offer that will cause his shareholding to exceed 90% of the outstanding shares of the company. Israeli tax law treats specified acquisitions, including a stock-for-stock swap between an Israeli company and a foreign company, less favorably than does US tax law. These laws may have the effect of delaying or deterring a change in control of us, thereby limiting the opportunity for shareholders to receive a premium for their shares and possibly affecting the price that some investors are willing to pay for our securities.

Rights of Shareholders

Under the Israeli Companies Law, our shareholders have the right to inspect certain documents and registers including the minutes of general meetings, the register of shareholders and the register of substantial shareholders, any document held by us that relates to an act or transaction requiring the consent of the general meeting as stated above under “Approval of Certain Transactions,” our Articles of Association and our financial statements, and any other document which we are required to file under the Israeli Companies Law or under any law with the Registrar of Companies or the Israeli Securities Authority, and is available for public inspection at the Registrar of Companies or the Securities Authority, as the case may be.

If the document required for inspection by one of our shareholders relates to an act or transaction requiring the consent of the general meeting as stated above, we may refuse the request of the shareholder if in our opinion the request was not made in good faith, the documents requested contain a commercial secret or a patent, or disclosure of the documents could prejudice our good in some other way.

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The Israeli Companies Law provides that with the approval of the court any of our shareholders or directors may file a derivative action on our behalf if the court finds the action is a priori, to our benefit, and the person demanding the action is acting in good faith. The demand to take action can be filed with the court only after it is serviced to us, and we decline or omit to act in accordance to this demand.

Enforceability of Civil Liabilities

We are incorporated in Israel and most of our directors and officers and the Israeli experts named in this report reside outside the US. Service of process upon them may be difficult to effect within the US. Furthermore, because substantially all of our assets, and those of our non-US directors and officers and the Israeli experts named herein, are located outside the US, any judgment obtained in the US against us or any of these persons may not be collectible within the US.

We have been informed by our legal counsel in Israel, Kantor & Co., that there is doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act, pursuant to original actions instituted in Israel. However, subject to particular time limitations, executory judgments of a US court for monetary damages in civil matters may be enforced by an Israeli court, provided that:

•	the judgment was obtained after due process before a court of competent jurisdiction, that recognizes and enforces similar judgments of Israeli courts, and the court had authority according to the rules of private international law currently prevailing in Israel;

•	adequate service of process was effected and the defendant had a reasonable opportunity to be heard;

•	the judgment is not contrary to the law, public policy, security or sovereignty of the State of Israel and its enforcement is not contrary to the laws governing enforcement of judgments;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	the judgment is no longer appealable; and

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

We have irrevocably appointed XTL Biopharmaceuticals, Inc., our US subsidiary, as our agent to receive service of process in any action against us in any US federal court or the courts of the State of New York.

Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange for the foreign currency published on the day before date of payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily may be linked to Israel’s consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at that time. Judgment creditors must bear the risk of unfavorable exchange rates.

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AMERICAN DEPOSITARY RECEIPTS

We have issued and deposited ordinary shares with Bank Hapoalim B.M., The Bank of New York’s custodian in Tel Aviv, Israel. The Bank of New York in turn issued American Depositary Receipts, or ADRs, representing American Depositary Shares, or ADSs. One ADR represents an ownership interest in twenty of our ordinary shares. Each ADR also represents securities, cash or other property deposited with The Bank of New York but not distributed to ADR holders. The Bank of New York’s Corporate Trust Office is located at 101 Barclay Street, New York, NY 10286, U.S.A. Their principal executive office is located at One Wall Street, New York, NY 10286, U.S.A.

You may hold ADRs either directly or indirectly through your broker or other financial institution. If you hold ADRs directly, you are an ADR holder. This description assumes you hold your ADRs directly. If you hold the ADRs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Because The Bank of New York will actually hold the ordinary shares, you must rely on it to exercise the rights of a shareholder. The obligations of The Bank of New York are set out in a deposit agreement among us, The Bank of New York and you, as an ADR holder. The agreement and the ADRs are generally governed by New York law.

The following is a summary of the agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire agreement and the ADR. Directions on how to obtain copies of these are provided in the section entitled “Where You Can Find More Information.”

Share Dividends and Other Distributions

The Bank of New York has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADRs represent.

Cash. The Bank of New York will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the U.S. If that is not possible or if any approval from any government or agency thereof is needed and cannot be obtained, the agreement allows The Bank of New York to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. It will not invest the foreign currency and it will not be liable for the interest.

Before making a distribution, any withholding taxes that must be paid under U.S. law will be deducted. The Bank of New York will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The Bank of New York may distribute new ADRs representing any shares we may distribute as a dividend or free distribution, if we furnish it promptly with satisfactory evidence that it is legal to do so. The Bank of New York will only distribute whole ADRs. It will sell shares which would require it to use a fractional ADR and distribute the net proceeds in the same way as it does with cash. If The Bank of New York does not distribute additional ADRs, each ADR will also represent the new shares.

Rights to receive additional shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, The Bank of New York may make these rights available to you. We must first instruct The Bank of New York to do so and furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York decides it is practical to sell the rights, The Bank of New York will sell the rights and distribute the proceeds, in the same way as it does with cash. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them. If The Bank of New York makes rights available to you, upon instruction from you, it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the shares and issue ADRs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

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U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADRs issued after exercise of rights. For example, you may not be able to trade the ADRs freely in the U.S. In this case, The Bank of New York may issue the ADRs under a separate restricted deposit agreement which will contain the same provisions as the agreement, except for the changes needed to put the restrictions in place.

Other Distributions. The Bank of New York will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash or it may decide to hold what we distributed, in which case the ADRs will also represent the newly distributed property.

The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADRs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that you may not receive the distribution we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

The Bank of New York will issue ADRs if you or your broker deposit shares or evidence of rights to receive shares with the custodian upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees. The Bank of New York will register the appropriate number of ADRs in the names you request and will deliver the ADRs at its office to the persons you request.

You may turn in your ADRs at The Bank of New York’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver (1) the underlying shares to an account designated by you and (2) any other deposited securities underlying the ADR at the office of the custodian; or, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its office.

Voting Rights

You may instruct The Bank of New York to vote the shares underlying your ADRs but only if we ask The Bank of New York to ask for your instructions. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

If we ask for your instructions, The Bank of New York will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you, on a certain date, may instruct The Bank of New York to vote the shares or other deposited securities underlying your ADRs as you direct. For instructions to be valid, The Bank of New York must receive them on or before the date specified. The Bank of New York will try, as far as practical, subject to Israeli law and the provisions of our Articles of Association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The Bank of New York will only vote or attempt to vote as you instruct. However, if The Bank of New York does not receive your voting instructions, it will deem you to have instructed it to give a discretionary proxy to vote the shares underlying your ADRs to a person designated by us provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform The Bank of New York that (x) we do not wish such proxy given, (y) substantial opposition exists, (z) such matter materially affects the rights of the holders of the shares underlying the ADRs.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

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Rights of Non-Israeli Shareholders to Vote

Our ADRs may be freely held and traded pursuant to the General Permit and the Currency Control Law. The ownership or voting of ADRs by non-residents of Israel are not restricted in any way by our Articles of Association or by the laws of the State of Israel.

Fees and Expenses

ADR holders must pay:	For:
$5.00 (or less) per 100 ADRs (or portion thereof)	Each issuance of an ADR, including as a result of a distribution of shares or rights or other property. Each cancellation of an ADR, including if the agreement terminates.
$0.05 (or less) per ADR	Any cash payment.
Registration or Transfer Fees	Transfer and registration of shares on the share register of the Foreign Registrar from your name to the name of The Bank of New York or its agent when you deposit or withdraw shares.
Expenses of The Bank of New York	Conversion of foreign currency to U.S. dollars. Cable, telex and facsimile transmission expenses. Servicing of shares or deposited securities.
$0.02 (or less) per ADR per calendar year (if the depositary has not collected any cash distribution fee during that year)	Depositary services.
Taxes and other governmental charges	As necessary The Bank of New York or the Custodian have to pay on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes.
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADRs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADR holders.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs. The Bank of New York may refuse to transfer your ADRs or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of ADRs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

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Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our shares;

The cash, shares or other securities received by The Bank of New York will become deposited securities. Each ADR will automatically represent its equal share of the new deposited securities. The Bank of New York may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also issue new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs, identifying the new deposited securities.

Reclassify, split up or consolidate any of the deposited securities;
Distribute securities on the shares that are not distributed to you; or
Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or takes any similar action.

Amendment and Termination

We may agree with The Bank of New York to amend the agreement and the ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or prejudices an important right of ADR holders, it will only become effective thirty days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADR, to agree to the amendment and to be bound by the ADRs and the agreement is amended.

The Bank of New York will terminate the agreement if we ask it to do so. The Bank of New York may also terminate the agreement if The Bank of New York has told us that it would like to resign and we have not appointed a new depositary bank within ninety days. In both cases, The Bank of New York must notify you at least ninety days before termination.

After termination, The Bank of New York and its agents will be required to do only the following under the agreement: (1) advise you that the agreement is terminated, and (2) collect distributions on the deposited securities and deliver shares and other deposited securities upon cancellation of ADRs. After termination, The Bank of New York will, if practical, sell any remaining deposited securities by public or private sale. After that, The Bank of New York will hold the proceeds of the sale, as well as any other cash it is holding under the agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and will have no liability for interest. The Bank of New York’s only obligations will be to account for the proceeds of the sale and other cash. After termination our only obligations will be with respect to indemnification and to pay certain amounts to The Bank of New York.

Limitations on Obligations and Liability to ADR Holders

The agreement expressly limits our obligations and the obligations of The Bank of New York, and it limits our liability and the liability of The Bank of New York. We and The Bank of New York:

•	are only obligated to take the actions specifically set forth in the agreement without negligence or bad faith;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the agreement;

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•	are not liable if either exercises discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the agreement on your behalf or on behalf of any other party; and

•	may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

In the agreement, we and The Bank of New York agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before The Bank of New York will issue or register transfer of an ADR, make a distribution on an ADR, or make a withdrawal of shares, The Bank of New York may require payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the:

•	transfer of any shares or other deposited securities;

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary, and

•	compliance with regulations it may establish, from time to time, consistent with the agreement, including presentation of transfer documents.

The Bank of New York may refuse to deliver, transfer, or register transfers of ADRs generally when the books of The Bank of New York or our books are closed, or at any time if The Bank of New York or we think it advisable to do so. You have the right to cancel your ADRs and withdraw the underlying shares at any time except:

•	when temporary delays arise because: (1) The Bank of New York or we have closed its transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on the shares; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the agreement.

Pre-Release of ADRs

In certain circumstances, subject to the provisions of the agreement, The Bank of New York may issue ADRs before deposit of the underlying shares. This is called a pre-release of the ADR. The Bank of New York may also deliver shares upon cancellation of pre-released ADRs (even if the ADRs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to The Bank of New York. The Bank of New York may receive ADRs instead of shares to close out a pre-release. The Bank of New York may pre-release ADRs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer owns the shares or ADRs to be deposited; (2) the pre-release must be fully collateralized with cash or other collateral that The Bank of New York considers appropriate; and (3) The Bank of New York must be able to close out the pre-release on not more than five business days’ notice. In addition, The Bank of New York will limit the number of ADRs that may be outstanding at any time as a result of prerelease, although The Bank of New York may disregard the limit from time to time, if it thinks it is appropriate to do so.

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Inspection of Books of the Depositary

Under the terms of the agreement, holders of ADRs may inspect the transfer books of the depositary at any reasonable time, provided that such inspection shall not be for the purpose of communicating with holders of ADRs in the interest of a business or object other than either our business or a matter related to the deposit agreement or ADRs.

Book-Entry Only Issuance - The Depository Trust Company

The Depository Trust Company, or DTC, New York, New York, will act as securities depository for the ADRs. The ADRs will be represented by one global security that will be deposited with and registered in the name of Cede & Co. (DTC’s partnership nominee), or such other name as may be requested by an authorized representative of DTC. This means that we will not issue certificates to you for the ADRs. One global security will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the ADRs. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act . DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participant’s accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is, in turn, owned by a number of DTC’s direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

When you purchase ADRs through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the ADRs on DTC’s records. Since you actually own the ADRs, you are the beneficial owner and your ownership interest will only be recorded on the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the ADRs. DTC’s records only show the identity of the direct participants and the amount of ADRs held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

We will wire dividend payments to DTC’s nominee, and we will treat DTC’s nominee as the owner of the global security for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the ADRs held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

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ADRs represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the ADRs to be represented by a global security.

If the book-entry only system is discontinued, the transfer agent will keep the registration books for the ADRs at its corporate office.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

WARRANTS

We may issue warrants for the purchase of our ADRs. We may issue warrants independently of or together with ordinary shares (including ordinary shares represented by ADRs) offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, ordinary shares (including ordinary shares represented by ADRs). Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants. The following summaries of certain provisions of the warrant agreements and warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	any material Israeli and/or U.S. federal income tax consequences;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for US dollars only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase ordinary shares will not have any rights of holders of ordinary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying ordinary shares or debt securities and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable. Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

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In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

•	the trading price of the warrants;

•	the price of the underlying securities at that time;

•	the time remaining to expiration; and

•	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a United States national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations, and as such will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

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DESCRIPTION OF UNITS

We may issue securities in units, consisting of a combination of ADRs and warrants to purchase our ADRs. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material Israeli and/or U.S. federal income tax consequences; and

•	how, for Israeli and/or U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.
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PLAN OF DISTRIBUTION

We may offer the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, (3) in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise or (4) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The applicable prospectus supplement will describe the terms of the offering of securities, including:

•	the type and number of securities we are offering;

•	the name or names of any underwriters;

•	any securities exchange or market on which the securities may be listed;

•	the purchase price or other consideration to be paid in connection with the sale of our securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which the underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We may directly solicit offers to purchase the securities. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities. If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If we utilize an underwriter in the sale of the securities being offered, we will execute an underwriting agreement with the underwriter at the time of sale. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Securities sold pursuant to the registration statement of which this prospectus is a part may be authorized for quotation and trading on the Nasdaq Capital Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sell to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. We will describe such relationships in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

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LEGAL MATTERS

Alston & Bird, LLP, New York, New York, has passed upon certain legal matters regarding the securities offered hereby.

EXPERTS

The consolidated financial statements of XTL Biopharmaceuticals, Ltd. and subsidiaries as of and for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of Kesselman & Kesselman, CPAs, a member firm of PricewaterhouseCoopers International Limited, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Proteologics, Ltd., incorporated by reference into our Form 20-F as of April 25, 2013 have been so incorporated in reliance on the report of Kesselman & Kesselman CPAs, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the information incorporated by reference is considered to be part of this prospectus. The information we file later with the SEC will automatically update and supersede this information. As such, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We hereby incorporate by reference the following:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013 filed with the SEC on April 2, 2014;

•	Current report on Form 6-K filed on May 8, 2013;

•	Current report on Form 6-K filed on June 6, 2013;

•	Current report on Form 6-K filed on July 10, 2013;

•	Current report on Form 6-K filed on July 15, 2013;

•	Current report on Form 6-K filed on August 19, 2013;

•	Current report on Form 6-K filed on August 27, 2013;

•	Current report on Form 6-K filed on September 3, 2013;

•	Current report on Form 6-K filed on September 11, 2013;

•	Current report on Form 6-K filed on September 11, 2013;
•	Current report on Form 6-K filed on September 11, 2013;

•	Current report on Form 6-K filed on September 12, 2013;

•	Current report on Form 6-K filed on September 12, 2013;

•	Current report on Form 6-K filed on September 12, 2013;

•	Current report on Form 6-K filed on September 16, 2013;

•	Current report on Form 6-K filed on September 17, 2013;

•	Current report on Form 6-K filed on September 23, 2013;

•	Current report on Form 6-K filed on September 23, 2013;

•	Current report on Form 6-K filed on September 24, 2013;

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•	Current report on Form 6-K filed on September 24, 2013;

•	Current report on Form 6-K filed on September 30, 2013;

•	Current report on Form 6-K filed on October 1, 2013;

•	Current report on Form 6-K filed on October 1, 2013;

•	Current report on Form 6-K/A filed on October 1, 2013;

•	Current report on Form 6-K filed on October 3, 2013;

•	Current report on Form 6-K filed on October 3, 2013;

•	Current report on Form 6-K filed on October 7, 2013;

•	Current report on Form 6-K filed on October 8, 2013;

•	Current report on Form 6-K filed on October 9, 2013;

•	Current report on Form 6-K filed on October 11, 2013;

•	Current report on Form 6-K filed on October 15, 2013;

•	Current report on Form 6-K filed on October 16, 2013;

•	Current report on Form 6-K filed on October 17, 2013;

•	Current report on Form 6-K filed on October 18, 2013;

•	Current report on Form 6-K filed on October 21, 2013;

•	Current report on Form 6-K filed on October 23, 2013;

•	Current report on Form 6-K filed on October 24, 2013;

•	Current report on Form 6-K filed on November 1, 2013;

•	Current report on Form 6-K filed on November 4, 2013;

•	Current report on Form 6-K filed on November 6, 2013;

•	Current report on Form 6-K filed on November 8, 2013;

•	Current report on Form 6-K filed on November 8, 2013;

•	Current report on Form 6-K filed on November 12, 2013;

•	Current report on Form 6-K filed on November 13, 2013;

•	Current report on Form 6-K filed on November 20, 2013;

•	Current report on Form 6-K filed on November 21, 2013;

•	Current report on Form 6-K filed on November 21, 2013;

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•	Current report on Form 6-K filed on November 25, 2013;

•	Current report on Form 6-K filed on November 26, 2013;

•	Current report on Form 6-K filed on November 29, 2013;

•	Current report on Form 6-K filed on December 5, 2013;

•	Current report on Form 6-K filed on December 9, 2013;

•	Current report on Form 6-K filed on December 10, 2013;

•	Current report on Form 6-K filed on December 10, 2013;

•	Current report on Form 6-K filed on December 12, 2013;

•	Current report on Form 6-K filed on December 16, 2013;

•	Current report on Form 6-K filed on December 16, 2013;

•	Current report on Form 6-K filed on December 17, 2013;

•	Current report on Form 6-K filed on December 18, 2013;

•	Current report on Form 6-K filed on December 30, 2013;

•	Current report on Form 6-K filed on January 7, 2014;

•	Current report on Form 6-K filed on January 13, 2014;

•	Current report on Form 6-K filed on January 24, 2014;

•	Current report on Form 6-K filed on January 28, 2014;

•	Current report on Form 6-K filed on February 3, 2014;

•	Current report on Form 6-K filed on March 10, 2014; and

•	Current report on Form 6-K filed on March 17, 2014;

•	With respect to each offering of securities under this prospectus, all other subsequent annual reports on Form 20-F and any report on Form 6-K indicating that it is being incorporated by reference and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus.

All Annual Reports on Form 20-F and all Current Reports on Form 6-K, which are identified by us as being incorporated herein by reference, filed subsequent to the date of the registration statement on Form F-3, of which this prospectus forms a part, including documents filed prior to the effectiveness of such registration statement, but before the termination of the offering by this prospectus, shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof from the date of the filing of such documents.

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Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference herein but has not been previously delivered upon written or oral request to:

Joshua Levine

Chief Executive Officer

XTL Biopharmaceuticals

85 Medinat Hayehudim St., Herzliya

Pituach, PO Box 4033

Herzliya 4614001

Israel

+972-9-955-7080

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WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

As required by the Securities Act, we filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also file with the SEC Current Reports on Form 6-K.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at http://www.xtlbio.com, but information contained on our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Israeli law permits a company to insure an office holder in respect of liabilities incurred by him or her as a result of an act or omission in the capacity of an office holder for:

•	a breach of the office holder’s duty of care to the company or to another person;

•	a breach of the office holder’s fiduciary duty to the company, provided that he or she acted in good faith and had reasonable cause to believe that the act would not prejudice the company; and

•	a financial liability imposed upon the office holder in favor of another person.

Moreover, a company can indemnify an office holder for any of the following obligations or expenses incurred in connection with the acts or omissions of such person in his or her capacity as an office holder:

•	monetary liability imposed upon him or her in favor of a third party by a judgment, including a settlement or an arbitral award confirmed by the court; and

•	reasonable litigation expenses, including attorneys’ fees, actually incurred by the office holder or imposed upon him or her by a court, in a proceeding brought against him or her by or on behalf of the company or by a third party, or in a criminal action in which he or she was acquitted, or in a criminal action which does not require criminal intent in which he or she was convicted; furthermore, a company can, with a limited exception, exculpate an office holder in advance, in whole or in part, from liability for damages sustained by a breach of duty of care to the company.

Our Articles of Association allow for insurance, exculpation and indemnification of office holders to the fullest extent permitted by law. We have entered into indemnification, insurance and exculpation agreements with our directors and executive officers, following shareholder approval of these agreements. We have directors’ and officers’ liability insurance covering our officers and directors for a claim imposed upon them as a result of an action carried out while serving as an officer or director, for (a) the breach of duty of care towards us or towards another person, (b) the breach of fiduciary duty towards us, provided that the officer or director acted in good faith and had reasonable grounds to assume that the action would not harm our interests, and (c) a monetary liability imposed upon him in favor of a third party.

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ITEM 9. EXHIBITS

Exhibit Number	Description of Document

1.1	Underwriting Agreement (to be filed as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities)

5.1	Opinion of Alston & Bird LLP

10.1	Form of Warrant

10.2	Consolidated Financial Statements of InterCure Ltd. for the year ended December 31, 2011, and the six months ended June 30, 2012.

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd.

23.2	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd.

23.3	Consent of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited

23.4	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed herewith as part of the signature page)

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ITEM 10. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Filings incorporating subsequent Exchange Act documents by reference. Include the following if the registration statement incorporates by reference any Exchange Act document filed subsequent to the effective date of the registration statement:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Incorporated annual and quarterly reports. Include the following if the registration statement specifically incorporates by reference (other than by indirect incorporation by reference through a Form 10-K (§249.310 of this chapter) report) in the prospectus all or any part of the annual report to security holders meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act (§240.14a-3 or §240.14c-3 of this chapter):

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Request for acceleration of effective date or filing of registration statement becoming effective upon filing. Include the following if acceleration is requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act (§230.461 of this chapter), if a Form S-3 or Form F-3 will become effective upon filing with the Commission pursuant to Rule 462 (e) or (f) under the Securities Act (§230.462 (e) or (f) of this chapter), or if the registration statement is filed on Form S-8, and:

(1) Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

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(2) The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and

(3) The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Herzliya, State of Israel, on the 2nd day of April, 2014.

XTL Biopharmaceuticals Ltd.

By:	/s/ Joshua Levine
Name: Joshua Levine
Title: Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joshua Levine and David Kestenbaum, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of April 2, 2014:

Signatures	Title
/s/ Joshua Levine Joshua Levine	Chief Executive Officer
/s/ David Kestenbaum David Kestenbaum	Chief Financial Officer and Chief Accounting Officer
/s/ Amit Yonay Amit Yonay	Chairman of the Board of Directors
/s/ Dafna Cohen Dafna Cohen	Non-Executive and External Director
/s/ Jaron Diament Jaron Diament	Non-Executive and External Director
/s/ Marc Allouche Marc Allouche	Non-Executive Director
/s/ David Bassa David Bassa	Non-Executive Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, as the duly authorized representative of XTL Biopharmaceuticals Ltd. in the United States, signed this registration statement on April 2, 2014.

XTL Biopharmaceuticals Ltd.

By:	/s/ Joshua Levine
Name: Joshua Levine

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EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Underwriting Agreement (to be filed as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities)

5.1	Opinion of Alston & Bird LLP

10.1	Form of Warrant

10.2	Consolidated Financial Statements of InterCure Ltd. for the year ended December 31, 2011, and the six months ended June 30, 2012.

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd.

23.2	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd.

23.3	Consent of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited

23.4	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed herewith as part of the signature page)

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